                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-998


Prospectus Supplement
(To Prospectus Dated September 3, 1999)

World Financial Network Credit Card Master Trust
Issuer

World Financial Network National Bank
Transferor and Servicer

Series 1999-A
$473,400,000 Floating Rate Class A Asset-Backed Certificates

----------------------------------------------------------------------------
Principal amount                                                $473,400,000
Certificate rate                        One-Month LIBOR plus 0.33% per annum
Interest paid                            Monthly, beginning October 15, 1999
Expected final distribution date            September 2002 distribution date
Legal final maturity                             July 2006 distribution date
Price to public per certificate                                         100%
Underwriting discount per certificate                                 0.275%
Proceeds to transferor per certificate                               99.725%

The total price to public is $473,400,000. The total amount of the underwriting discount is $1,301,850. The total amount of proceeds plus accrued interest and before deduction of expenses is $472,098,150.

Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and page 17 in the prospectus.

The Class A certificates offered in this prospectus supplement will represent interests in the trust only and will not represent interests in or recourse obligations of World Financial Network National Bank or any of its affiliates. The Class A certificates are not a deposit, and neither the Class A certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered Class A certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan & Co.
             Banc One Capital Markets, Inc.
                     Chase Securities Inc.
                                     Credit Suisse First Boston
                                                     First Union Capital Markets

The date of this Prospectus Supplement is September 10, 1999

        Important Notice About Information Presented in this Prospectus

The Class A certificates offered by this prospectus supplement, together with the related Class B certificates, constitute a separate series of certificates which, in the case of the Class A certificates, are being offered by the trans-feror from time to time pursuant to its prospectus dated September 3, 1999. This prospectus supplement does not contain complete information about the of-fering of the Class A certificates. Additional information is contained in the prospectus, and purchasers are urged to read both this prospectus supplement and the prospectus in full. Sales of the Class A certificates may not be con-summated unless the purchaser has received both this prospectus supplement and the prospectus.

Capitalized terms used in this prospectus supplement are defined in this pro-spectus supplement on the pages indicated in the "Index of Terms for Prospectus Supplement" on page S-50 or on the pages indicated in the "Index of Terms for Prospectus" on page 64 of the accompanying prospectus.

We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following table of contents provide the pages on which these captions are located.

                               Table of Contents

                                      Page
                                      ----
SUMMARY OF TERMS.....................  S-3
RISK FACTORS.........................  S-8
THE BANK'S CREDIT CARD PORTFOLIO.....  S-9
  Overview...........................  S-9
  Billing and Payments............... S-11
  Delinquency and Loss Experience.... S-11
  Revenue Experience................. S-14
THE RECEIVABLES...................... S-15
MATURITY CONSIDERATIONS.............. S-19
  Payments of Principal.............. S-19
  Cardholder Monthly Payment Rates;
   Additional Considerations......... S-19
  Paired Series...................... S-20
DESCRIPTION OF THE CERTIFICATES...... S-21
  Overview........................... S-21
  Interest Payments.................. S-22
  Principal Payments................. S-24
  Subordination...................... S-28
  Allocation Percentages............. S-28
  Servicing Fees..................... S-30
  Application of Collections......... S-31

                                         Page
                                         ----
  Reallocations and Payments of
   Principal...........................  S-34
  Sharing of Excess Finance Charge
   Collections.........................  S-37
  Shared Principal Collections.........  S-37
  Cash Collateral Account; Required
   Enhancement Amount..................  S-38
  Reserve Account......................  S-39
  Defaulted Receivables; Dilutions.....  S-40
  Investor Charge-Offs.................  S-41
  Paired Series........................  S-42
  Optional Repurchase; Final Payment of
   Principal; Termination..............  S-43
  Purchase of Certificates by the
   Transferor..........................  S-44
  Early Amortization Events............  S-44
  Reports to Holders...................  S-46
TAX STATUS.............................  S-46
ERISA CONSIDERATIONS...................  S-46
CERTIFICATE RATING.....................  S-47
UNDERWRITING...........................  S-47
LEGAL MATTERS..........................  S-48
INDEX OF TERMS FOR PROSPECTUS
 SUPPLEMENT............................  S-50

                                SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your invest-ment decision. This summary provides general, simplified descriptions of mat-ters which, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the prospectus.

Do not rely upon this summary for a full understanding of the matters you need to consider in connection with any potential investment in the Class A certifi-cates. To understand all of the terms of the offering of the Class A certifi-cates, read carefully this entire prospectus supplement and the accompanying prospectus.

                                   THE TRUST

Pooling Agreement

The World Financial Network Credit Card Master Trust was formed under the laws of the State of New York. It is operated under a Pooling and Servicing Agree-ment, dated as of January 17, 1996 and to be amended and restated on or prior to the closing date, between the bank, as transferor and servicer, and the trustee.

Your certificates are governed by the Pooling and Servicing Agreement as sup-plemented by the Series 1999-A Supplement, to be dated as of the closing date, between the bank, as transferor and servicer, and the trustee.

When we refer to the "pooling agreement" in this prospectus supplement, we mean the Pooling and Servicing Agreement as supplemented by the Series 1999-A Sup-plement.

The trustee will provide a copy of the pooling agreement (without exhibits or schedules), including any other relevant series supplements, to the certificateholders without charge upon written request.

Issuance of Series of Certificates

The trust will issue the Class A certificates offered by this prospectus sup-plement.

The trust has issued other series of certificates, will issue the Class A cer-tificates, together with the related Class B certificates and Class C inter-ests, and expects to issue additional series. The certificates and interests of each series will represent an ownership interest in the assets of the trust.

                                  THE TRUSTEE

On or prior to the closing date, Harris Trust and Savings Bank will replace The Bank of New York as trustee.

                                    THE BANK

World Financial Network National Bank

World Financial Network National Bank is a national banking association and a "credit card bank" whose principal place of business is 800 Techcenter Drive, Gahanna, Ohio 43230. A description of the bank's credit card business is con-tained in the prospectus under the heading "The WFN Credit Card Business."

Transferor

The bank is the transferor. As transferor, the bank transfers the receivables to the trust.

Servicer

The bank is also the servicer. As the servicer, the bank collects payments on the receivables and allocates the collections among the interests in the trust.

                                THE RECEIVABLES

The receivables arise in a portfolio of consumer open end credit card accounts owned by the bank. Initially, the portfolio will consist of credit card accounts included in various private label credit card programs. The receivables consist of princi-pal receivables and finance charge receivables.

The following information for the receivables in the portfolio of accounts that will be designated to the trust on or before the closing date is as of May 31, 1999:

  . Principal receivables in the portfolio were approximately $1,826,973,181.

  . Finance charge receivables in the portfolio were approximately
    $43,863,478.

  . Accounts designated to the portfolio were 45,494,289.

A more detailed discussion of the receivables is contained under the heading "The Receivables" in both this prospectus supplement and the prospectus.

                               OFFERED SECURITIES

Certificates

The trust is offering $473,400,000 of Floating Rate Class A Asset-Backed Cer-tificates.

The Class A certificates will be book-entry securities clearing through DTC (in the United States) or Cedel or Euroclear (in Europe) in integral multiples of $1,000.

Your certificates represent the right to a portion of collections on the trust's assets and the right to receive payments of principal and interest from the assets of the trust, including the applicable allocation percentage of all cardholder payments on the receivables in the trust. The servicer will also al-locate to your certificates a portion of defaulted receivables and, to the ex-tent not absorbed by the transferor's interest or otherwise covered by the transferor's interest, dilutions. For a detailed description of the allocations of defaulted receivables and dilutions see "Description of the Certificates-- Defaulted Receivables; Dilutions" in this prospectus supplement.

The servicer will apply collections allocated to your series each month to make interest or principal payments to you, to pay any amounts owed to swap counterparties under interest rate swap agreements, to pay a portion of the servicer's monthly fee and to cover losses and dilution allocated to your se-ries. If any amounts remain from your allocations after covering the monthly applications, the servicer will share the excess with other outstanding series to cover their shortfalls or return the excess to the transferor. You are not entitled to receive more than the principal and interest owed to you by the trust.

Required allocations and payments are more fully described in "Description of the Certificates--Allocation Percentages" and "--Application of Collections" in this prospectus supplement.

The transferor has the option to repurchase your certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount.

Closing Date

The transferor expects that the trust will issue the Class A certificates on September 17, 1999.

Monthly Servicing Fee

The monthly servicing fee for your series accrues at a rate of 2% per annum on the adjusted invested amount.

Distribution Dates

The first distribution date will be October 15, 1999. After that, the distribu-tion dates will be the 15th day of each month if the 15th day is a business day. If the 15th is not a business day, the distribution date will be the fol-lowing business day.

Payments will be made to the Class A certificateholders in whose name the Class A certificates were registered on the last business day of each calendar month preceding a distribution date.

Interest

Interest on the Class A certificates will be paid on each distribution date.

The Class A certificates will bear interest at a floating rate per annum equal to one-month LIBOR, plus 0.33%.

For a detailed description of interest payments, see "Description of the Cer-tificates--Interest Payments" in this prospectus supplement.

Principal

The Class A scheduled payment date is the September 2002 distribution date.

The transferor expects that principal on the Class A certificates will be dis-tributed on the Class A scheduled payment date; however, principal may, in fact, be distributed earlier or later. You will not be entitled to any premium for early or late payment of principal.

During an initial period of time, called the revolving period, the trust will not pay principal on your certificate.

During the controlled accumulation period, principal collections, up to a con-trolled deposit amount, will be deposited in a trust account monthly for pay-ment to the Class A certificateholders on the Class A scheduled payment date.

The controlled accumulation period is scheduled to begin on September 1, 2001. The transferor may, however, elect to delay the beginning of the accumulation period to a date not later than July 1, 2002.

For a detailed description of principal payments, see "Description of the Cer-tificates--Principal Payments" and "--Reallocations and Payments of Principal" in this prospectus supplement.

If Class A is not repaid in full on its scheduled payment date, the trust will continue to make monthly payments of principal on the Class A certificates un-til the Class A invested amount has been paid in full.

Your series will begin to amortize, and you may receive payments of principal earlier than scheduled if an early amortization event occurs.

The early amortization events for your series are described in "Description of the Certificates--Early Amortization Events" in this prospectus supplement.

If collections of the credit card receivables are less than expected or are collected more slowly than expected, principal repayment may be delayed.

If any principal or interest on the Class A certificates is outstanding on the July 2006 distribution date, the trustee or the servicer will be required to sell, or cause to be sold, some or all of the receivables. The proceeds of this sale will be allocated solely to your series and will be applied in the same manner as collections. After you have been paid your share of the proceeds, you will not be entitled to any further payments from the trust even if you have not been paid in full. The July 2006 distribution date is the legal final matu-rity date for the Class A certificates.

For a detailed description of the allocations mechanics and scheduled payments, see "Description of the Certificates--Allocation Percentages" and "-- Reallocations and Payments of Principal" in this prospectus supplement.

                               CREDIT ENHANCEMENT

Class B Certificates and Class C Interests

At the same time as the Class A certificates are issued, the trust will issue $51,600,000 of Class B floating rate asset-backed certificates and

$75,000,000 of Class C floating rate asset-backed interests (which amount rep-resents 12.50% of the initial invested amount) as part of Series 1999-A. Allo-cations will be made to the Class C interests, and the Class C interest holders will have voting and other rights, as if the Class C interests were a subordi-nated class of certificates. The Class B certificates and Class C interests are not offered by this prospectus supplement or the prospectus, but rather will be offered in transactions exempt from the registration requirements of the Secu-rities Act of 1933.

The Class C interests and the Class B certificates are subordinated to the Class A certificates.

The Class C interests are also subordinated to the Class B certificates.

Subordination of Classes

Subordination serves as credit enhancement in two ways. First, the more subor-dinated interests will not receive payment of principal until required payments have been made to the more senior interests. Second, collections allocated to the more subordinated interests will be required to cover losses and dilution amounts allocated to your series and make up shortfalls in cash flows each month. If allocations to the subordinated interests are insufficient to cover losses and dilution amounts, the principal balance of the more subordinated in-terests will be reduced by any shortfall, beginning with reductions to the most subordinated interests then outstanding.

If the Class C invested amount is reduced to zero, Class B would then be ex-posed to reduction to cover losses, dilutions and cash shortfalls. If Class B is reduced to zero, Class A would be exposed to those reductions.

For a detailed description of the subordination terms and of events that may lead to a reduction of the invested amount of any class, see "Maturity Consid-erations" and "Description of the Certificates--Application of Collections;" and "--Reallocations and Payments of Principal" in this prospectus supplement.

Cash Collateral Account

The transferor will establish a cash collateral account to provide credit en-hancement for the Class A and Class B certificates. On the closing date, the transferor will deposit $15,000,000 into the cash collateral account, which amount represents 2.5% of the initial invested amount when the Class A certifi-cates are issued. The cash collateral account will be used to make payments on the Class A and Class B certificates if collections of receivables allocated to Series 1999 are insufficient to make required payments.

Interest Rate Swap Agreement

As additional enhancement for Class A and Class B, the trust will enter into one or more interest rate swap agreements. The aggregate notional amounts of these swap agreements will, for each interest period, be equal to the aggregate outstanding principal balance of the Class A and Class B certificates as of the end of the first day of the related interest period. Under each agreement, if one-month LIBOR exceeds the specified fixed rate per annum applicable to that agreement, the trust will receive payments from the applicable swap counterparty equal to the product of (1) the result of one-month LIBOR minus the applicable specified fixed rate, times (2) the portion (relating to that agreement) of the outstanding principal balance of Class A and Class B as of the related transfer date, calculated on the basis of the actual number of days elapsed in the related interest period and a 360 day year. Alternatively, if one-month LIBOR is less than the applicable specified fixed rate, the trust will be required to make a payment to the applicable swap counterparty equal to the product of (1) the result of the specified fixed rate applicable to that agreement minus one-month LIBOR, times (2) the portion (relating to that agree-ment) of the outstanding principal balance of Class A and Class B as of the re-lated transfer date, calculated on the basis of the actual number of days elapsed in the related interest period and a 360 day year.

These agreements are more fully described in "Description of the Certificates-- Interest Payments--Interest Rate Swap Agreement."

                          OTHER INTERESTS IN THE TRUST

Other Series

The trust has previously issued three series and may issue additional series in the future. Of those series, all three remain outstanding. Like your series, each outstanding series will be allocated a portion of collections and will be required to absorb a portion of losses and, to the extent not absorbed by the transferor, dilution amounts each month. You can review a summary of each out-standing series in "Annex 1: Issuances of Other Series" at the end of this pro-spectus supplement.

Transferor's Interest

The transferor holds the remaining claim to the trust assets, the size of which fluctuates with the total amount of receivables in the trust and the total amount of outstanding series. The transferor's interest does not provide credit enhancement for any series.

                                   TAX STATUS

Mayer, Brown & Platt, counsel to the transferor, is of the opinion that, under existing law:

 . the Class A and Class B certificates will be characterized as debt for fed-eral income tax purposes; and

 . the trust will not be treated as an association or publicly traded partner-ship taxable as a corporation.

The transferor and the servicer have agreed, and by your purchase of certifi-cates, you agree, to treat your certificates as debt for federal, state and lo-cal income tax purposes and franchise tax purposes. See "U.S. Federal Income Tax Consequences" in the prospectus for additional information concerning the application of federal income tax law.

                              ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class A certif-icates are expected to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

                       RATING OF THE CLASS A CERTIFICATES

The trust will not issue the Class A certificates unless they are rated in the highest rating category by at least one rating agency.

                             ADDITIONAL INFORMATION

For more information, you can call (614) 729-4000 and direct your inquiries to the Treasurer.

                                  RISK FACTORS

In addition to the risk factors identified in the prospectus, you should con-sider the following factor in connection with your investment decision.

Default by or downgrade of an interest swap counterparty could lead to an early amortization

The trust will enter into interest rate swaps to provide additional enhancement for Class A and Class B. These agreements will require the counterparties to make payments to the trust if one month LIBOR exceeds the specified fixed rate applicable to that agreement. The interest rate swaps will not be traded in the over the counter market.

Interest rate swaps are not regulated by the Securities and Exchange Commission or the Commodity Futures Trading Commission. As a result, a counterparty's risk management and operating procedures are not reviewed by these agencies, and may not be restricted by any regulations. Failure of a counterparty to adequately address its exposure under its interest rate risk agreements could weaken its ability to make payments to the trust when required.

If a counterparty does not make a required payment, the trust will have less funds available to pay interest on your certificates.This could cause delays or reductions in the amount of interest paid to you.

We cannot assure you that the servicer will be able to enter into replacement interest rate swap agreements or make arrangements to protect you if a counterparty is downgraded or if a counterparty defaults on its obligations. The failure by the servicer to replace such a counterparty combined with a failure to enter into an alternative arrangement satisfactory to the rating agencies that have rated Series 1999-A will result in early amortization of Se-ries 1999-A. See "Description of the Certificates--Early Amortization Events" below. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your certificates.

                        THE BANK'S CREDIT CARD PORTFOLIO

Overview

The Receivables to be conveyed to the trust by the bank have been or will be generated from transactions made by holders of selected credit card accounts included the Trust Portfolio. A description of the Bank's credit card business is contained in the prospectus under the heading "The WFN Credit Card Busi-ness."

The Receivables arise from the consumer open end credit card accounts included in the Trust Portfolio and owned by the bank. Prior to the closing date, the Trust Portfolio is made up of Eligible Accounts included in the private label credit card programs which finance purchases from the following retail opera-tions: Brylane (which includes programs related to Lane Bryant, Lerner, Chadwick's, King Size, Sue Brett and Roamans catalogues); Lane Bryant; Victo-ria's Secret (which includes the Victoria's Secret Catalogue program and the Victoria's Secret Retail program); Express; Lerner; The Limited; Structure; Ab-ercrombie & Fitch; and Henri Bendel (collectively, the "Current Portfolio"). On the closing date, Eligible Accounts from the following additional private label credit card programs will be added to the Trust Portfolio: Schottenstein Stores; United Retail Group; Samuel's Jewelers; Kane Furniture; Sam Levin; Mi-cro Center Electronics; The Dress Barn; Today's Man; Carter-Jones; The Buckle;
J. Crew Group; Wickes Lumber; Arhaus Furniture; Diamond Pacific; Steinbach Stores; Columbia Emeralds; West Building Materials; United Consumers Club; Ash-ley Stewart; Polo Ralph Lauren Retail; Mastercraft Interiors; Brylane Home (a Brylane catalogue program); Woodcraft Supply; Ames; Erb Lumber; La Redoute (a Brylane catalogue program); and Madison's (collectively, the "Additional Port-folio"). When we refer to the "Identified Portfolio" in this prospectus supple-ment, we mean both the Current Portfolio and the Additional Portfolio. The Identified Portfolio makes up a substantial majority of the credit card ac-counts owned by the bank.

The following table summarizes the Identified Portfolio by credit card program as of the beginning of the day on June 1, 1999. The table has been prepared on a pro forma basis as if the Additional Portfolio had already been added to the Trust Portfolio. Because the future composition of the Identified Portfolio may change over time, the table is not necessarily indicative of the composition of the Identified Portfolio at any subsequent time. In the table, the percentage of receivables outstanding in each account is measured as of the most recent applicable billing cycle end date on or prior to June 1, 1999. In addition, ex-cept as otherwise indicated, the table excludes accounts that were flagged by the bank as a bankruptcy, fraud or deceased write-off subsequent to the appli-cable billing cycle end date. The total percentage in the table may not add up to 100% due to rounding.

                       Composition by Credit Card Program
                              Identified Portfolio

                                                                     Percent of
                                                                     Receivables
                                                                     Outstanding
                                                                     -----------
      Lane Bryant/Roamans...........................................      23.28%
      Victoria's Secret.............................................      15.99%
      Express/Bath & Body Works.....................................      13.44%
      Lerner........................................................      10.84%
      Limited.......................................................       4.77%
      Schottenstein Stores..........................................       4.25%
      United Retail Group...........................................       3.75%
      Structure.....................................................       3.47%
      Chadwick's....................................................       2.68%
      Samuel's Jewelers.............................................       2.63%
      Kane Furniture................................................       2.06%
      Levin Furniture...............................................       1.87%
      Micro Center..................................................       1.81%
      Dress Barn....................................................       1.64%
      Today's Man...................................................       0.72%
      Carter Lumber.................................................       0.69%
      The Buckle....................................................       0.66%
      J Crew........................................................       0.57%
      Abercrombie & Fitch...........................................       0.49%
      Wickes........................................................       0.42%
      Arhaus Furniture..............................................       0.40%
      Diamond Pacific...............................................       0.40%
      Steinbach Stores, Inc.........................................       0.31%
      Colombia Emeralds.............................................       0.30%
      West Building.................................................       0.30%
      King Size.....................................................       0.29%
      United Consumers Club.........................................       0.16%
      Henri Bendel..................................................       0.15%
      Ashley Stewart................................................       0.14%
      Polo Retail...................................................       0.10%
      Mastercraft Interiors.........................................       0.09%
      Brylane Home..................................................       0.08%
      Woodcraft Supply..............................................       0.07%
      Ames..........................................................       0.06%
      Erb Lumber....................................................       0.03%
      La Redoute....................................................       0.01%
      Madison's.....................................................       0.01%
      Sue Brett.....................................................       0.01%
      Other.........................................................       1.06%
                                                                     -----------
          Total.....................................................     100.00%

Billing and Payments

ADS Alliance Data Systems Inc., an affiliate of the bank, generates and mails directly to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Cardholders receive a grace period of approximately 25 days in order to make payments for purchases and thus avoid finance charges. Currently, cardholders in the programs included in the Trust Portfolio must make a monthly minimum payment at least equal to a percentage of the account balance, as well as any past due amounts. In most cases, minimum monthly payments are subject to a $10 minimum payment. The minimum monthly pay-ment may be changed by the bank from time to time at its discretion.

Finance charges assessed on the accounts are based on the average daily balance outstanding on an account during a monthly billing period and are calculated by multiplying the average daily balance by the applicable periodic finance charge rate. Finance charges are assessed from the date of purchase, however, a grace period of approximately 25 days is available to avoid the finance charge if the account is paid in full by the due date.

Payments are generally applied in the following order: (1) to fees assessed on the account, (2) to finance charges, and (3) to the unpaid principal balance of purchases allocated first to the longest outstanding receivable.

For the majority of the Accounts in the Trust Portfolio, finance charges accrue at a fixed rate of 22.8% per annum. Finance charge rates may be changed by the bank from time to time at its discretion. The bank offers a lower prime-based rate to some cardholders currently making up a small percentage of the ac-counts. The following table sets forth the number of fixed and floating rate credit cards contained in the Identified Portfolio as of May 31, 1999 and has been prepared on a pro forma basis as if the Additional Portfolio had already been added to the Trust Portfolio.

                      Distribution of Identified Portfolio
                           by Fixed/Floating APR(/1/)
                             (Dollars in Millions)

                                    Percentage of                  Percentage of
                          Number of     Number of Receivables(/2/)   Receivables
                           Accounts      Accounts      Outstanding   Outstanding
                          --------- ------------- ---------------- -------------
Total Fixed..............  44,268.7         97.3%         $1,725.3         92.2%
Total Variable...........   1,225.6          2.7%         $  145.5          7.8%
                          --------- ------------- ---------------- -------------
                           45,494.3          100%          1,870.8          100%

-------
(1) Dollars are in millions and accounts are in thousands.
(2) Includes both principal and interest balances.

The bank generally does not assess annual membership fees on accounts. A lim-ited number of accounts require payment of annual fees, which generally range from $20 to $30, although under various marketing programs these fees may be waived or rebated. For most credit card accounts, the bank also assesses late fees, which range from $5 to $25 depending on the past due payment amount, and returned check charges, which are in most instances between $20 and $25.

Delinquency and Loss Experience

An account is considered delinquent if the minimum payment due is not received by the billing due date. At that time, the account is given a status of 30 days delinquent. Under current policies, a message requesting payment is printed on a cardholder's billing statement after a scheduled payment has been missed.

After an account becomes 30 days delinquent, a proprietary collection system automatically scores the risk of the account becoming more delinquent and the account is assigned a collection strategy, based upon the score and the account balance. The key measures used to score an account are (1) age of account, (2) number of previous delinquencies, (3) outstanding balance and (4) previous pay-ment history. The strategy dictates the contact schedule and collections prior-ity for the account.

The bank may enter into arrangements with cardholders to extend or otherwise change payment schedules under plans proposed by various consumer credit coun-seling agencies which can include a reduction of monthly minimum payments and a suspension of finance charge accruals and late fees.

Efforts to collect delinquent receivables are made by the ADS Alliance Data Systems Inc. collection department and, if necessary, by collection agencies and outside attorneys. The collections department consist of approximately 765 full-time equivalent employees. New collectors undergo training which includes courses in professional debt collection, the Fair Debt Collection Practices Act and negotiating skills. These courses are also available on a "refresher" basis for experienced collectors.

Specific collection actions include dunning letters, telephone calls using au-tomated dialing equipment, no action and sending the account to the mid-range collections group. The mid-range collection staff handles the intermediate to seriously delinquent accounts. Unlike the auto-dial collections staff, the mid-range collectors are responsible for their own individual accounts and are re-viewed accordingly. The mid-range collections group can take past due accounts as early as 30 days past due.

Accounts are charged off when they become contractually 180 days past due, in accordance with the policies set forth by the Office of the Comptroller of the Currency. Accounts may be re-aged during delinquency if the obligor demon-strates a willingness and ability to repay by making at least three consecutive minimum payments and certain other conditions are satisfied.

Charge privileges on accounts of cardholders in bankruptcy are revoked immedi-ately upon official notification of the bankruptcy and the accounts are charged off at the first billing date following official notification of the bankrupt-cy. In addition, an account is restricted and charge privileges are suspended when payments are 60 days past due from the original billing date. Accounts of cardholders may also be charged off earlier than the normal charge-off date upon the occurrence of certain events, including the death of the cardholder or if it is determined that charges on the account were fraudulently made.

The following tables describe the delinquency and loss experience for each of the periods shown for the Identified Portfolio of credit card accounts. Each of the following tables has been prepared on a pro forma basis as if the Addi-tional Portfolio had already been added to the Trust Portfolio. The Identified Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Identified Portfolio of credit card accounts. We can-not provide any assurance that the delinquency and loss experience for the Re-ceivables in the future will be similar to the historical experience of the Identified Portfolio described below.

                             Delinquency Experience
                           Identified Portfolio(/1/)
                             (Dollars in Thousands)

                                                  May 31,
                              ------------------------------------------------
                                       1999                     1998
                              -----------------------  -----------------------
                                           Percentage               Percentage
                                             of Total                 of Total
                              Receivables Receivables  Receivables Receivables
                              ----------- -----------  ----------- -----------
Receivables Outstanding......  $1,826,973         100%  $1,773,050         100%
Receivables Delinquent:
  31-60 Days.................     41,350         2.26      49,746         2.80
  61-90 Days.................     22,803         1.25      28,744         1.62
  91 or More Days............     38,744         2.12      50,268         2.84
     Total...................  $  102,897        5.63%  $  128,758        7.26%

                                                        January 31,
                          -------------------------------------------------------------------------
                                   1999                     1998                     1997
                          -----------------------  -----------------------  -----------------------
                                       Percentage               Percentage               Percentage
                                         of Total                 of Total                 of Total
                          Receivables Receivables  Receivables Receivables  Receivables Receivables
                          ----------- -----------  ----------- -----------  ----------- -----------
Receivables
 Outstanding............   $1,825,442         100%  $1,842,021         100%  $1,837,839         100%
Receivables Delinquent:
  31-60 Days............      48,020         2.63      60,091         3.26      63,926         3.48
  61-90 Days............      28,709         1.57      32,498         1.77      32,566         1.77
  91 or More Days.......      50,745         2.78      57,341         3.11      59,070         3.21
  Total.................  $  127,474         6.98% $  149,930         8.14% $  155,562         8.46%

-------
(1 ) All data set forth in this table is reported on a collected basis, except that data for Samuel's Jewelers and United Retail Group is reported on a billed basis for the period prior to their acquisition by the transferor.

                                Loss Experience
                           Identified Portfolio(/1/)
                             (Dollars in Thousands)

                         Five calendar months
                                 ended
                                May 31,                  Fiscal Year(/2/)
                         ----------------------  ----------------------------------
                            1999        1998        1998        1997        1996
                         ----------  ----------  ----------  ----------  ----------
Average Receivables
 Outstanding (/3/)...... $1,821,064  $1,808,092  $1,749,508  $1,748,577  $1,765,377
Gross Charge-Offs.......     62,101      74,395     158,284     185,141     146,581
Recoveries..............     12,440      12,793      27,342      21,716      12,970
Net Charge-Offs.........     49,661      61,602     130,942     163,425     133,611
Net Charge-Offs as a
 percentage of Average
 Receivables Outstanding
 (annualized)...........       6.54%       8.18%       8.17%       9.35%       7.57%

-------
(1) All data set forth in this table is reported on a collected basis, except that data for Samuel's Jewelers and United Retail Group is reported on a billed basis for the period prior to their acquisition by the transferor.
(2) Prior to 1998 the bank's fiscal year ended on the Saturday closest to Janu-ary 31 of each calendar year and a fiscal year was designated by the calen-dar year in which it began; beginning with fiscal years ended after 1998 the bank has adopted a calendar fiscal year. As a result, the bank's 1998 fiscal year included only eleven months. If not for the change, the bank's 1998 fiscal year would have ended on January 30, 1999. For the period from February 1, 1998 to January 30, 1999 (which would have been the bank's 1998 fiscal year if not for the change), the Average Receivables Outstanding, Gross Charge-Offs, Recoveries, Net Charge-Offs and Net Charge-Offs as a percentage of Average Receivables Outstanding (annualized) were $1,764,292, $172,475, $29,559, $142,916 and 8.10%, respectively.
(3) Average Receivables Outstanding is the average of the receivables balances at the beginning of each month in the period indicated.

Revenue Experience

The following table sets forth the total revenues from finance charges and fees for the Identified Portfolio for each of the periods shown. The table has been prepared on a pro forma basis as if the Additional Portfolio had already been added to the Trust Portfolio. The figures in the table represent balances be-fore deductions for charge-offs, returned merchandise, and customer disputes or other expenses and reductions due to fraud.

                               Revenue Experience
                           Identified Portfolio(/1/)
                             (Dollars in Thousands)

                         Five calendar months
                             ended May 31,               Fiscal Year(/2/)
                         ----------------------  ----------------------------------
                            1999        1998        1998        1997        1996
                         ----------  ----------  ----------  ----------  ----------
Average Receivables
 Outstanding (/3/)...... $1,821,064  $1,808,092  $1,749,508  $1,748,577  $1,765,377
Total Finance Charges
 and Fees (/4/).........    171,384     179,134     372,710     394,805     392,579
Total Finance Charges
 and Fees as a
 percentage of Average
 Receivables Outstanding
 (annualized)...........      22.59%      23.78%      23.24%      22.58%      22.24%

-------
(1) All data set forth in this table is reported on a collected basis, except that data for Samuel's Jewelers and United Retail Group is reported on a billed basis for the period prior to their acquisition by the transferor.
(2) Prior to 1998 the bank's fiscal year ended on the Saturday closest to Janu-ary 31 of each calendar year and a fiscal year was designated by the calen-dar year in which it began; beginning with fiscal years ended after 1998 the bank has adopted a calendar fiscal year. As a result, the bank's 1998 fiscal year included only eleven months. If not for the change, the bank's 1998 fiscal year would have ended on January 30, 1999. For the period from February 1, 1998 to January 30, 1999 (which would have been the bank's 1998 fiscal year if not for the change), the Average Receivables Outstanding, Total Finance Charges and Fees and Total Finance Charges and Fees as a per-centage of Average Receivables Outstanding (annualized) were $1,764,292, $408,352 and 23.15%, respectively.
(3) Average Receivables Outstanding is the average of the receivables balances at the beginning of each month in the period indicated.
(4) Fees include late fees and return check fees (which are, under the terms of the pooling agreement, allocated to the trust).

                                THE RECEIVABLES

The Receivables conveyed to the trust currently consist of Finance Charge Re-ceivables and Principal Receivables arising in the Current Portfolio. On the closing date, the bank will convey Receivables arising in the Additional Port-folio to the trust. Each Receivable conveyed to the trust must be an Eligible Receivable at the time it is conveyed.

After the closing date, we expect that all Eligible Accounts arising in the Identified Portfolio will be designated as Automatic Additional Accounts and included in the Trust Portfolio, and we will transfer to the trust all Receiv-ables in those accounts, whether then existing or thereafter created. In addi-tion, we may from time to time designate additional Approved Portfolios, the accounts from which will be included in the Trust Portfolio as Supplemental Ac-counts (to the extent existing at the time of the first designation of such portfolio to the trust) and as Automatic Additional Accounts (if arising there-after). However, automatic additions of accounts are subject to limitations de-scribed in the prospectus, and we are permitted to discontinue automatic addi-tions. See "The Receivables" in the prospectus.

As of the beginning of the day on June 1, 1999, the receivables in the Identi-fied Portfolio included $1,826,973,181 of principal receivables and $43,863,478 of finance charge receivables. Due to data limitations, the total amount of principal receivables as of June 1, 1999 (i) includes finance charge receiv-ables arising from the Samuel's Jewelers credit card program which the bank had not yet ac-quired as of that date and which finance charge receivables are not included in the amount of total finance charge receivables as of June 1, 1999, and (ii) has been reduced by the amount of finance charge receivables associated with a small program that the bank sold shortly thereafter. As of June 1, 1999, the total amount of Samuel's Jewelers receivables as a percentage of the receiv-ables outstanding in the Identified Portfolio was 2.63%. The accounts in the Identified Portfolio, with a balance greater than zero, had an average princi-pal receivable balance of $276. The percentage of the aggregate total receiv-able balance to the sum of (1) the aggregate total receivables balance and (2) the aggregate unused credit limit was 10.08%. As of the beginning of the day on June 1, 1999, cardholders whose accounts were included in the Identified Port-folio had billing addresses in all 50 States and the District of Columbia (and less than 1.00% had billing addresses outside the United States).

The amount of Finance Charge Receivables will not affect the Invested Amount or the amount of the Transferor's Interest, both of which are determined on the basis of the amount of Principal Receivables in the trust. The aggregate share of Principal Receivables in the trust evidenced by the Class A and Class B cer-tificates and the Class C interests will never exceed the amount of the In-vested Amount regardless of the total amount of Principal Receivables in the trust at any time.

The following tables summarize the Identified Portfolio by various criteria as of the beginning of the day on June 1, 1999. Each of the following tables has been prepared on a pro forma basis as if the Additional Portfolio had already been added to the Trust Portfolio. Because the future composition of the Iden-tified Portfolio may change over time, these tables are not necessarily indica-tive of the composition of the Identified Portfolio at any subsequent time. In each of these tables, the numbers of accounts and receivables outstanding in each account are measured as of the most recent applicable billing cycle end date on or prior to May 31, 1999. In addition, except as otherwise indicated, these tables exclude accounts that were flagged by the bank as a bankruptcy, fraud or deceased write-off subsequent to the applicable billing cycle end date.

                          Composition by Retailer Type
                              Identified Portfolio

                                                                      Percent of
                                                                     Receivables
Retailer Type                                                   Outstanding(/1/)
-------------                                                   ----------------
Softgoods......................................................            84.6%
Building Materials.............................................             1.5%
Furniture......................................................             8.6%
Jewelry........................................................             3.0%
Other..........................................................             2.3%

-------
(1) Includes both principal and interest balances.

                         Composition by Account Balance
                              Identified Portfolio

                                         Percent of                   Percent of
                               Number of  Number of      Receivables Receivables
Account Balance Range           Accounts   Accounts Outstanding(/1/) Outstanding
---------------------         ---------- ---------- ---------------- -----------
Credit Balance...............    263,799    0.58%    $   (7,621,285)    -0.41%
No Balance................... 38,414,314   84.44%               --       0.00%
$.01-$50.00..................  1,219,967    2.68%        37,320,979      2.00%
$50.01-$100.00...............  1,219,742    2.68%        95,696,042      5.12%
$100.01-$150.00..............    867,453    1.91%       113,740,470      6.08%
$150.01-$250.00..............  1,166,600    2.56%       242,713,425     12.97%
$250.01-$350.00..............    745,050    1.64%       233,753,156     12.49%
$350.01-$500.00..............    665,543    1.46%       292,801,980     15.65%
$500.01-$1,000.00............    728,424    1.60%       521,128,389     27.86%
$1,000.01-$1,500.00..........    129,180    0.29%       158,517,587      8.47%
$1,500.01 or more............     74,217    0.16%       182,785,916      9.77%
                              ---------- ---------- ---------------- -----------
    Total.................... 45,494,289    100.00%   $1,870,836,659     100.00%

-------
(1) Includes both principal and interest balances.

                          Composition by Credit Limit
                              Identified Portfolio

                                         Percent of                   Percent of
                               Number of  Number of      Receivables Receivables
Credit Limit Balance            Accounts   Accounts Outstanding(/1/) Outstanding
--------------------          ---------- ---------- ---------------- -----------
$0...........................  3,476,630    7.64%    $  170,296,429      9.10%
$.01-$100.00.................  1,854,708    4.08%        22,170,922      1.19%
$100.01-$250.00..............  3,393,522    7.46%        66,483,272      3.55%
$250.01-$350.00..............  3,113,536    6.84%        76,745,926      4.10%
$350.01-$500.00..............  9,067,327   19.93%       160,420,147      8.58%
$500.01-$750.00..............  6,983,687   15.35%       264,708,654     14.15%
$750.01-$1,000.00............ 12,993,127   28.56%       362,668,341     19.39%
$1,000.01-$1,250.00..........  1,837,580    4.04%       225,864,171     12.07%
$1,250.01-$1,500.00..........  1,172,231    2.58%       169,446,112      9.06%
$1,500.01-$2,000.00..........    874,495    1.92%       157,024,889      8.39%
$2,000.01-$2,500.00..........    213,085    0.47%        46,405,174      2.48%
$2,500.01 or more............    514,361    1.13%       148,602,622      7.94%
                              ---------- ---------- ---------------- -----------
    Total.................... 45,494,289    100.00%   $1,870,836,659     100.00%

-------
(1) Includes both principal and interest balances.

                           Composition by Account Age
                              Identified Portfolio

                                       Percent of                   Percent of
                             Number of  Number of      Receivables Receivables
Age                           Accounts   Accounts Outstanding(/1/) Outstanding
---                         ---------- ---------- ---------------- -----------
Not More than 12 Months....  5,551,411   12.20%    $  467,554,492     24.99%
Over 12 Months to 24
 Months....................  4,998,974   10.99%       308,109,768     16.47%
Over 24 Months to 36
 Months....................  4,597,449   10.11%       204,057,953     10.91%
Over 36 Months to 48
 Months....................  5,145,914   11.31%       174,042,368      9.30%
Over 48 Months to 60
 Months....................  6,169,455   13.56%       182,874,951      9.78%
Over 60 Months............. 19,031,086   41.83%       534,197,127     28.55%
                            ---------- ---------- ---------------- -----------
    Total.................. 45,494,289    100.00%   $1,870,836,659     100.00%

-------
(1) Includes both principal and interest balances.

                      Geographic Distribution of Accounts
                              Identified Portfolio

                                                                                    Percent of                  Percentage of
                                                                          Number of  Number of      Receivables   Receivables
State                                                                      Accounts   Accounts Outstanding(/1/)   Outstanding
-----                                                                    ---------- ---------- ---------------- -------------
Alabama.................................................................    586,764      1.29% $     30,814,378         1.65%
Alaska..................................................................     45,287      0.10%        1,575,586         0.08%
Arizona.................................................................    559,302      1.23%       19,614,038         1.05%
Arkansas................................................................    262,786      0.58%       12,572,102         0.67%
California..............................................................  4,493,902      9.88%      186,188,708         9.95%
Colorado................................................................    557,382      1.23%       18,353,947         0.98%
Connecticut.............................................................    818,532      1.80%       26,584,895         1.42%
Delaware................................................................    136,545      0.30%        6,034,983         0.32%
Florida.................................................................  2,713,377      5.96%      130,663,900         6.98%
Georgia.................................................................  1,061,548      2.33%       51,320,690         2.74%
Hawaii..................................................................     67,307      0.15%        2,001,905         0.11%
Idaho...................................................................    138,689      0.30%        4,316,143         0.23%
Illinois................................................................  2,338,874      5.14%       90,854,736         4.86%
Indiana.................................................................    902,061      1.98%       39,575,975         2.12%
Iowa....................................................................    394,892      0.87%       10,313,044         0.55%
Kansas..................................................................    362,524      0.80%       10,949,963         0.59%
Kentucky................................................................    526,299      1.16%       23,819,186         1.27%
Louisiana...............................................................    731,135      1.61%       35,399,353         1.89%
Maine...................................................................    150,681      0.33%        4,598,658         0.25%
Maryland................................................................  1,042,598      2.29%       46,321,662         2.48%
Massachusetts...........................................................  1,435,407      3.16%       43,675,977         2.33%
Michigan................................................................  1,643,141      3.61%       67,845,520         3.63%
Minnesota...............................................................    767,520      1.69%       16,737,631         0.90%
Mississippi.............................................................    338,544      0.74%       19,193,548         1.03%
Missouri................................................................    815,504      1.79%       29,339,448         1.57%
Montana.................................................................     82,097      0.18%        2,897,364         0.16%
Nebraska................................................................    251,586      0.55%        6,974,588         0.37%
Nevada..................................................................    199,648      0.44%        8,840,330         0.47%
New Hampshire...........................................................    200,525      0.44%        5,845,445         0.31%
New Jersey..............................................................  2,085,443      4.58%       74,647,778         3.99%
New Mexico..............................................................    188,811      0.41%        7,872,955         0.42%
New York................................................................  4,297,696      9.45%      171,304,067         9.16%
North Carolina..........................................................  1,126,903      2.48%       50,308,748         2.69%
North Dakota............................................................     82,271      0.18%        1,929,555         0.10%
Ohio....................................................................  2,564,612      5.64%      134,085,440         7.17%
Oklahoma................................................................    407,878      0.90%       14,884,067         0.80%
Oregon..................................................................    388,388      0.85%       10,900,987         0.58%
Pennsylvania............................................................  2,601,705      5.72%      114,970,092         6.15%
Rhode Island............................................................    251,783      0.55%        8,801,636         0.47%
South Carolina..........................................................    535,918      1.18%       24,764,084         1.32%
South Dakota............................................................     80,986      0.18%        1,854,620         0.10%
Tennessee...............................................................    732,326      1.61%       29,768,301         1.59%
Texas...................................................................  2,657,332      5.84%      142,268,074         7.60%
Utah....................................................................    290,816      0.64%       10,152,762         0.54%
Vermont.................................................................     88,185      0.19%        2,477,896         0.13%
Virginia................................................................  1,205,462      2.65%       46,624,869         2.49%
Washington..............................................................    630,825      1.39%       19,476,258         1.04%
West Virginia...........................................................    278,102      0.61%       11,593,626         0.62%
Wisconsin...............................................................    740,414      1.63%       17,990,175         0.96%
Wyoming.................................................................     54,888      0.12%        2,258,211         0.12%
District of Columbia....................................................    211,550      0.46%        9,615,521         0.51%
Guam....................................................................      8,349      0.02%          532,551         0.03%
Foreign.................................................................    359,189      0.79%        8,530,683         0.46%
                                                                         ---------- ---------- ---------------- -------------
  Total................................................................. 45,494,289    100.00% $  1,870,836,659       100.00%

-------
(1) Includes both principal and interest balances.

                            MATURITY CONSIDERATIONS

Payments of Principal

Series 1999-A will always be in one of three payment periods--the revolving period, the controlled accumulation period or the early amortization period.

Monthly interest payments will be made on the certificates during each of the payment periods. Principal payments will not be made during the revolving pe-riod (except that principal payments may be made on the Class C interests to the extent that an Enhancement Surplus exists). On each distribution date dur-ing the controlled accumulation period, the Controlled Deposit Amount will be deposited into the principal funding account. The entire principal balance of Class A is scheduled to be paid on the September 2002 distribution date. Dur-ing the early amortization period, principal payments will be made to the ex-tent funds are available for that purpose. In any case, the trust will not pay principal on the Class B certificates until the Invested Amount for Class A has been paid in full, and principal payments will be made on the Class C in-terests only to the extent that there is an Enhancement Surplus for Class A and Class B and funds are available for this purpose after covering required deposits for or payments on Class A and Class B. For a detailed description of when interest and principal are payable on the certificates, see "Description of the Certificates--Interest Payments" and "--Reallocations and Payments of Principal."

As described in the prospectus under "Risk Factors," the ability of the trust to make payments of interest or principal, or to deposit the applicable Con-trolled Deposit Amount, when scheduled depends upon several factors. Accord-ingly, we cannot provide assurances relating to:

  . the level or timing of collections of receivables which have been trans-ferred to the trust,

  . the rate at which the Class A certificateholders will receive payments of principal on their certificates,

  . whether Controlled Deposit Amounts will be deposited during the con-trolled accumulation period,

  . whether Class A will be paid on its scheduled payment date, or

  . whether the rate of payments on the receivables will be similar to the historic experience of the trust portfolio.

Additionally, if an early amortization event occurs for Series 1999-A, the certificateholders may receive distributions of principal earlier than they otherwise would have, which may shorten the average life of your certificates. The certificateholders may be unable to reinvest those distributions of prin-cipal at yields equaling yields on the certificates.

Cardholder Monthly Payment Rates; Additional Considerations

The following table sets forth the highest and lowest cardholder monthly pay-ment rates for the Identified Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the pe-riods shown, in each case calculated as a percentage of total opening monthly principal account balances during the periods shown. The table has been pre-pared on a pro forma basis as if the Additional Portfolio had already been added to the Trust Portfolio. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables for the Accounts.

Although we have provided historical data concerning the payment rates on the receivables, because of the factors described in the prospectus under "Risk Factors," we cannot provide you with any assurance that the levels and timing of payments on Receivables in the Trust Portfolio from time to time will be similar to the historic experience de-scribed in the following table or that deposits into the principal funding ac-count or the distribution account, as applicable, will be in accordance with the applicable Controlled Accumulation Amount. See "Maturity Considerations" and "Risk Factors--Effect of Payments Other Than at Expected Maturity" and "Dependency on Cardholder Repayments" in the prospectus. In addition, as de-scribed under "Description of the Certificates--Principal Payments--Postpone-ment of Controlled Accumulation Period," the servicer may shorten the con-trolled accumulation period and, in that event, we cannot provide any assur-ance that there will be sufficient time to accumulate all amounts necessary to pay the Invested Amount for Class A on its scheduled payment date.

The decline in monthly payment rates for the five months ended May 31, 1999 as compared to the corresponding period in the prior year is attributable in part to the fact that the bank lowered the required minimum payment amount for sub-stantially all of the accounts in the Current Portfolio in November 1998.

                       Cardholder Monthly Payment Rates
                             Identified Portfolio

                                             Five calendar
                                             months ended
                                                May 31,      Fiscal Year(/1/)
                                             ------------- --------------------
                                              1999   1998   1998   1997   1996
                                             ------ ------ ------ ------ ------
Lowest Month................................ 15.89% 17.28% 15.80% 15.92% 16.53%
Highest Month............................... 17.91% 20.33% 20.33% 19.10% 19.01%
Monthly Average............................. 17.01% 18.39% 17.79% 17.56% 17.78%

-------
  (1) Prior to 1998 the bank's fiscal year ended on the Saturday closest to January 31 of each calendar year and a fiscal year was designated by the calendar year in which it began; beginning with fiscal years ended after 1998 the bank has adopted a calendar fiscal year. As a result, the bank's 1998 fiscal year included only eleven months. If not for the change, the bank's 1998 fiscal year would have ended on January 30, 1999. For the period from February 1, 1998 to January 30, 1999 (which would have been the bank's 1998 fiscal year if not for the change), the Lowest Month, Highest Month and Monthly Average were 15.80%, 20.33% and 17.80%, respectively.

Paired Series

The transferor may cause the trust to issue another series as a Paired Series for Series 1999-A. Although we can provide no assurance whether another series will be issued as a Paired Series for 1999-A and, if issued, the specific terms of that other series, the outstanding principal amount of that other se-ries may vary from time to time regardless of whether an early amortization event occurs for Series 1999-A, and the interest rate for the certificates of that other series will be established on its date of issuance and may be reset periodically. Further, the early amortization events for that other series may vary from the early amortization events for Series 1999-A and may include early amortization events which are unrelated to the status of the transferor, the servicer or the Receivables, such as events related to the continued availability and rating of an Enhancement Provider to that other series.

If a Paired Series is issued for Series 1999-A, following the issuance of that Paired Series, as the Adjusted Invested Amount is reduced, the invested amount of the Paired Series may increase by an equal amount. This will have the ef-fect of increasing the invested amount of the Paired Series by an amount that otherwise would have increased the Transferor Amount. If an early amortization event occurs for any Paired Series before the payment in full of the offered certificates, the allocation percentages used to determine the Class A certificateholders', Class B certificateholders' and Class C interest holders' share of principal collections may be reduced, which may delay the fi-nal payment of principal to the Class A and Class B certificateholders. In par-ticular, the denominator of the Fixed Allocation Percentage may be changed upon the occurrence of an early amortization event for a Paired Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to the Class A and Class B certificateholders and a possible delay in payments to the Class A and Class B certificateholders. See "Risk Factors--Ef-fect on New Issuances and Sales of Purchased Interests on Timing or Amount of Payments to Holders" in the prospectus and "Description of the Certificates-- Allocation Percentages" and "--Paired Series" in this prospectus supplement.

                        DESCRIPTION OF THE CERTIFICATES

Overview

The following statements about the certificates summarize the material terms of the certificates contained in the pooling agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus sup-plement forms a part.

When we discuss the amounts due to each class in Series 1999-A in this prospec-tus supplement, we refer to either the Invested Amount for each class or in some instances to the Class A Adjusted Invested Amount for Class A. The "In-vested Amount" for any class on any date of determination is calculated as fol-lows:

  (1) the initial Invested Amount for that class, less

  (2) all previous principal payments made to that class, less

  (3) for Class B and Class C, all unreimbursed reductions to its initial In-vested Amount because of Principal Collections being reallocated from those classes as described in "--Reallocations and Payments of Princi-pal" below, less

  (4) for Class B, all unreimbursed reductions to its initial Invested Amount that have been applied to cover Class Default Amounts and Class Uncov-ered Dilution Amounts for Class A as described in "--Investor Charge-Offs" below, less

  (5) for Class C, all unreimbursed reductions to its initial Invested Amount that have been applied to cover Class Default Amounts and Class Uncov-ered Dilution Amounts for Class A and Class B as described in "--In-vestor Charge-Offs" below, less

  (6) all unreimbursed Investor Charge-Offs for that class.

The initial Invested Amount for Class A, Class B and the Class C will be $473,400,000, $51,600,000 and $75,000,000, respectively.

The Invested Amount for Class A and Class B will also be reduced if the trans-feror purchases and cancels certificates of those classes as described in "-- Optional Repurchase; Final Payment of Principal; Termination" and "--Purchase of Certificates by the Transferor" below. The Invested Amount for any class cannot be less than zero.

The "Class A Adjusted Invested Amount" means, on any date of determination, an amount equal to the result of the Invested Amount for Class A minus the amount on deposit in the principal funding account on that day.

When we use the term "Invested Amount" without reference to any class, we mean an amount equal to the sum of the Invested Amounts for all of the classes con-stituting Series 1999-A.

When we use the term "Adjusted Invested Amount" without reference to any class, we mean an amount, for any date of determination, equal to the sum of the Invested Amounts for Class B and Class C plus the Class A Adjusted In-vested Amount on that day.

When we refer to a monthly period we mean a calendar month.

The trust's assets will be allocated among the Class A certificateholders, the Class B certificateholders, the Class C interest holders, the interest of the holders of other series issued by the trust and the transferor's interest.

Payments of interest and principal on the Class A certificates will be funded from collections of Finance Charge Receivables and Principal Receivables, re-spectively, allocated to Series 1999-A and other amounts available to the trust. For a more complete description of the amounts available to pay inter-est and principal on each class see "--Reallocations and Payments of Princi-pal" below.

The Class A certificates will be represented by certificates registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of the Class A certificates. We refer to persons acquiring a beneficial interest in the Class A certificates as certificate owners. Certificate owners will not be entitled to receive a certificate representing their interest in the Class A certificates unless definitive certificates are issued as de-scribed in "Description of the Certificates--General," "--Book-Entry Registra-tion" and "--Definitive Certificates" in the prospectus. Until that time, all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders refers to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Class A certificates. DTC will distribute this information to certificate owners under DTC procedures.

Certificate owners may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the global certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel partic-ipants and the Euroclear participants, respectively, through customers' secu-rities accounts in Cedel's and Euroclear's names on the books of their respec-tive depositaries which in turn will hold those positions in customers' secu-rities accounts in the Depositaries' names on the books of DTC.

Interest Payments

Scheduled Interest

Interest will accrue on the Class A certificates during each interest period at a "Class Certificate Rate" of LIBOR plus 0.33% per annum. An "interest pe-riod" means, for each distribution date, the period from and including the previous distribution date through the day preceding that distribution date. The first interest period, however, will be the period from and including the closing date through the day preceding the first distribution date.

Interest payable on each distribution date for each class of the Series 1999-A certificates (including the Class C interests) is called its "Class Monthly Interest." Class Monthly Interest for the Class A certificates will be calcu-lated as follows:

     days in interest period    X Class Certificate Rate  X               Outstanding principal
     -----------------------
                                                             balance of class at beginning of interest period
        360

Class Monthly Interest for Class B and Class C will be calculated on the same basis, except for differing Class Certificate Rates. For Class B, the Class Certificate Rate will be equal to LIBOR plus a margin not to exceed 0.85% per annum. For Class C, the Class Certificate Rate will be set in an agreement (the "Class C Agreement") to be entered into among the bank, the trustee and the Class C interest holders, but will never exceed LIBOR for the applicable inter-est period plus 1.45% per annum.

"LIBOR" means, for each interest period, the rate for deposits in U.S. dollars for a one-month period that appears on the Telerate Page 3750 at 11:00 a.m., London time, on the related LIBOR determination date.

The LIBOR determination dates are:

  . for the first interest period, September 15, 1999; and

  . for the remaining interest periods, the second London business day before the first day of that interest period.

If LIBOR cannot be determined using Telerate Page 3750, it will be determined as follows:

  . on the basis of the rates at which deposits in U.S. dollars are offered by the London office of four major banks in the London interbank market, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period--using the arithmetic mean of the quotations given by those banks. If fewer than two quotations are given, then

  . the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. dollars to leading European banks for a one-month period.

You may obtain the certificate rates for any current and immediately preceding interest period by telephoning the trustee at (312 ) 461-2647.

Late Interest Payments

If the trust does not pay Class Monthly Interest on any class or when due on a distribution date, the amount not paid for that class, called its "class defi-ciency amount," will itself accrue monthly interest payable on the next distri-bution date.

The amount of monthly interest payable on any class deficiency amount for a class, called its "class additional interest," will be calculated as follows:

      days in interest period   X  (2% + Class Certificate Rate)  X  class deficiency
      -----------------------
              360                                                         amount

Interest Rate Swap Agreements

To provide additional enhancement for Class A and Class B, on or before the closing date the trustee will enter into one or more interest rate swap agree-ments with one or more swap counterparties. The aggregate notional amount of these swap agreements will, for each interest period, be equal to the aggregate outstanding principal balance of the Class A and Class B certificates as of the end of the first day of the related interest period.

The interest rate swaps are for the benefit of Class A and Class B. Each swap agreement will require (1) the counterparty to make a payment to the trust on a distribution date, if LIBOR was greater than the specified fixed rate applica-ble to that agreement for the related interest period (a "Net Swap

Receipt"), or (2) the trust to make a payment to the applicable counterparty on a distribution date if LIBOR was less than the specified fixed rate applicable to that agreement for the related interest period (a "Net Swap Payment").

The Net Swap Receipt or Net Swap Payment on any distribution date will be cal-culated as follows:

                                                        The applicable portion
                                                          of the outstanding
                                                          principal balance
       days in interest period  X  Applicable Rate  X   of Class A and Class B
       -----------------------                                    as
                                                       of the related transfer
                                                                 date
             360

  where:

  Applicable Rate = . for a Net Swap Payment, the specified fixed rate mi-nus LIBOR; and

    .  for a Net Swap Receipt, LIBOR minus the specified fixed rate.

Any Net Swap Receipts will be treated as collections of Finance Charge Receiv-ables and deposited by the trustee into the finance charge account. Any Net Swap Receipts on deposit in the finance charge account will be invested at the direction of the servicer by the trustee in Eligible Investments. Any Net Swap Receipts on deposit in the finance charge account will generally be invested in investments that will mature so that such Net Swap Receipts and any investment earnings thereon will be available for withdrawal on or before the following transfer date. On each transfer date, all interest and earnings, net of losses and investment expenses, accrued on the Net Swap Receipts since the preceding transfer date will be treated as collections of Finance Charge Receivables al-locable to Series 1999-A.

On any transfer date when Net Swap Payments are greater than zero, the trustee will pay such Net Swap Payments from Class Available Funds for Class A and Class B as described in clauses (A)(1) and (B)(1) under "--Application of Col-lections--Available Funds" below. All Net Swap Payments made from Class Avail-able Funds for Class A and Class B will be made on a pro rata basis with any payments to Class A and Class B from such Class Available Funds for Class A and Class B.

The trust can only enter into and maintain interest rate swap agreements with counterparties that have debt ratings consistent with the standards of the Rat-ing Agency. If one of these rating agencies withdraws or lowers its rating for the counterparty, the servicer may obtain a replacement interest rate swap from a counterparty having the required credit ratings. Alternatively, it may enter into an arrangement satisfactory to the rating agencies that have rated the certificates in your series.

If the servicer does not comply with the conditions in the previous paragraph, an early amortization event will occur.


Principal Payments

The trustee will apply Available Investor Principal Collections on each distri-bution date as described in this section.

"Available Investor Principal Collections" means, for any monthly period, an amount equal to the sum of

  (1) collections of Principal Receivables received during that monthly pe-riod allocable to Series 1999-A, minus the amount of all Series 1999-A Principal Collections reallocated as described in "--Reallocations and Payments of Principal" below,

  (2) any Shared Principal Collections that are allocated to Series 1999-A as described in "--Shared Principal Collections" below, and

  (3) any additional amounts that are treated as Available Investor Principal Collections as described in "--Application of Collections" below.

Revolving Period

The "revolving period" for Series 1999-A is the period from the closing date to the day before the beginning of the controlled accumulation period, or, if ear-lier, the early amortization period. During the revolving period, no principal payments will be made to the Class A and Class B certificateholders. All Avail-able Investor Principal Collections for a monthly period during the revolving period will be applied as described in "--Reallocations and Payments of Princi-pal" below.

Controlled Accumulation Period

The "controlled accumulation period" is scheduled to commence on September 1, 2001; however, as described below, the servicer may delay the scheduled com-mencement of the controlled accumulation period. The controlled accumulation period will end on the earlier to occur of (1) payment in full of the Invested Amount and (2) the commencement of the early amortization period.

On or before the commencement of the controlled accumulation period the trustee will establish and maintain a segregated trust account for the benefit of the Class A certificateholders. We refer to this account as the "principal funding account."

On each transfer date during the controlled accumulation period, beginning with the transfer date in the month following the commencement of the controlled ac-cumulation period and continuing until the amount on deposit in the principal funding account is equal to Class A's Invested Amount, the servicer will de-posit into the principal funding account an amount equal to the least of:

  (1) Available Investor Principal Collections for the related monthly peri-od,

  (2) the Controlled Deposit Amount, and

  (3) the Class A Adjusted Invested Amount on that transfer date.

The "Controlled Deposit Amount" means, for any monthly period, the sum of (1) the Controlled Accumulation Amount for that monthly period, and (2) any portion of the Controlled Accumulation Amount for any prior monthly period that has not yet been deposited.

The "Controlled Accumulation Amount" means, for any transfer date occurring during the controlled accumulation period, but before the payment in full of the Invested Amount for Class A, $39,450,000; however, if the commencement of the controlled accumulation period is postponed as described below, the Con-trolled Accumulation Amount, for each transfer date in the modified controlled accumulation period will equal the amount determined by the servicer on the date the controlled accumulation period was most recently modified.

On each transfer date during the controlled accumulation period, beginning on the Class B Principal Commencement Date and continuing until the Invested Amount for Class B has been paid in full, the servicer will deposit into the distribution account for distribution to the Class B Certificateholders an amount equal to the lesser of:

  (1) Available Investor Principal Collections for the related monthly peri-od, and

  (2) the Invested Amount for Class B on that transfer date.

"Class B Principal Commencement Date" means the earlier to occur of (1) the Class B scheduled payment date, and (2) the first distribution date falling in the early amortization period on which the Invested Amount for Class A is re-duced to zero.

Unless an early amortization event occurs, before the payment in full of the Invested Amount for Class A, all funds on deposit in the principal funding ac-count will be invested at the direction of the servicer by the trustee in Eligible Investments. During the controlled accumu-lation period, the investment earnings on funds on deposit in the principal funding account, net of investment losses and expenses (which we call "Princi-pal Funding Investment Proceeds") will be used to pay interest on the Class A certificates in an amount equal to, for each transfer date, the product of (1) the Class Certificate Rate for Class A, (2) the quotient of (A) the actual num-ber of days elapsed in the related interest period and (B) 360 and (3) the amount on deposit in the principal funding account on the last day of the cal-endar month preceding that transfer date.

If, on any transfer date, the Principal Funding Investment Proceeds are less than the amount of interest to be paid from investments on deposit in the prin-cipal funding account on that transfer date, the amount of the deficiency will be paid, to the extent available, from the reserve account. The amount, if any, by which the Principal Funding Investment Proceeds exceed the amount of inter-est to be paid from investments on deposit in the principal funding account on that transfer date, will be paid to the transferor on that transfer date.

On the Class A scheduled payment date funds on deposit in the principal funding account will be used to reduce the Invested Amount for Class A. On the Class B scheduled payment date, if the Invested Amount for Class A is paid in full on the Class A scheduled payment date, Available Investor Principal Collections will be used to pay the Invested Amount for Class B. See "--Reallocations and Payments of Principal" in this prospectus supplement.

If, for any monthly period during the controlled accumulation period, the Available Investor Principal Collections for that monthly period exceed the ap-plicable Controlled Deposit Amount (or, during the monthly period relating to the Class B Principal Commencement Date, Class B's Invested Amount), the amount of the excess will be first paid to the Class C interest holders to the extent an Enhancement Surplus exists and then will be treated as Shared Principal Col-lections. See "--Shared Principal Collections" in this prospectus supplement.

Postponement of Controlled Accumulation Period

Upon written notice to the trustee, the transferor and each Rating Agency, the servicer may elect to postpone the commencement of the controlled accumulation period, and extend the length of the revolving period, subject to certain con-ditions including those set forth below.

The servicer may make that election only if:

  . the Controlled Accumulation Period Length, determined as described below, on any determination date on or after the August 15, 2001 determination date is less than 12 months;

  . the sum of the Controlled Accumulation Amounts for all transfer dates during the modified controlled accumulation period will not be less than the Invested Amount for Class A;

  . the length of the modified controlled accumulation period will not be less than two months;

  . determination of the Controlled Accumulation Period Length is made on each determination date on and after the August 15, 2001 determination date, but before the commencement of the controlled accumulation period; and

  . the election to postpone the commencement of the controlled accumulation period is made before an early amortization event has occurred and/or is continuing for any other series.

Any election to shorten the controlled accumulation period will be subject to the subsequent lengthening of the controlled accumulation period to the Con-trolled Accumulation Period Length determined on any subsequent determination date, but the controlled accumulation period will in no event commence before September 1, 2001.

The servicer may elect to modify the date on which the controlled amortization period actually commences to the first day of the month that is (1) a number of months earlier than the month in which the Class A scheduled payment date occurs, and (2) at least equal to the Controlled Accumulation Period Length.

The effect of the foregoing calculation is to permit the reduction of the length of the controlled accumulation period based on the investor interest of other series which are scheduled to be in their revolving periods during the controlled accumulation period and on increases in the principal payment rate occurring after the closing date.

"Controlled Accumulation Period Length" is a number of months expected to be required to fully fund the principal funding account by the Class A scheduled payment date so that the amount available for distribution of principal on the Class A certificates on that date is equal to the Invested Amount for Class A.

In determining the Controlled Accumulation Length the following assumptions will be made:

  . the expected monthly collections of Principal Receivables expected to be distributable to the holders of all series have a principal payment rate no greater than the lowest monthly principal payment rate on the Receiv-ables for the preceding twelve months (or a lower collection rate as the servicer may select),

  . the total amount of Principal Receivables in the trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on that date of determination,

  . no early amortization event for any series will subsequently occur, and

  . no additional series will be subsequently issued.

As used in this prospectus supplement, the term "determination date" means, for any distribution date, the second business day proceeding that distribu-tion date.

Early Amortization Period

If an early amortization event occurs, the "early amortization period" will begin and will continue until the earlier to occur of (1) the payment of the Invested Amount in full and (2) the Series 1999-A Termination Date. The early amortization events are described in "Description of the Certificates--Early Amortization Events" in this prospectus supplement and in the prospectus.

Upon the commencement of the early amortization period, any amounts on deposit in the principal funding account will be paid to the Class A certificateholders on the distribution date in the month following the com-mencement of the early amortization period.

On each distribution date during the early amortization period, the Class A certificateholders will be entitled to receive Available Investor Principal Collections for the related monthly period in an amount up to the Invested Amount for Class A until the earlier of the date the Class A certificates are paid in full and the Series 1999-A Termination Date. After payment in full of the Class A certificates, the Class B certificateholders will be entitled to receive Available Investor Principal Collections on each distribution date during the early amortization period until the earlier of the date the Class B certificates are paid in full and the Series 1999-A Termination Date. After payment in full of the Class B certificates, the Class C interest holders will be entitled to receive Available Investor Principal Collections on each trans-fer date (other than the transfer date immediately proceeding the Series 1999-A

Termination Date, in which case on the Series 1999-A Termination Date) until the earlier of the date Class C is paid in full and the Series 1999-A Termina-tion Date. See "--Reallocations and Payments of Principal" in this prospectus supplement.

Subordination

Class B and Class C will be subordinated to the extent necessary to fund pay-ments to Class A. In addition, Class C will be subordinated to the extent nec-essary to fund payments to Class B. As a result, principal payments that would otherwise be allocated to Class B may be reallocated to cover amounts for Class A and the outstanding Invested Amount for Class B may be reduced if the In-vested Amount for Class C is equal to zero. Similarly, principal payments that would otherwise be allocated to Class C may be reallocated to cover amounts for Class A and Class B and the Invested Amount for Class C may be reduced. Also, if allocations to the subordinated interests are insufficient to cover losses and dilution amounts, the principal balance of the more subordinated interests will be reduced by any shortfall, beginning with reductions to the most subor-dinated interests then outstanding.

To the extent the Invested Amount for Class B is reduced, the percentage of collections of Finance Charge Receivables allocated to Class B in subsequent monthly periods will be reduced. Those reductions of the outstanding Invested Amount for Class B will be reimbursed and the outstanding Invested Amount for Class B increased on subsequent transfer dates by the amount, if any, of Excess Spread available on that transfer date for that purpose. To the extent the amount of that reduction in the outstanding Invested Amount for Class B is not reimbursed, the amount of principal and interest distributable to Class B will be reduced. See "--Application of Collections--Excess Spread; Excess Finance Charge Collections" and "--Reallocations and Payments of Principal" in this prospectus supplement.

If the outstanding Invested Amounts for Class B and Class C and the Available Cash Collateral Amount are reduced to zero, the Class A certificateholders will bear directly the credit and other risks associated with their interest in the trust. Similarly, if the Invested Amount for Class C and the Available Cash Collateral Amount are reduced to zero, the Class B certificateholders will bear directly the credit and other risks associated with their interest in the trust.

Allocation Percentages

Series Allocations

Each monthly period the servicer will allocate to each series outstanding and to the Transferor's Interest all amounts collected on Finance Charge Receiv-ables and Principal Receivables, all Default Amounts and all Uncovered Dilu-tions Amounts for that monthly period. The servicer will make these allocations based on the applicable series allocation percentage for each series as deter-mined from the relevant series supplements and based on the Transferor Percent-age at that time.

The series allocation percentage that will be used for Series 1999-A to allo-cate collections of Finance Charge Receivables, Default Amounts and Uncovered Dilution Amounts at all times, and collections of Principal Receivables during the revolving period, is the Floating Allocation Percentage.

The "Floating Allocation Percentage" means, for any monthly period, the per-centage equivalent of a fraction:

  . the numerator of which is the Adjusted Invested Amount at the close of business on the last day of the preceding monthly period or for the first monthly period ending after the closing date, the initial Invested Amount, and

  . the denominator of which is the greater of

     (1) the aggregate amount of Principal Receivables at the close of business on the last day of the preceding monthly period or for the first monthly period ending after the closing date, the aggregate amount of Principal Receivables at the close of business on the day immediately preceding the closing date, and

     (2) the sum of the numerators used to calculate the allocation percentages for allocations for Finance Charge Receivables, Default Amounts, Uncovered Dilution Amounts or Principal Receivables, as applicable, for all outstanding series on that date of determination.

If, however, one or more Reset Dates occur in a monthly period, the denominator used in calculating the Floating Allocation Percentage for the portion of that monthly period falling on and after each Reset Date in that monthly period and on or before any subsequent Reset Date will be determined using a denominator equal to the greater of the amounts specified in clauses (1) and (2) above de-termined on each Reset Date.

"Reset Date" means each of (1) any date on which Supplemental Accounts are added to the trust, (2) a Removal Date on which, if any series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of that series are removed from the trust, (3) a date on which there is an increase in the invested amount of any Variable Interest issued by the trust and (4) any date on which a new series is issued.

The series allocation percentage that will be used for Series 1999-A to allo-cate collections of Principal Receivables during the controlled accumulation period and early amortization period is the Fixed Allocation Percentage.

The "Fixed Allocation Percentage" means, for any monthly period, the percentage equivalent of a fraction:

  . the numerator of which is the Invested Amount at the close of business on the last day of the revolving period, and

  . the denominator of which is the greater of

     (1) the aggregate amount of Principal Receivables in the trust determined at the close of business on the last day of the prior monthly period and

     (2) the sum of the numerators used to calculate the allocation percentages for allocations of Principal Receivables for all outstanding series on that date of determination.

The denominator for the Fixed Allocation Percentage, however, will be deter-mined in the same manner as the denominator for the Floating Allocation Per-centage is determined if one or more Reset Dates occur in a monthly period. In addition, if Series 1999-A is paired with a Paired Series and an early amorti-zation event for that Paired Series occurs during the controlled accumulation period, the transferor may, but only after satisfaction of the Rating Agency Condition as it relates to the Class A certificates (if any Class A certifi-cates remain outstanding) and the Class B certificates (if any Class B certifi-cates remain outstanding), by written notice delivered to the trustee and the servicer, designate a different numerator; however, the transferor may not des-ignate a numerator that is less than the Adjusted Invested Amount minus the balance on deposit in the principal account, on the last day of the revolving period for that Paired Series.

Class Allocations

The servicer will further allocate the collections of Finance Charge Receiv-ables, collections of Principal Receivables, Default Amounts and Uncovered Di-lution Amounts among each class according to their Class Allocations.

The "Class Allocation" equals, for each class and for each monthly period:

  . for the purpose of allocating collections of Finance Charge Receivables, Default Amounts and Uncovered Dilution Amounts at all times, and collec-tions of Principal Receivables during the revolving period, its Class Floating Allocation Percentage, and

  . for the purpose of allocating collections of Principal Receivables during the controlled accumulation period and early amortization period, its Class Fixed Allocation Percentage.

The "Class Floating Allocation Percentage" means, for each class and for each monthly period, the percentage equivalent--which may not exceed 100%--of a fraction:

  . the numerator of which is for Class A the Class A Adjusted Invested
    Amount and for Class B and Class C their respective Invested Amount at the close of business on the last day of the preceding monthly period, and

  . the denominator of which is the aggregate Adjusted Invested Amount at the close of business on the last day of the preceding monthly period.

For the first monthly period, however, the initial Invested Amount for each class will be used in the numerator and the initial Invested Amount will be used in the denominator.

The "Class Fixed Allocation Percentage" means, for each class and for each monthly period other than a monthly period relating to the revolving period, the percentage equivalent--which may not exceed 100%--of a fraction:

  . the numerator of which is its Invested Amount at the close of business on the last day of the preceding revolving period, and

  . the denominator of which is equal to the numerator used in determining the related Fixed Allocation Percentage.

If, however, Series 1999-A is paired with a Paired Series and an early amorti-zation event for that Paired Series occurs during the controlled accumulation period, the transferor may, by written notice delivered to the trustee and the servicer, designate a different numerator. The transferor may not, however, designate a numerator:

  (1) for any class, if the Rating Agency Condition is not satisfied as it relates to the Class A certificates (if any Class A certificates remain outstanding) and the Class B certificates (if any Class B certificates remain outstanding);

  (2) for the Class A certificates, that is less than the outstanding Class A Adjusted Invested Amount minus the balance on deposit in the principal account, on the last day of the revolving period for that Paired Se-ries;

  (3) for the Class B certificates, that is less than the outstanding In-vested Amount for Class B minus, if the Class Fixed Allocation Percent-age for Class A is zero, the balance on deposit in the principal ac-count, to the extent not subtracted in reducing the Class Fixed Alloca-tion Percentage for Class A to zero, on the last day of the revolving period for that Paired Series and

  (4) for Class C, that is less than the Invested Amount for Class C minus, if the Class Fixed Allocation Percentage for Class B is zero, the bal-ance on deposit in the principal account, to the extent not subtracted in reducing the Class Fixed Allocation Percentage for Class B to zero, on the last day of the revolving period for that Paired Series.

Servicing Fees

The portion of the monthly servicing fee payable by Series 1999-A to the servicer for each monthly period, called the "Investor Servicing Fee," will equal one-twelfth of the product of (1) 2% and (2) the Adjusted Invested Amount on the last day of the related monthly period. The Investor Servicing Fee, however, will be prorated for the first monthly period.

The Investor Servicing Fee for each monthly period will be allocated among the classes and will be payable on the related distribution date initially out of amounts allocated to the applicable class as described below under "--Applica-tion of Collections."

The servicer will allocate the Investor Servicing Fee to each class for each monthly period by multiplying its Class Floating Allocation Percentage, times the Investor Servicing Fee for that monthly period. However, the servicing fee allocable to each class for the first monthly period will be prorated.

The Investor Servicing Fee will be payable solely to the extent amounts are available for distribution in respect thereof as described under "--Applica-tion of Collections" below.

Application of Collections

Overview

Except as otherwise described below, the servicer will deposit into the Col-lection Account, no later than the second business day following the date of processing, any payment collected by the servicer on the Receivables. On the same day that one of these deposits is made, the servicer will make the depos-its and payments to the accounts and parties as indicated below. If the bank, however, remains the servicer and (a) (1) the servicer provides to the trustee a letter of credit covering the risk of collection of the servicer acceptable to each Rating Agency, and (2) the transferor shall not have received a notice from each Rating Agency that reliance on such letter of credit would result in the lowering of that Rating Agency's then existing rating of any series then outstanding, or (b) the certificate of deposit or unsecured short-term debt obligations of the servicer are rated P-1 by Moody's and at least A-1 by Stan-dard & Poor's and F-1 by Fitch (or any other rating below P-1, A-1 or the equivalent rating, which is satisfactory to each Rating Agency), then the servicer may make such deposits and payments on the business day immediately prior to the distribution date (the "transfer date") in an amount equal to the net amount of such deposits and payments which would have been made had the servicer failed to meet the conditions contained in this sentence.

Regardless of whether the servicer is required to make monthly or daily depos-its into the Collection Account, the segregated trust account established and maintained by the trustee primarily for the allocation of collections of Fi-nance Charge Receivables (the "finance charge account") or the segregated trust account established and maintained by the trustee primarily for the al-location of Collections of Principal Receivables (the "principal account"),
(1) the servicer will only be required to deposit Collections into the Collec-tion Account, and from the Collection Account into the finance charge account or the principal account, up to the required amount to be distributed on or prior to the related distribution date to Class A and Class B certificateholders or to the Class C interest holders (or if the bank is not the servicer, to the servicer), and (2) if at any time prior to such distribu-tion date the amount of Collections deposited in the Collection Account ex-ceeds the amount required to be deposited pursuant to clause (1) above, the servicer will be permitted to withdraw the excess from the Collection Account.

Available Funds

To understand the allocation of Available Funds, you need to understand the following definitions:

"Class Available Funds" means, for each class and each monthly period, an amount equal to the result of:

  (1) its Class Floating Allocation Percentage of the Available Funds for that monthly period, plus

  (2) its Class Share of any Net Swap Receipt for the related transfer date for that monthly period, minus

  (3) its Class Share of any Net Swap Payment for the related transfer date for that monthly period, plus

  (4) for Class A during the controlled accumulation period, Principal Fund-ing Investment Proceeds, if any, for the related monthly period, plus

  (5) for Class A during the controlled accumulation period, any amounts withdrawn from the reserve account and included in Class Available Funds for Class A. See "--Reserve Account" in this prospectus supple-ment.

"Class Share" means, as to any Net Swap Payment or Net Swap Receipt for any transfer date, an amount equal to (1) for Class A and Class B, the product of
(A) the amount of the Net Swap Payment or Net Swap Receipt for that transfer date and (B) a fraction the numerator of which is the outstanding principal amount of the Class A certificates or Class B certificates, as applicable, as of that transfer date and the denominator of which is the sum of the outstand-ing principal amount of the Class A certificates and the outstanding principal amount of the Class B certificates, in each case as of that transfer date, and
(2) for Class C, zero.

"Available Funds" means, for any monthly period, collections of Finance Charge Receivables allocated to Series 1999-A for that monthly period and investment earnings on the cash collateral account treated as collections of Finance Charge Receivables on the related transfer date.

On each distribution date, the trustee, acting on the servicer's instructions, will apply the Available Funds in the following manner:

  (A) for Class A, an amount equal to its Class Available Funds will be dis-tributed in the following priority:

     (1) on a pro rata basis (a) an amount equal to its Class Monthly Inter-est, any class deficiency amount and any class additional interest for Class A will be distributed to the Class A certificateholders and (b) its Class Share of any Net Swap Payment will be paid to the applicable swap counterparty;

     (2) its share of the Investor Servicing Fee, plus any of its unpaid share of the Investor Servicing Fee (less, if the bank is the servicer, amounts previously retained towards payment of that fee), will be distributed to the servicer;

     (3) an amount equal to the Class Default Amount for Class A will be treated as Available Investor Principal Collections;

     (4) an amount equal to the Class Uncovered Dilution Amount for Class A will be treated as Available Investor Principal Collections; and

     (5) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections" below.

  (B) for Class B, an amount equal to its Class Available Funds will be dis-tributed in the following priority:

     (1) on a pro rata basis (a) an amount equal to its Class Monthly Inter-est, any class deficiency amount and any class additional interest for Class B will be distributed to the Class B certificateholders and (b) its Class Share of any Net Swap Payment will be paid to the applicable swap counterparty;

     (2) its share of the Investor Servicing Fee, plus any of its unpaid share of the Investor Servicing Fee (less, if the bank is the servicer, amounts previously retained towards payment of that fee), will be distributed to the servicer; and

     (3) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections" below.

  (C) for Class C, an amount equal to its Class Available Funds will be dis-tributed in the following priority:

     (1) if neither the transferor nor any of its affiliates is the servicer, an amount equal to its share of the Investor Servicing Fee, plus any of its unpaid share of the Investor Servicing Fee, will be distributed to the servicer; and

     (2) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections" below.

"Excess Spread" means, for each distribution date, an amount equal to the sum of the amounts described in clauses (A)(5), (B)(3) and (C)(2) above.

Excess Spread; Excess Finance Charge Collections

On each distribution date, the trustee, acting on the servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Se-ries 1999-A for the related monthly period to make the following distributions in the following priority:

  (a) (1) (A) the amount necessary to pay the Class Monthly Interest, class deficiency amount, class additional interest and share of the Investor Servicing Fee for Class A and (B) the Class Share for Class A of any Net Swap Payment, will be applied to items (A) and (B) on a pro rata basis and, in the case of clause (A), in that order of priority, and
      (2) an amount equal to any unfunded Class Default Amount and Class Un-covered Dilution Amount for Class A will be treated as Available In-vestor Principal Collections;

  (b) an amount equal to the aggregate amount of Investor Charge-Offs for Class A which have not previously been reimbursed will be treated as Available Investor Principal Collections, which will constitute reim-bursement of a corresponding portion of those Investor Charge-Offs;

  (c) (1) (A) the amount necessary to pay the Class Monthly Interest, class deficiency amount, class additional interest and share of the Investor Servicing Fee for Class B and (B) the Class Share for Class B of any Net Swap Payment, will be applied to items (A) and (B) on a pro rata basis and, in the case of clause (A), in that order of priority, and
      (2) an amount equal to any unfunded Class Default Amount and Class Un-covered Dilution Amount for Class B will be treated as Available In-vestor Principal Collections;

  (d) the aggregate amount by which the Invested Amount for Class B has been reduced below the initial Invested Amount for Class B for reasons other than the payment of principal, if not previously reimbursed, will be treated as Available Investor Principal Collections, which will consti-tute reimbursement of a corresponding portion of those reductions of the Invested Amount for Class B;

  (e) an amount equal to the Class Monthly Interest for Class C, any class deficiency amount and any class additional interest for Class C will be distributed to the Class C interest holders;

  (f) if the transferor or any of its affiliates is the servicer, an amount equal to the Class C interest holders' share of the Investor Servicing Fee, plus any of its unpaid share of the Investor Servicing Fee, will be distributed to the servicer;

  (g) an amount equal to any unfunded Class Default Amount and Class Uncov-ered Dilution Amount for Class C will be treated as Available Investor Principal Collections;

  (h) the aggregate amount by which the Invested Amount for Class C has been reduced below the initial Invested Amount for Class C for reasons other than the payment of principal, if not previously reimbursed, will be treated as Available Investor Principal Collections, which will consti-tute reimbursement of a corresponding portion of those reductions of the Invested Amount for Class C;

  (i) an amount equal up to the excess, if any, of the Required Cash Collat-eral Amount over the Available Cash Collateral Amount (without giving effect to any deposit made on that date) will be deposited into the cash collateral account;

  (j) on each transfer date from and after the Reserve Account Funding Date, but before the date on which the reserve account terminates, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Amount will be deposited into the reserve ac-count;

  (k) an amount equal to all other amounts due under the Class C Agreement will be distributed as provided in the Class C Agreement; and

  (l) any balance will constitute Excess Finance Charge Collections and will be available for allocation to other series in group one and, if not required to be applied as Excess Finance Charge Collections, will be distributed to the holder of the transferor certificate or any other person then entitled to receive them as described under "Description of the Certificates--Sharing of Excess Finance Charge Collections" in the prospectus supplement and in the prospectus.

Reallocations and Payments of Principal

On each day that collections are deposited in the collection account the servicer will make an initial allocation of collections processed for Princi-pal Receivables. The servicer will allocate these collections among each se-ries and then among each class within each series. The servicer will allocate the Series 1999-A percentage of these collections to Series 1999-A. During the revolving period, Class A's Class Allocation of these collections will be treated as Shared Principal Collections on a daily basis. The remaining Prin-cipal Receivables allocated to Series 1999-A will be released to the transfer-or, but the transferor will be required to make them available if needed for reallocation on the related distribution date (except that such collections may be used to make principal payments on the Class C interests to the extent that an Enhancement Surplus exists).

On each distribution date, following the allocation of Available Funds de-scribed above, the trustee, acting on the servicer's instructions, will fur-ther allocate collections of Principal Receivables initially allocated to Se-ries 1999-A, called the "Series 1999-A Principal Collections," in the follow-ing order:

  (A)(1) if Class A Available Funds, Excess Spread, Excess Finance Charge Collections and the Available Cash Collateral Amount available to fund the Class Monthly Interest, class deficiency amount, class ad-ditional interest, Class A's Class Share of any Net Swap Payment, applicable portion of the Investor Servicing Fee, Class Default Amount and

         Class Uncovered Dilution Amount, for Class A are insufficient to fund those amounts, then Class Allocations of Series 1999-A Princi-pal Collections will be reallocated as follows:

          . from Class C until fully applied, then

          . from Class B until fully applied.

              These reallocated principal collections will be used to pay the required amounts for Class A in the order of clauses (A) (1),
              (2), (3) and (4) under "--Application of Collections--Available Funds" above.

     (2) if Class B Available Funds, Excess Spread, Excess Finance Charge Collections and the Available Cash Collateral Amount available to fund the Class Monthly Interest, class deficiency amount, class ad-ditional interest, Class B's Class Share of any Net Swap Payment, applicable portion of the Investor Servicing Fee, Class Default Amount and Class Uncovered Dilution Amount, for Class B are insuf-ficient to fund these amounts, then Class Allocations of Series 1999-A Principal Collections that remain after reallocation in clause (1) above will be reallocated from Class C until fully ap-plied.

              These reallocated principal collections will be used to pay the required amounts for Class B in the order of clauses (B) (1) and
              (2) under "--Application of Collections--Available Funds" and then under clause (c)(2) of "--Application of Collections--Ex-cess Spread; Excess Finance Charge Collections" above.

On each distribution date, the Invested Amount for Class C will be reduced (but not below zero) by the amount, if any, of Series 1999-A Principal Collec-tions allocated to Class C and Class B that have been reallocated as provided above. If on any distribution date, the Invested Amount for Class C is reduced to zero, the Invested Amount for Class B will be reduced (but not below zero) by the amount, if any, of Series 1999-A Principal Collections allocated to Class B that have been reallocated as provided above.

On any distribution date, the amount of reallocated principal collections available to be applied in the manner described in subsection (A)(1) above will be limited to the Invested Amount for Class B and Class C on that day. On any distribution date, the amount of reallocated principal collections avail-able to be applied in the manner described in subsection (A)(2) above will be limited to the Invested Amount for Class C on that day.

  (B) On each transfer date during the controlled accumulation period or the early amortization period (1) following the determination and alloca-tion of all Investor Charge-Offs for that transfer date, and (2) the reallocations and distributions made under subsection (A) above, Avail-able Investor Principal Collections will be distributed or deposited in the following priority:

     (1) an amount equal to Class A Monthly Principal for that transfer date will be deposited in the principal funding account during the con-trolled accumulation period, or deposited in the distribution ac-count during the early amortization period;

     (2) after giving effect to the distribution referred to in the forego-ing clause (1), an amount equal to the Class B Monthly Principal for that transfer date will be deposited in the distribution ac-count;

     (3) for each transfer date (other than the transfer date immediately preceding the Series 1999-A Termination Date) after giving effect to the distributions referred to in the foregoing clauses (1) and
         (2), an amount equal to the Class C Monthly Principal will be dis-tributed to the Class C interest holders; and

     (4) after giving effect to the distributions referred to in clauses (1) through (3) above, remaining Available Investor Principal Collec-tions will be treated as Shared Principal Collections and applied as described under "--Shared Principal Collections" in this pro-spectus supplement and in the prospectus.

On the earlier to occur of (1) the first transfer date during the early amorti-zation period and (2) the transfer date immediately preceding the Class A scheduled payment date, the trustee, acting on the servicer's instructions, will withdraw from the principal funding account and deposit in the distribu-tion account the amount on deposit in the principal funding account.

On the earlier to occur of (1) the first distribution date during the early am-ortization period and (2) the Class A scheduled payment date and on each subse-quent distribution date, the trustee, acting on the servicer's instructions, will pay amounts on deposit in the distribution account in the following prior-ity:

     (1) an amount equal to the lesser of the amount on deposit in the dis-tribution account and the Invested Amount for Class A will be paid to the Class A certificateholders; and

     (2) for each distribution date during the early amortization period and on or after the Class B scheduled payment date, after giving effect to the distributions referred to in the foregoing clause (1), an amount equal to the lesser of the amount on deposit in the distri-bution account and the Invested Amount for Class B will be paid to the Class B certificateholders.

As used in this prospectus supplement "Class A Monthly Principal" means, for any transfer date, an amount equal to the least of:

  (1) the Available Investor Principal Collections on deposit in the princi-pal account on that transfer date,

  (2) during the controlled accumulation period, the Controlled Deposit Amount, and

  (3) the Class A Adjusted Invested Amount on that transfer date before any deposit in the principal funding account.

As used in this prospectus supplement "Class B Monthly Principal" means, for the transfer date relating to the Class B Principal Commencement Date and each transfer date thereafter until the Class B Invested Amount is reduced to zero, an amount equal to the least of:

  (1) the Available Investor Principal Collections on that transfer date, mi-nus any Class A Monthly Principal on that transfer date, and

  (2) the outstanding Invested Amount for Class B (after giving effect to re-ductions for any Investor Charge-Offs allocated to Class B and any reallocations of Principal Collections from Class B on that transfer date).

As used in this prospectus supplement, "Class C Monthly Principal" means, for any transfer date, an amount equal to the least of:

  (1) the Enhancement Surplus on that transfer date,

  (2) the Available Investor Principal Collections then on deposit in the principal account, minus any Class A Monthly Principal and the Class B Monthly Principal on that transfer date, and

  (3) the Invested Amount for Class C.

Sharing of Excess Finance Charge Collections

On any distribution date, there may be Available Funds remaining on deposit in the collection account after giving effect to the distributions described in clauses (a) through (k) under "--Application of Collections--Excess Spread; Ex-cess Finance Charge Collections." These excess amounts, if any, will constitute a portion of Excess Finance Charge Collections for that distribution date and will be available for allocation to other outstanding series in group one. If these amounts are not required to be applied as Excess Finance Charge Collec-tions for any series in group one, they will be distributed to the holder of the Transferor Certificate or any other person then entitled to receive them.

When Series 1999-A is issued, "group one" will consist of the trust's currently outstanding series. All or some of the subsequently issued series may also be included in group one.

"Excess Finance Charge Collections" are collections of finance charge receiv-ables allocated to any series in group one, to the extent they exceed the amounts necessary to make required payments for that series, including payments to any related Enhancement Provider.

Excess Finance Charge Collections for each series in group one for any distri-bution date will be allocated pro rata based upon the amount of shortfalls, if any, for each outstanding series in group one. See "--Sharing of Excess Finance Charge Collections" in the prospectus.

Shared Principal Collections

All of the trust's currently outstanding series and Series 1999-A will also share principal collections as described in this section, as may future series issued by the trust. Collections of Principal Receivables for any monthly pe-riod allocated to any of these series will be first used to cover the principal amounts the trust is required to pay that series for the related monthly peri-od, including any required deposits into principal funding accounts and re-quired distributions. For a description of principal amount payable to Series 1999-A, see "--Principal Payments" in this prospectus supplement. The servicer will also determine the amount of collections of Principal Receivables for any monthly period allocated to each of these series that is remaining after cover-ing those required payments to the series ("Shared Principal Collections"). The servicer will then allocate the Shared Principal Collections to cover Principal Shortfalls for other series which have not been covered out of the collections of Principal Receivables allocable to that series. However, on or after the oc-currence of an early amortization event, no Shared Principal Collections will be allocated to Series 1999-A.

A "Principal Shortfall" occurs for a series when the collections of Principal Receivables allocated to that series during a monthly period do not cover the required principal distributions and deposits to principal funding accounts for that series, however, on or after the occurrence of an early amortization event for Series 1999-A, the amount of any "Principal Shortfall" for Series 1999-A shall be deemed to be zero.

Any portion of Shared Principal Collections allocated to Series 1999-A on any transfer date will be applied as Available Investor Principal Collections on that transfer date. See "--Principal Payments" in this prospectus supplement.

If Principal Shortfalls exceed Shared Principal Collections for any monthly pe-riod, Shared Principal Collections will be allocated pro rata among the trust's principal sharing series based on the relative amount of Principal Shortfalls attributable to each such series. To the extent that Shared Principal Collec-tions exceed Principal Shortfalls, however, the balance will be paid to the transferor or, to the extent the Transferor's Interest is less than the speci-fied amount, deposited into the Excess Funding Account. See "Description of the Certificates--Excess Funding Account" in the prospectus.

Cash Collateral Account; Required Enhancement Amount

The servicer shall establish and maintain with an Eligible Institution, which may be the trustee, in the name of the trustee, on behalf of the trust, a seg-regated trust account which will serve as the cash collateral account for Se-ries 1999-A. The trustee will possess all right, title and interest in all funds on deposit from time to time in the cash collateral account and in all proceeds of those funds. The interest of Class B in the cash collateral ac-count will be subordinated to the interests of Class A as described in this prospectus supplement. The trustee, at the direction of the servicer, will make deposits to and withdrawals from the cash collateral account, as de-scribed in this prospectus supplement.

Funds on deposit in the cash collateral account will be invested at the direc-tion of the servicer by the trustee in Eligible Investments. Funds on deposit in the cash collateral account on any transfer date, after giving effect to any withdrawals from the cash collateral account on that transfer date, will generally be invested in investments that will mature so that the funds on de-posit in the cash collateral account will be available for withdrawal on or before the following transfer date. On each transfer date, all interest and earnings, net of losses and investment expenses, accrued since the preceding transfer date will be treated as collections of Finance Charge Receivables al-locable to Series 1999-A. For purposes of determining the availability of funds or the balances in the cash collateral account, all investment earnings shall be deemed not to be available or on deposit.

The servicer will calculate for each monthly period the Required Draw Amount for the related distribution date. If on any distribution date the Required Draw Amount is greater than zero, an amount equal to the lesser of the Re-quired Draw Amount for that distribution date and the Available Cash Collat-eral Amount on that distribution date will be withdrawn from the cash collat-eral account and distributed to fund any deficiency pursuant to clauses (a) through (d) under "--Application of Collections--Excess Spread; Excess Finance Charge Collections," in that order of priority.

If, after giving effect to all deposits to and withdrawals from the cash col-lateral account and adjustments to Class C on any transfer date, there is an Enhancement Surplus, the trustee, acting on the instructions of the servicer, will withdraw from the cash collateral account, and apply under the terms of the Class C Agreement, an amount up to the Enhancement Surplus.

If on any transfer date, the Available Enhancement Amount is less than the Re-quired Enhancement Amount, Excess Spread amounts, if available, will be used to increase the Invested Amount for Class C or the Available Cash Collateral Amount to the extent of that shortfall.

"Required Draw Amount" means, for any monthly period, the amount by which the amounts specified in clauses (a) through (d) under "--Application of Collec-tions--Excess Spread; Excess Finance Charge Collections" on the related trans-fer date exceed the amount of Excess Spread and Excess Finance Charge Collec-tions available to Series 1999-A for the related monthly period.

"Available Cash Collateral Amount" means, for any transfer date, the lesser of
(1) the amount on deposit in the cash collateral account on that date (before giving effect to any deposit to, or withdrawal from the cash collateral ac-count to be made on that date), and (2) the Required Enhancement Amount on that date.

"Available Enhancement Amount" means, on any date of determination, the sum of
(1) the Invested Amount for Class C and (2) the aggregate amount of funds on deposit in the cash collateral account, in each case on that date.

"Enhancement Surplus" means, for any transfer date, the excess, if any, of (1) the amount on deposit in the cash collateral account, plus the Invested Amount for Class C, over (2) the Required Enhancement Amount.

"Required Cash Collateral Amount" means, for any date of determination, the Required Enhancement Amount less the Invested Amount for Class C.

"Required Enhancement Amount" means, for any transfer date, an amount equal to the greater of (1) 15% of the Adjusted Invested Amount on that transfer date, after taking into account deposits into the principal funding account on that transfer date and payments (including payments on Class C) to be made on the related distribution date, and (2) $18,000,000; provided, however (x) if, on or prior to that transfer date, there have been any Required Draw Amounts or any reductions in the Invested Amount for Class C described in clauses (3),
(4), (5) or (6) of the definition of "Invested Amount", or an early amortiza-tion event occurs with respect to Series 1999-A, then the Required Enhancement Amount for that transfer date shall, subject to clauses (y) and (z), equal the Required Enhancement Amount on the transfer date immediately preceding that reduction, Required Draw Amount or early amortization event, (y) in no event will the Required Enhancement Amount exceed the sum of the outstanding princi-pal amounts of the Class A and Class B certificates, each as of the last day of the monthly period preceding that transfer date after taking into account the payments to be made on the related distribution date and (z) the Required Enhancement Amount may be reduced or increased at transferor's option at any time if the transferor, the servicer, the Class C interest holders and the trustee have been provided evidence that the transferor, the servicer and the trustee have received notification in writing from each Rating Agency that the proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the certificates.

Following any decrease in the Required Enhancement Amount during the revolving period, principal collections allocable to the Series 1999-A may be used on each transfer date to pay down Class C by an amount equal to any resulting En-hancement Surplus.

Reserve Account

The trustee will establish and maintain a segregated trust account held for the benefit of the Class A certificateholders to assist with the subsequent distribution of interest on the Class A certificates during the controlled ac-cumulation period. We refer to this account as the "reserve account."

On each transfer date from and after the Reserve Account Funding Date, but be-fore the termination of the reserve account, the trustee, acting on the servicer's instructions, will apply Excess Spread to the extent described clause (j) under "--Application of Collections--Excess Spread; Excess Finance Charge Collections" above to increase the amount on deposit in the reserve ac-count, to the extent the amount on deposit is less than the Required Reserve Account Amount.

"Reserve Account Funding Date" means the transfer date during the monthly pe-riod which commences no later than three months before the commencement of the controlled accumulation period, or an earlier date as the service may deter-mine.

"Portfolio Adjusted Yield" means, for any transfer date, the average of the percentages obtained for each of the three preceding monthly periods by sub-tracting the Base Rate from the Portfolio Yield for that monthly period and deducting 0.50% from the result for each monthly period.

The "Required Reserve Account Amount" means, for any transfer date on or after the Reserve Account Funding Date, an amount equal to (1) 0.5% of the outstand-ing principal balance of the Class A certificates, or (2) any other amount designated by the transferor. However, if that designation is of a lesser amount, the transferor will have provided the servicer, the Class C interest holders and the trustee with evidence that (1) the transferor, the servicer and the trustee have received notification in writing that the proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the certificates, and (2) the transferor will have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to that officer at that time, in the reasonable belief of the transferor, that designation will not cause an early amortization event or an event that, after the giving of notice or the lapse of time, would cause an early amortization event to occur for Series 1999-A.

On or before each transfer date during the controlled accumulation period and on the first transfer date during the early amortization period, a withdrawal will be made from the reserve account, and the amount of that withdrawal will be deposited in the Finance Charge Account and included in collections of Fi-nance Charge Receivables to be applied to Class Available Funds for Class A for that transfer date in an amount equal to the lesser of (1) the Available Re-serve Account Amount for that transfer date, and (2) the Principal Funding In-vestment Shortfall for that transfer date.

On each transfer date, the amount available to be withdrawn from the reserve account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the reserve account (before giving effect to any de-posit to be made to the reserve account on that transfer date) and the Required Reserve Account Amount for that transfer date.

On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that transfer date, the trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Re-serve Account Amount and apply that excess as required by the Class C Agree-ment.

If the reserve account has not terminated as described below, all amounts on deposit in the reserve account on any transfer date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that trans-fer date) will be invested to the following transfer date by the trustee at the direction of the servicer in Eligible Investments. The interest and other in-vestment income (net of investment expenses and losses) earned on the invest-ments will be retained in the reserve account (to the extent the amount on de-posit is less than the Required Reserve Account Amount) or deposited in the Fi-nance Charge Account and treated as Class Available Funds for Class A.

The reserve account will be terminated upon the earlier to occur of (a) the first transfer date during the early amortization period and (b) the transfer date immediately preceding the Class A scheduled payment date. Upon the termi-nation of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be applied as required by the Class C Agreement. Any amounts withdrawn from the reserve account and applied as described above will not be available for distribution to the Class A certificateholders.

Defaulted Receivables; Dilutions

On or before each transfer date, the servicer will calculate the Investor De-fault Amount for the preceding monthly period. The servicer will then allocate a portion of the Investor Default Amount, if any, for each monthly period to each class. The portion of the Investor Default Amount allocated to each class is referred to as the Class Default Amount.

The "Class Default Amount" means, for each class and for each monthly period, an amount equal to the product of (1) the Class Floating Allocation Percentage applicable to that class during the related monthly period, and (2) the aggre-gate Investor Default Amount for that monthly period.

"Investor Default Amount" means, for any Receivable in a Defaulted Account, an amount equal to the product of (a) the Default Amount and the Floating Alloca-tion Percentage on the day that Account became a Defaulted Account.

On or before each transfer date, the servicer will determine the aggregate amount of Dilution for the related monthly period. For a description of Dilu-tion, see "Description of the Certificates--Dilution" in the prospectus. The aggregate amount of Dilution will initially be allocated to the transferor in-terest to the extent that, on the last day of the related monthly period, the transferor interest is greater than zero. If as a result of that reduction the transferor interest is reduced below zero, the transferor is required to de-posit into the Excess Funding Account an amount equal to the amount by which the transferor interest would be reduced below zero. If the transferor fails to deposit all or any portion of the required amount into the Excess Funding Ac-count, we refer to the amount not deposited by the transferor for any monthly period as the "Uncovered Dilution Amount" for that monthly period.

The amount of Unrecovered Dilution Amount allocated to Series 1999-A will be an amount equal to the Series Uncovered Dilution Amount. The "Series Uncovered Di-lution Amount" means, an amount equal to the product of (x) the Series Alloca-tion Percentage for the related monthly period, times (y) the Uncovered Dilu-tion Amount for that monthly period.

"Series Allocation Percentage" means, for any monthly period, the percentage equivalent of a fraction, the numerator of which is the numerator used in de-termining the Floating Allocation Percentage for that monthly period and the denominator of which is the sum of the numerators used to calculate the In-vestor Percentages for allocations of Finance Charge Receivables for all out-standing series on that date of determination; however, if during any monthly period in which a Reset Date occurs, the denominator for the portion of the monthly period falling on and after each Reset Date and on or before any subse-quent Reset Date will be determined using a denominator which is equal to the sum of the numerators used to calculate the Investor Percentages for alloca-tions of Finance Charge Receivables for all outstanding series at the close of business on each Reset Date.

The servicer will also allocate the Series Uncovered Dilution Amount among each class. The amount allocated to each class will equal the Class Uncovered Dilu-tion Amount. The "Class Uncovered Dilution Amount" means, for each class and for each monthly period, an amount equal to the product of (1) the Class Float-ing Allocation Percentage applicable to that class during the related monthly period, and (2) the Series Uncovered Dilution Amount for that monthly period.

Investor Charge-Offs

For each monthly period an amount equal to the Class Default Amount and any Class Uncovered Dilution Amount for each class will be paid from Available Funds for the Class A certificates only, Excess Spread, Excess Finance Charge Collections, any Available Cash Collateral Amount withdrawn for that applica-tion and reallocated Principal Collections which are allocated and available to fund the Class Default Amount and Class Uncovered Dilution Amount for that class.

The classes will absorb excess defaults and dilution in inverse order of their priority. This means that the Class B certificates will only be reduced for de-faults and dilutions allocated to the Class A certificates and Class B certifi-cates once the Invested Amount for Class C has been reduced to zero. The Class A certificates will only be reduced for defaults and dilutions allocated to the Class A certificates once the Invested Amounts for Class B and Class C have been reduced to zero.

These reductions will only occur for a class if allocations of Class Available Funds (for Class A only), Excess Spread, Excess Finance Charge Collections, reallocations of Principal Collections for the benefit of that class and any Available Cash Collateral Amount withdrawn from the cash collateral account for the benefit of that class, are insufficient to cover defaults and dilution which that class is required to cover.

  (A) The Invested Amount for Class C will be reduced, but not below zero, on each distribution date, for the following uncovered amounts in the fol-lowing priority:

     (1) any uncovered Class Default Amount and Class Uncovered Dilution Amount allocated to Class C;

     (2) any uncovered Class Default Amount and/or Class Uncovered Dilution Amount for the Class A certificates; and

     (3) any uncovered Class Default Amount and/or Class Uncovered Dilution Amount for the Class B certificates.

  (B) After giving effect to reductions to the Invested Amount for Class C, the outstanding Invested Amount for Class B will be reduced, but not below zero, on each distribution date, for the following uncovered amounts in the following priority:

     (1) any uncovered Class Default Amount and/or Class Uncovered Dilution Amount allocated to the Class B certificates; and

     (2) any uncovered Class Default Amount and/or Class Uncovered Dilution Amount for the Class A certificates.

  (C) After giving effect to reductions to the Invested Amounts for Class C and Class B, the outstanding Invested Amount for Class A will be re-duced, but not below zero, on each distribution date, for any uncovered Class Default Amount and Class Uncovered Dilution Amount allocated to the Class A certificates.

If the Invested Amount for any class is reduced, it will be reinstated on any distribution date by the amount of Excess Spread and Excess Finance Charge Col-lections allocated and available for that purpose as described in "--Applica-tion of Collections--Excess Spread; Excess Financing Charge Collections."

When we use the term "Investor Charge-Off" in this prospectus supplement, we mean (1) for Class A, the amount described in Subsection (C) above, (2) for Class B, the amount described in Subsection (B)(1) above, and (3) for Class C, the amount described in subsection (A)(1) above.

Paired Series

Series 1999-A may be paired with one or more other series (each a "Paired Se-ries"). A Paired Series may be funded with an initial deposit to a prefunding account in an amount up to the initial principal balance of that Paired Series and primarily from the proceeds of the sale of the certificates related to the Paired Series. Any prefunding account for a Paired Series will be held for the benefit of the Paired Series and not for the benefit of Series 1999-A certificateholders. As principal payments are made on Series 1999-A or funds are accumulated in the Principal Funding Account for that purpose, an equal amount of funds in any prefunding account for that Paired Series will be re-leased and distributed to the transferor and the invested amount in the trust of that Paired Series will increase by a corresponding amount.

Alternatively, a Paired Series may be funded through the issuance of a Variable Interest that is funded incrementally. As principal payments are made on Series 1999-A, an interest in that Paired Series in an equal or lesser amount may be sold by the Trust. Proceeds of that sale will be distributed to the transferor and the invested amount in the trust of that Paired Series will increase by a corresponding amount.

Upon payment in full of the Series 1999-A certificates, assuming there that there have been no unreimbursed charge-offs on the investor interest of the Paired Series, the aggregate amount of that Paired Series will have been in-creased by an amount equal to the Invested Amount paid to the Holders since the issuance of that Paired Series.

The issuance of a Paired Series will be subject to the conditions described un-der "Description of the Certificates--New Issuances" in the prospectus.

"Variable Interest" means either of (a) any certificate that is designated as a variable funding certificate in the related series supplement, and (b) any Pur-chased Interest sold as permitted by the pooling agreement.

Optional Repurchase; Final Payment of Principal; Termination

Series 1999-A will be subject to optional repurchase by the servicer on any distribution date on or after the distribution date on which the Invested Amount is reduced to an amount less than or equal to $30,000,000 (5% of the initial Invested Amount). To do so, the servicer must deposit into the collec-tion account an amount equal to sum of (1) the outstanding principal amount of the Class A certificates, the Class B certificates and the Class C interests (less any amounts on deposit in the principal funding account or the principal account), plus (2) all accrued and unpaid interest on Series 1999-A through the day preceding the distribution date on which the repurchase occurs. See "The Pooling and Servicing Agreement--Termination of the Trust" in the prospectus.

If the Invested Amount is greater than zero on the Series 1999-A Termination Date, the trustee or the servicer will be required to sell or cause to be sold some Receivables and to pay the net proceeds of that sale and any collections on the Receivables, to the extent available and in the priorities set forth in this prospectus supplement, in an amount at least equal to the Invested Amount plus accrued interest thereon.

Each certificate will be retired on the day following the July 2006 distribu-tion date, whether as a result of optional reassignment to the transferor or otherwise. Series 1999-A will terminate on the Series 1999-A Termination Date and after that day, no further principal or interest payments will be made on the Class A and Class B certificates except as described above.

The "Series 1999-A Termination Date" means the earliest to occur of (1) the distribution date on which the Invested Amount is paid in full, (2) the termi-nation of the trust and (3) the July 2006 distribution date.

Purchase of Certificates by the Transferor

The transferor may, from time to time, but will have no obligation to, purchase Class A certificates or Class B certificates on the secondary market in accor-dance with applicable law and may request the trustee to cancel such Class A certificates or Class B certificates and reduce the outstanding Invested Amount for Class A or outstanding Invested Amount for Class B, respectively, by a cor-responding amount. Any purchase of the Class B certificates, however, may only be made if the transferor makes a corresponding purchase of Class A certifi-cates that results in a pro rata reduction in the Invested Amount for Class A.

Early Amortization Events

You need to understand the following terms to understand when an early amorti-zation event has occurred for Series 1999-A.

"Base Rate" means, for any monthly period, the annualized percentage equiva-lent of a fraction, the numerator of which is the sum of the Monthly Interest for the related interest period, and the Investor Servicing Fee for that monthly period, and the denominator of which is the Invested Amount as of last day of that monthly period.

"Monthly Interest" means, for any distribution date, the sum of:

  (1) for Class A, its Class Monthly Interest, any class deficiency amount and any class additional interest;

  (2) for Class B, its Class Monthly Interest, any class deficiency amount and any class additional interest; and

  (3) for Class C, its Class Monthly Interest, any class deficiency amount and any class additional interest.

"Portfolio Yield" means, for any monthly period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the result of Available Funds for that monthly period (excluding any Excess Finance Charge Collections), plus any Net Swap Receipt for the related transfer date, minus any Net Swap Payment for the related transfer date, plus Principal Funding In-vestment Proceeds, plus amounts withdrawn from the reserve account deposited (before giving effect to any netting) into the finance charge account and al-locable to Series 1999-A for that monthly period, calculated on a cash basis after subtracting the aggregate Investor Default Amounts and the Uncovered Di-lution Amount for that monthly period and the denominator of which is the In-vested Amount as of the last day of that monthly period.

An "early amortization event" refers to (1) an early amortization event as de-scribed in the prospectus under "Description of the Certificates--Early Amor-tization Events" and (2) any of the following events:

  (a) failure on the part of the transferor:

     (1) to make any payment or deposit required under the pooling agreement within five days after the date required, or

     (2) to perform in any material respect any of its agreements under the pooling agreement, if the failure has a material adverse effect on the Class A and Class B certificateholders (which determination will be made without reference to whether any funds are available from the Class C interests or the cash collateral account) and con-tinues unremedied for a period of 60 days after the date on which written notice of the failure has been given to the transferor by the trustee, or to the transferor and the trustee by certificateholders and/or the Class C interest holders representing more than 50% of the Invested Amount, and which continues to have a material adverse effect on the interests of the Class A and Class B certificateholders (which determination will be made without refer-ence to whether any funds are available from the Class C interests or the cash collateral account) for that 60 day period;

  (b) any representation or warranty made by the transferor in the pooling agreement, or any information required to be given by the transferor to the trustee to identify the accounts:

     (1) proves to have been incorrect in any material respect when made or when delivered and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of the failure has been given to the transferor by the trustee, or to the transferor and the trustee by certificateholders and/or the Class C interest holders representing more than 50% of Series 1999-A, and

     (2) as a result the interests of the Class A and Class B certificateholders are, and continue to be, materially and adversely affected (which determination will be made without reference to whether any funds are available from the Class C interests or the cash collateral account) during the 60 day period;

  however, an early amortization event will not occur if the transferor has accepted reassignment of the related Receivable, or all of the Receivables, if applicable, during the 60 day period;

  (c) the average Portfolio Yield for any three consecutive monthly periods is less than the average Base Rate for that period;

  (d) the transferor shall fail to convey Receivables arising under addi-tional accounts, or Participation Interests, to the trust, when re-quired by the pooling agreement, however, an early amortization event will not occur if, prior to the date on which the conveyance is re-quired to be made, the transferor causes a reduction in the invested amount of any Variable Interest to occur, so that, after giving effect to that reduction (1) the Transferor Amount is not less than the Mini-mum Transferor Amount, and (2) the sum of the aggregate amount of Prin-cipal Receivables plus amounts on deposit in the Excess Funding Account is not less than the Required Principal Balance; and the occurrence of an early amortization event will constitute the certificateholders' sole remedy for any such failure to convey Receivables;

  (e) any Servicer Default occurs which would have a material adverse effect on the Class A and Class B certificateholders;

  (f) the aggregate principal amount on deposits in the principal funding ac-count is insufficient to pay the Invested Amount for Class A in full on the Class A scheduled payment date, or the Available Investor Principal Collections are insufficient to pay the Invested Amount for Class B in full by the Class B scheduled payment date;

  (g) any counterparty to one of the interest rate swaps entered into for the benefit of your series fails to pay any Net Swap Receipt in full within five days of the day on which payment is due, and the servicer fails within 30 days of such event to obtain for the trust a substitute in-terest rate swap or other arrangement consistent with the ratings of Class A and Class B; or

  (h) Moody's, Standard & Poor's or, if rated by Fitch, Fitch withdraws the short-term rating of any counterparty to one of the interest rate swaps or reduces such rating below P-1, A-1+ or F-1, as applicable, and the servicer fails within 30 days of such event to obtain for the trust a substitute interest rate swap or other arrangement consistent with the ratings of Class A, Class B and the Class C.

An event described in (a), (b) or (e) above will be considered an early amor-tization event for Series 1999-A, after the applicable grace period set forth in those paragraphs, if the trustee or certificateholders and/or the Class C interest holders representing more than 50% of Series 1999-A give written no-tice to the transferor and the servicer and--if notice is given by certificateholders and/or the Class C interest holders representing more than 50% of Series 1999-A--to the trustee. The notice must declare that an early amortization event has occurred.

No notice or other action by the trustee, the certificateholders or the Class C interest holders is required if an event described in paragraphs (c), (d),
(f), (g) or (h) above occurs. These events result in the automatic occurrence of an early amortization event.

See "Description of the Certificates--Early Amortization Events" in the pro-spectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

Reports to Holders

On each transfer date, the trustee will forward to the certificateholders of record, a statement prepared by the servicer setting forth the items described in "Description of the Certificates--Reports to Holders" in the prospectus. In addition, that statement will include (a) the Invested Amount for Class C for that transfer date, (b) the Available Cash Collateral Amount for that transfer date, and (c) the amount, if any, withdrawn from the principal funding account on that transfer date.

                                   TAX STATUS

Special tax counsel will opine on the closing date that under existing law the Class A certificates will be characterized as debt for Federal income tax pur-poses and the trust will not be an association or publicly traded partnership taxable as a corporation. Under the pooling agreement, the transferor, the servicer, the Class A certificateholders and the certificate owners will agree to treat the Class A certificates as debt for Federal, state, local and foreign income and franchise tax purposes. See "U.S. Federal Income Tax Consequences" in the prospectus for additional information concerning the application of Fed-eral income tax laws.

                              ERISA CONSIDERATIONS

Subject to considerations described below and in the prospectus, the Class A certificates may be eligible for purchase by employee benefit plan investors.

Under a regulation issued by the Department of Labor, the trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Class A certificates if the conditions contained in the regulation are met. Among other conditions, the regulation requires that the Class A certificates must be held, upon completion of the public offering made by this prospectus supplement, by at least 100 investors who are independent of the transferor and of one anoth-er.

Based on information provided by the underwriters, agents and/or dealers in-volved in the distribution of the Class A certificates offered by this prospec-tus supplement, the transferor will notify the trustee as to whether or not the Class A certificates will be expected to be held by at least 100 separately named persons at the conclusion of the offering; however, we cannot provide you any assurance, and no monitoring or other measures (except as described in this paragraph) will be taken to ensure, that the Class A certificates will be held by at least 100 separately named persons. The transferor anticipates that the other conditions of the regulation will be met.

If the trust's assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor criterion is not satis-fied), violations of the "prohibited transaction" rules of the Employee Retire-ment Income Security Act of 1974, as amended, could result and generate excise tax and other liabilities under Employee Retirement Income Security Act of 1974, as amended, and section 4975 of the Internal Revenue Code of 1986, as amended, unless a statutory, regulatory or administrative exemption is avail-able. It is uncertain whether existing exemptions from the "prohibited transac-tion" rules of Employee Retirement Income Security Act of 1974, as amended, would apply to all transactions involving the trust's assets. Accordingly, fi-duciaries or other persons contemplating purchasing the offered certificates on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations" in the prospectus.

                               CERTIFICATE RATING

It is a condition to the issuance of the Class A certificates that they be rated in the highest rating category by at least one Rating Agency.

Any rating of your certificates by a Rating Agency will indicate:

     . its view on the likelihood that you will receive timely interest pay-ments and principal payments by the Series 1999-A Termination Date; and

     . its evaluation of the receivables and the availability of the credit enhancement for your certificates.

Among the things a rating will not indicate are:

     . the likelihood that principal payments will be paid on a scheduled date before the Series 1999-A Termination Date;

     . the likelihood that an early amortization event will occur;

     . the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders;

     . the marketability of your certificates;

     . the market price of your certificates; or

     . whether your certificates are an appropriate investment for any pur-chaser.

A rating will not be a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time. Each rating should be evaluated independently of any other rating. See "Risk Factors--Limitations of Certifi-cate Rating" in the prospectus for a discussion of other limitations to credit ratings.

                                  UNDERWRITING

The transferor has agreed to sell and the underwriters identified below have agreed to purchase the principal amount of the Class A certificates listed in the table below. The terms of these purchases are governed by an underwriting agreement between the transferor and J.P. Morgan Securities, Inc., for itself and as representative of all underwriters.

                                         Principal
                                         Amount of
                                          Class A
Underwriters of Class A Certificates    Certificates
------------------------------------    ------------
J.P. Morgan Securities, Inc.            $95,000,000
Banc One Capital Markets, Inc.          $94,600,000
Chase Securities Inc.                   $94,600,000
Credit Suisse First Boston Corporation  $94,600,000
First Union Capital Markets Corp.       $94,600,000

The underwriters have agreed to purchase all of the offered certificates if any of the offered certificates are purchased.

J.P. Morgan Securities, Inc., as representative of the Class A underwriters, has advised the transferor that the Class A underwriters propose initially to offer the Class A certificates to the public at the price set forth on the cover page of this prospectus supplement and to some dealers at that price less concessions not in excess of 0.185% of the principal amount of the Class A certificates. The Class A underwriters may allow, and those dealers may reallow, concessions not in excess of 0.150% of the principal amount of the Class A certificates to some brokers and dealers. After the ini-tial public offering, the public offering price and other selling terms may be changed by the Class A underwriters. Additional offering expenses are estimated to be $600,000.

Each underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell any of the offered certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the offered certificates to a per-son who is of a kind described in Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No. 2) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

The transferor will indemnify the underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Secu-rities Act of 1933, or contribute to payments relating to those liabilities that the underwriters may be required to make.

The underwriters may engage in over-allotment transactions, stabilizing trans-actions, syndicate covering transactions and penalty bids for the offered cer-tificates under Regulation M of the Securities Exchange Act of 1934.

     . Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position.

     . Stabilizing transactions permit bids to purchase the offered certifi-cates so long as the stabilizing bids do not exceed a specified maxi-mum.

     . Syndicate covering transactions involve purchases of the offered cer-tificates in the open market after the distribution has been com-pleted in order to cover syndicate short positions.

     . Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered certificates originally sold by that syndicate member are purchased in a syndicate covering trans-action.

These transactions may cause the prices of the offered certificates to be higher than they would otherwise be in the absence of those transactions. Nei-ther the transferor nor any of the underwriters represent that the underwriters will engage in any of those transactions or that those transactions, once com-menced, will not be discontinued without notice at any time.

                                 LEGAL MATTERS

Certain legal matters relating to the issuance of the Class A certificates will be passed upon for the transferor by Carolyn Melvin, Esq., General Counsel to the transferor and Mayer Brown & Platt, Chicago, Illinois, special counsel to the transferor. Certain legal matters related to Ohio law will be passed upon for the transferor by Arter & Hadden, Columbus, Ohio. Certain legal mat-ters relating to the federal tax consequences of the issuance of the Class A certificates will be passed upon for the transferor by Mayer, Brown & Platt. Certain legal matters relating to the issuance of the Class A certificates will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

                                                                            Page
                                                                            ----
Additional Portfolio.......................................................  S-9
Adjusted Invested Amount................................................... S-22
Available Cash Collateral Amount........................................... S-38
Available Enhancement Amount............................................... S-38
Available Funds............................................................ S-32
Available Investor Principal Collections................................... S-24
Available Reserve Account Amount........................................... S-40
Base Rate.................................................................. S-44
Class A Adjusted Invested Amount........................................... S-21
Class A Monthly Principal.................................................. S-36
class additional interest.................................................. S-23
Class Allocation........................................................... S-30
Class Available Funds...................................................... S-31
Class B Monthly Principal.................................................. S-36
Class B Principal Commencement Date........................................ S-25
Class C Agreement.......................................................... S-23
Class Certificate Rate..................................................... S-22
Class C Monthly Principal.................................................. S-36
Class Default Amount....................................................... S-40
class deficiency amount.................................................... S-23
Class Fixed Allocation Percentage.......................................... S-30
Class Floating Allocation Percentage....................................... S-30
Class Monthly Interest..................................................... S-22
Class Share................................................................ S-32
Class Uncovered Dilution Account........................................... S-41
Controlled Accumulation Amount............................................. S-25
controlled accumulation period............................................. S-25
Controlled Accumulation Period Length...................................... S-27
Controlled Deposit Amount.................................................. S-25
Current Portfolio..........................................................  S-9
determination date......................................................... S-27
early amortization event................................................... S-44
early amortization period.................................................. S-27
Enhancement Surplus........................................................ S-39
Excess Finance Charge Collections.......................................... S-37
Excess Spread.............................................................. S-33

                                                                            Page
                                                                            ----
finance charge account..................................................... S-31
Fixed Allocation Percentage................................................ S-29
Floating Allocation Percentage............................................. S-28
group one.................................................................. S-37
Identified Portfolio.......................................................  S-9
interest period............................................................ S-22
Invested Amount............................................................ S-21
Investor Charge-Off........................................................ S-42
Investor Default Amount.................................................... S-41
Investor Servicing Fee..................................................... S-30
LIBOR...................................................................... S-23
Monthly Interest........................................................... S-44
Net Swap Receipt........................................................... S-23
Net Swap Payment........................................................... S-24
Paired Series.............................................................. S-42
Portfolio Adjusted Yield................................................... S-39
Portfolio Yield............................................................ S-44
principal account.......................................................... S-31
principal funding account.................................................. S-25
Principal Funding Investment Proceeds...................................... S-26
Principal Shortfall........................................................ S-37
Required Cash Collateral Amount............................................ S-39
Required Draw Amount....................................................... S-38
Required Enhancement Amount................................................ S-39
Required Reserve Account Amount............................................ S-39
reserve account............................................................ S-39
Reserve Account Funding Date............................................... S-39
Reset Date................................................................. S-29
revolving period........................................................... S-25
Series 1999-A Principal Collections........................................ S-34
Series 1999-A Termination Date............................................. S-43
Series Allocation Percentage............................................... S-41
Series Uncovered Dilution Amount........................................... S-41
Shared Principal Collections............................................... S-37
transfer date.............................................................. S-31
Uncovered Dilution Amount.................................................. S-41
Variable Interest.......................................................... S-43

                                                                         ANNEX I

                           Issuances of Other Series

The table below sets forth the principal characteristics of the other outstand-ing series issued by the trust, Series 1996-A, Series 1996-B and Series 1996-VFC. Each of these series are in group one for purposes of sharing Excess Fi-nance Charge Collections and shared principal collections.

1. Series 1996-A

Series 1996-A initial Invested Amount............................. $550,000,000
Class A initial Invested Amount................................... $445,500,000
Class B initial Invested Amount.................................... $46,750,000
Initial Collateral Interest/1/..................................... $57,750,000
Initial Cash Collateral Balance.................................... $13,750,000
Series Servicing Fee Rate................................................. 2.0%
Class A Rate............................................................. 6.70%
Class B Rate............................................................. 7.00%
Maximum Collateral Rate.......................................... LIBOR + 1.10%
Class A expected principal payment dates.. March 2001 to July 2001 distribution date
Class B expected final payment date.............. August 2001 distribution date
Series 1996-A termination date................. February 2004 distribution date
Group...................................................................... One
Series Issuance Date............................................... May 9, 1996
Required Retained Transferor Percentage for 1996-A....................... 7%/2/

2. Series 1996-B

Series 1996-B initial Invested Amount............................. $350,000,000
Class A initial Invested Amount................................... $283,500,000
Class B initial Invested Amount.................................... $29,750,000
Initial Collateral Interest/1/..................................... $36,750,000
Initial Cash Collateral Balance..................................... $8,750,000
Series Servicing Fee Rate................................................. 2.0%
Class A Rate............................................................. 6.95%
Class B Rate............................................................. 7.20%
Maximum Collateral Rate.......................................... LIBOR + 1.10%
Class A expected final payment date................. May 2003 distribution date
Class B expected final payment date................ June 2003 distribution date
Series 1996-B termination date.................... April 2006 distribution date
Group...................................................................... One
Series Issuance Date............................................... May 9, 1996
Required Retained Transferor Percentage for 1996-B....................... 7%/2/

3. Series 1996-VFC

The trust has also issued Series 1996-VFC which is a series of variable funding certificates, meaning that the aggregate outstanding principal amount of Series 1996-VFC certificates may be increased or decreased from time to time subject to a maximum amount. The maximum amount for Series 1996-VFC is currently $500,000,000. The maximum amount for Series 1996-VFC may be increased or de-creased from time to time, subject to certain conditions, including the mutual agreement of the transferor and the holders of Series 1996-VFC certificates. Series 1996-VFC is in a revolving period until June 27, 2000 (unless an early amortization event occurs prior to that date). That revolving period may be ex-tended by mutual agreement of the transferor and the holders of Series 1996-VFC certificates.
-------
1. On or prior to the closing date, this series will be amended to include ad-ditional enhancement for the Class A and Class B Certificates in an amount equal to 2% of the series initial invested amount.
2. On or prior to the closing date, this series will be amended to reduce the Required Retained Transferor Percentage to 4%.

PROSPECTUS

World Financial Network Credit Card Master Trust
Asset-Backed Certificates

World Financial Network National Bank
Transferor and Servicer

The Asset-Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent undivided interests in certain assets of the World Financial Network Credit Card Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement dated as of January 17, 1996 and to be amended and restated on or prior to Series 1999-A's closing date (the "Pooling Agreement") between World Financial Network National Bank, as transferor (the "Transferor") and servicer (the "Servicer"), and Harris Trust and Savings Bank, as trustee (the "Trustee"). The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer open end credit card accounts (the "Accounts"), collec-tions thereon, monies on deposit in certain accounts of the Trust, any Partic-ipation Interests (defined herein) included in the Trust, collections thereon and any Enhancement (defined herein) with respect to any particular Series or Class as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Certain capitalized terms used in this Prospectus are defined in this Prospectus on the pages indicated in the "Index of Terms for Prospectus" on page 64 of this Prospectus.

                                                       (continued on next page)

                                ---------------

Potential investors should consider, among other things, the information set forth in "Risk Factors" beginning on page 17.

                                ---------------

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REP-RESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR OR THE SERVICER OR ANY AFFILIATE OF THEM. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CER-TIFICATES NOR THE UNDERLYING ACCOUNTS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENTAL AGENCY. THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERN-MENTAL AGENCY.

                                ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

Certificates may be sold by the Transferor directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certifi-cates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certifi-cates of any Series offered hereby, the underwriter's discount, agent's com-mission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Trans-feror from such offering will be the public offering price of such Certifi-cates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Transferor associated with the issuance and distri-bution of such Certificates. Any underwriter of the Certificates will be in-demnified by the Transferor against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

This Prospectus may not be used to consummate sales of any Series of Certifi-cates unless accompanied by the related Prospectus Supplement.

The date of this Prospectus is September 3, 1999.

(continued from previous page)

The Transferor currently also owns the remaining undivided interest in the Trust not represented by the Certificates, any Purchased Interest (defined herein) and any other investor certificates that may be issued by the Trust. The Servicer currently services the Receivables.

Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be a Class of fixed rate Certificates, floating rate Certificates or variable rate Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided in-terest in the Trust and the interest of the Holders of each Class or Series will include the right to receive a varying percentage of each month's collec-tions with respect to the Receivables at the time, in the manner and to the ex-tent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of any cash collateral guaranty or account, collateral interest, letter of credit, surety bond, guaranteed rate agreement, maturity guaranty fa-cility, tax protection agreement, interest rate swap or cap, spread account, reserve account, the use of cross-support features or another method of En-hancement described in the related Prospectus Supplement, or any combination of the foregoing. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Se-ries, in each case to the extent described in the related Prospectus Supple-ment. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recog-nized statistical rating organization.

While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.......................................................   4

AVAILABLE INFORMATION.......................................................   4

REPORTS TO HOLDERS..........................................................   4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   4

PROSPECTUS SUMMARY..........................................................   5

RISK FACTORS................................................................  17

MATURITY CONSIDERATIONS.....................................................  22

THE WFN CREDIT CARD BUSINESS................................................  23
  Credit Card Business......................................................  23
  Marketing Programs and Account Origination................................  24
  Underwriting Process......................................................  25
  Servicing of Accounts.....................................................  25
  Delinquency and Collections Procedures....................................  26

USE OF PROCEEDS.............................................................  26

WORLD FINANCIAL NETWORK NATIONAL BANK.......................................  26
  ADS Alliance Data Systems Inc.............................................  27
  WFN Year 2000 Preparedness................................................  27
  ADS Alliance Data Systems Inc. Year 2000 Preparedness.....................  27

THE RECEIVABLES.............................................................  28

THE TRUST...................................................................  30

DESCRIPTION OF THE CERTIFICATES.............................................  30
  General...................................................................  30
  Book-Entry Registration...................................................  31
  Definitive Certificates...................................................  34
  Interest..................................................................  35
  Principal.................................................................  35
  Discount Option...........................................................  36
  The Transferor Certificate................................................  36
  New Issuances.............................................................  36
  Collection Account........................................................  38
  Deposits in Collection Account............................................  39
  Shared Principal Collections..............................................  39
  Excess Funding Account....................................................  39
  Sharing of Excess Finance Charge Collections..............................  40
  Paired Series.............................................................  40
  Funding Period............................................................  40
  Defaulted Receivables.....................................................  41
  Defeasance................................................................  41
  Dilution..................................................................  41
  Early Amortization Events.................................................  41
  Reports to Holders........................................................  42
  List of Holders...........................................................  42


ENHANCEMENT................................................................  42
  Subordination............................................................  43
  Cash Collateral Guaranty or Account......................................  43
  Collateral Interest......................................................  43
  Letter of Credit.........................................................  44
  Surety Bond or Insurance Policy..........................................  44
  Spread Account...........................................................  44
  Reserve Account..........................................................  44

THE POOLING AND SERVICING AGREEMENT........................................  44
  Conveyance of Receivables................................................  44
  Addition of Trust Assets.................................................  45
  Removal of Accounts......................................................  46
  Representations and Warranties...........................................  47
  Indemnification..........................................................  49
  Collection and Other Servicing Procedures................................  50
  Servicing Compensation and Payment of Expenses...........................  50
  Servicer Covenants.......................................................  51
  Certain Matters Regarding the Servicer...................................  51
  Servicer Default.........................................................  52
  Evidence as to Compliance................................................  53
  Amendments...............................................................  53
  Trustee..................................................................  54
  Termination of the Trust.................................................  54

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................  54
  Transfer of Receivables..................................................  54
  Certain Matters Relating to Receivership.................................  55
  Consumer Protection Laws.................................................  56
  Legal Matters and Litigation.............................................  56
  Claims and Defenses of Cardholders Against the Trust.....................  57

U.S. FEDERAL INCOME TAX CONSEQUENCES.......................................  57
  General..................................................................  57
  Characterization of the Certificates as Indebtedness.....................  57
  Taxation of Interest Income of Holders...................................  58
  Sale of a Certificate....................................................  58
  Tax Characterization of the Trust........................................  59
  Possible Classification of the Transaction as a Partnership or as an
   Association Taxable as a Corporation....................................  59
  Foreign Investors........................................................  59
  Withholding..............................................................  60
  FASIT Legislation........................................................  61

STATE AND LOCAL TAXATION...................................................  61

ERISA CONSIDERATIONS.......................................................  61

PLAN OF DISTRIBUTION.......................................................  63

LEGAL MATTERS..............................................................  63

Index of Terms for Prospectus..............................................  64

                             PROSPECTUS SUPPLEMENT

The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the ini-tial aggregate principal amount of each Class of such Series; (b) the interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated for such Series; (d) the ex-pected date or dates on which the principal amount of the Certificates will be paid to holders of the Certificates (the "Holders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Clas-ses; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                             AVAILABLE INFORMATION

This Prospectus, which forms a part of the Registration Statement, omits cer-tain information contained in such Registration Statement pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). For further information, reference is made to the Registration Statement (in-cluding any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorpora-tion of Certain Documents by Reference." You may read and copy any reports, statements or other information we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Com-mission. Please call the Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings are also available to the public on the Commission Internet site (http://www.sec.gov.).

                               REPORTS TO HOLDERS

Unless and until Definitive Certificates (as defined herein) are issued, monthly reports, which contain unaudited information concerning the Trust and will be prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Pooling Agreement. See "De-scription of the Certificates--Book-Entry Registration" and "--Reports to Hold-ers" and "The Pooling and Servicing Agreement--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling Agreement will not re-quire the sending of, and the Transferor does not intend to send, any of its financial reports to registered holders of Certificates or to owners of benefi-cial interests in the Certificates (each, a "Certificate Owner"). The Trans-feror will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereun-der. The Transferor may suspend the filing of such periodic reports to the ex-tent such filings are no longer required of the Transferor under the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All reports and other documents filed by the Transferor, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subse-quent to the date of this Prospectus and prior to the termination of the offer-ing of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 was filed with the Commission pursuant to the Securities Act and is incorporated into this Prospectus by reference and made a part hereof. Our Current Reports on Form 8-K dated January 15, 1999, February 16, 1999, March 15, 1999, March 31, 1999, April 15, 1999, May 17, 1999, June 15, 1999, July 15, 1999 and August
16, 1999 are incorporated into this prospectus by reference and made a part hereof.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
World Financial Network National Bank, 800 Techcenter Drive, Gahanna, Ohio 43230, Attention: Treasurer (Telephone(614) 729-4000).

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and the accompanying Pro-spectus Supplement. Reference is made to the Index of Terms for Prospectus for the location of the definitions of certain capitalized terms used herein. Un-less the context requires otherwise, capitalized terms used in this Prospectus and the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Type of Securities........ Asset-Backed Certificates (the "Certificates") evi-
                           dencing an undivided interest in the assets of the World Financial Network Credit Card Master Trust may be issued from time to time in one or more Se-ries (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").

The Trust................. World Financial Network Credit Card Master Trust
                           (the "Trust") was formed pursuant to a pooling and servicing agreement dated as of January 17, 1996 and to be amended and restated as of the Series 1999-A closing date (the "Pooling Agreement") be-tween World Financial Network National Bank, as transferor and servicer, and The Bank of New York, as trustee (the "Trustee"). The Trust is a master trust under which one or more Series can be issued pursuant to series supplements to the Pooling Agreement (each a "Series Supplement"). Any Series issued by the Trust may or may not be a Series of-fered pursuant to this Prospectus. Each Prospectus Supplement will identify all then outstanding Se-ries previously issued by the Trust.

The Trust Assets.......... The assets of the Trust (the "Trust Assets") in-
                           clude (i) a portfolio of receivables (the "Receiv-ables") arising under the Accounts from time to time, (ii) funds collected or to be collected from Cardholders in respect of the Receivables, (iii) monies on deposit in certain accounts of the Trust,
                           (iv) all of the Transferor's rights to receive pay-ments made by any Merchant under any Credit Card Processing Agreement on account of amounts received by such Merchant in payment of Receivables ("In-Store Payments"), (v) any Participation Interests included in the Trust, and funds collected or to be collected with respect to such Participation Inter-ests, (vi) any Enhancement with respect to a par-ticular Series or Class, and (vii) a security in-terest in (a) the Transferor's rights to receive Merchant Adjustment Payments and all proceeds of such rights, (b) any collateral security granted to, or guaranty for the benefit of, WFN with re-spect to Merchant Adjustment Payments, (c) all amounts received from any Merchant or guarantor on account of Merchant Adjustment Payments and (d) all proceeds of such rights and such amounts. The Trust Assets are expected to change over the life of the Trust as Receivables in Accounts included in the Trust arise and are charged-off or removed and as Receivables arising in Additional Accounts or Par-ticipation Interests are included in the Trust. See "The Trust" and "The Pooling and Servicing Agree-ment--Addition of Trust Assets" and "--Removal of Accounts."

                           As used herein: "Merchant" means any entity that operates retail establishments at which, or a cata-logue sales business in which, goods or services may be purchased under an Account; "Credit Card Processing Agreement" means an agreement between a Credit Card Originator (including WFN as an as-signee of any Other Originator) and a Merchant re-lating to such purchases; and "Merchant Adjustment Payments" means any payment from any Merchant under any Credit Card Processing Agreement on account of rebates, refunds, unauthorized charges, refused or returned merchandise or any other event or circum-stance that causes the Servicer to adjust downward the amount of any Receivable without receiving Col-lections therefor or charging off such amount as uncollectible. "Other Originator" means any person that originates credit card accounts that are sub-sequently acquired by WFN.

                           "Enhancement" means, with respect to any Series or Class of Certificates, any letter of credit, surety bond, cash collateral account, guaranty, collateral interest, spread account, guaranteed rate agree-ment, maturity guaranty facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement for the benefit of holders of such Series. Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

The Transferor............ World Financial Network National Bank ("WFN"), a
                           national banking association that is a "credit card bank," is the Transferor of the Receivables and originator of the Trust. WFN, or any successor transferor, is referred to herein as the "Transfer-or."

The Servicer.............. WFN is also the Servicer. The executive offices of
                           WFN are located at 800 Techcenter Drive, Gahanna, Ohio 43230, telephone number (614) 729-4000. The Servicer will receive a fee as servicing compensa-tion from the Trust in respect of each Series in the amounts and at the times specified in the re-lated Prospectus Supplement (the "Servicing Fee"). In certain limited circumstances, WFN may resign or be removed as Servicer, in which event the Trustee or a third party servicer may be appointed as suc-cessor servicer. WFN, or any such successor servicer, is referred to herein as the "Servicer." See "World Financial Network National Bank."

The Trustee............... On or prior to the Series 1999-A closing date, Har-
                           ris Trust and Savings Bank will replace the Bank of New York, as trustee.

The Accounts.............. The Accounts which generate the Receivables held by the Trust will consist of consumer open end credit card accounts owned from time to time by WFN that are included in the private label credit card pro-grams which finance purchases from the following retail operations: Brylane (which includes programs related to Lane Bryant, Lerner, Chadwick's, King Size, Sue Brett and Roamans catalogues); Lane Bry-ant; Victoria's Secret (which includes the Victo-ria's Secret Catalogue program and the Victoria's Secret Retail program); Express; Lerner; The Limit-ed; Structure; Abercrombie & Fitch; and Henri Bendel (collectively, the "Current Portfolio"). On the closing date, Eligible Accounts from the fol-lowing additional private label credit card pro-grams will be added to the Trust Portfolio:
                           Schottenstein Stores; United Retail Group; Samuel's Jewelers; Kane Furniture; Sam Levin; Micro Center Electronics; The Dress Barn; Today's Man; Carter-Jones; The Buckle; J. Crew Group; Wickes Lumber; Arhaus Furniture; Diamond Pacific; Steinbach Stores; Columbia Emeralds; West Building Materials; United Consumers Club; Ashley Stewart; Polo Ralph Lauren Retail; Mastercraft Interiors; Brylane Home (a Brylane catalogue program); Woodcraft Supply; Ames; Erb Lumber; La Redoute (a Brylane catalogue program); and Madison's (collectively, the "Addi-tional Portfolio" and together with the Current Portfolio, the "Identified Portfolio"). Each Ac-count included in the Identified Portfolio must meet the criteria set forth in the Pooling Agree-ment for Eligible Accounts. Receivables arising in the Additional Portfolio will be added to the Trust for the first time at or around September 17, 1999. However, certain information is presented in this Prospectus on a pro forma basis, as if receivables from the Additional Portfolio were already included in the Trust. See "The Pooling and Servicing Agree-ment--Representations and Warranties." From time to time, upon satisfaction of certain conditions (in-cluding the Rating Agency Condition), Receivables from Accounts in other portfolios can be added to the Trust, and Accounts may include consumer open end credit card accounts originated by transferees of WFN or any other orig-inator of accounts (together with WFN, each a "Credit Card Originator").

                           "Rating Agency Condition" means, with respect to any action, that each nationally recognized statis-tical rating agency that, at WFN's request, rates any Series or Class of Certificates offered hereby (each, a "Rating Agency") shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstand-ing Series or Class with respect to which it is a Rating Agency.

The Receivables........... The Receivables consist of amounts charged by the holders of the WFN credit cards (each, a "Cardhold-er") related to the Accounts for merchandise, serv-ices and cash advances (such amounts, minus the amount of Discount Option Receivables, if any, the "Principal Receivables") and all related periodic finance charges billed, which have not previously been paid on the Accounts and certain fees and charges. The Transferor may designate a percentage of Receivables that would otherwise be Principal Receivables to be treated as Finance Charge Receiv-ables, and as a result increase the amount of col-lections of Finance Charge Receivables available for certain payments to the Holders. Receivables in an amount equal to the product of the Discount Per-centage (currently 0% but which may be increased) and amounts charged by Cardholders for merchandise and services (the "Discount Option Receivables") will, together with the periodic finance charges and other fees and charges, be treated as "Finance Charge Receivables."

                           The aggregate undivided interest in the Principal Receivables in the Trust evidenced by the Certifi-cates will never exceed the aggregate Invested Amount regardless of the total amount of Principal Receivables in the Trust at any time.

Securities Offered........ Each Series of the Certificates will represent an undivided interest in the assets of the Trust. Each Certificate of a Series will represent the right to receive payments of (i) interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or variable and (ii) principal during the Controlled Amortiza-tion Period, Principal Amortization Period, Con-trolled Accumulation Period, Rapid Accumulation Pe-riod, Early Amortization Period or other type of amortization period (each, an "Amortization Peri-od") or, under certain limited circumstances, in connection with a Partial Amortization, all to the extent specified in the related Prospectus Supple-ment.

                           Each Series of Certificates will consist of one or more Classes, one or more of which may be senior Certificates ("Senior Certificates") and one or more of which may be subordinated Certificates ("Subordinated Certificates"). Each Class of a Se-ries may evidence the right to receive a specified portion of each distribution of principal or inter-est or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts al-located to principal payments, priority of pay-ments, payment dates, maturity, interest rate com-putations, and availability and form of Enhance-ment.

                           The assets of the Trust will be allocated among the Holders of each Series (the "Investor Interest"), the holder of the Transferor Certificate and its permitted transferees (the "Transferor's Inter-est"), the holders of any Purchased Interests and, in certain circumstances, Enhancement Providers. The aggregate principal amount of the Investor In-terest of a Series is referred to herein as the "Invested Amount" and is based on the aggregate amount of Principal Receivables in the Trust, amounts on deposit in the Excess Funding Account and other Trust Assets allocated to such Series. The aggregate principal amount of the Transferor's Interest is referred to herein as the "Transferor Amount" and is based on the aggregate amount of Principal Receivables in the Trust, amounts on de-posit in the Excess Funding Account and other Trust Assets not allocated to the Holders, the holders of any Purchased Interests or any Enhancement Provid-er. See "Description of the Certificates--General."

                           The Holders of each Series will have the right to receive (but only to the extent needed to make re-quired payments under the Pooling Agreement and re-lated Series Supplement and subject to any reallo-cation of such amounts if the related Series Sup-plement so provides) varying percentages of the collections of Finance Charge Receivables and Prin-cipal Receivables for each month and will be allo-cated a varying percentage of the amount of Receiv-ables in Accounts which are written off as uncol-lectible ("Defaulted Accounts") for such month (each such percentage, an "Investor Percentage"). The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of Collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Ac-counts during the Revolving Period and any Amorti-zation Period. If the Certificates of a Series of-fered hereby include more than one Class of Certif-icates, the assets of the Trust allocable to the Certificates of such Series may be further allo-cated among each Class in such Series as described in the related Prospectus Supplement.

                           The Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of the Transferor or the Servicer or any affiliates of any of them. A Certificate is not a deposit and none of the Certificates, the Ac-counts, or the Receivables are insured or guaran-teed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

The Transferor's Inter-    The Transferor's Interest at any time represents
est....................... the right to the Trust Assets in excess of the In-
                           vestor Interest and the interest of any holder of a Purchased Interest. The Transferor Amount will fluctuate as the amount of the Principal Receiv-ables held by the Trust and the amount on deposit in the Excess Funding Account and certain other ac-counts changes from time to time. In addition, the Transferor may cause the issuance of additional Se-ries from time to time and any such issuance will have the effect of decreasing the Transferor's In-terest to the extent of the Invested Amount of such Series. The Transferor Amount is required to be maintained at a level not less than the Minimum
                           Transferor Amount. "Minimum Transferor Amount" means the sum of (A) the product of (i) the sum of
                           (a) the aggregate Principal Receivables and (b) the amount on deposit in the Excess Funding Account and
                           (ii) the Required Retained Transferor Percentage plus (B) any additional amounts specified in the related Series Supplement. The "Required Retained
                           Transferor Percentage" means 4% or, if less, the highest of the Required Retained Transferor Per-centages specified with respect to each Series out-standing in the related Series Supplement. See "De-scription of the Certificates--New Issuances." The
                           Transferor's Interest may not be transferred, ex-cept through the issuance of a Supplemental Certif-icate or as otherwise provided in accordance with the terms of the Pooling Agreement. See "Descrip-tion of the Certificates--The Transferor Certifi-cate."

New Issuances............. The Pooling Agreement provides that the Trustee will issue three types of interests in the Trust:
                           (i) one or more Series of Certificates that will be transferable and have the characteristics described below, (ii) Purchased Interests representing par-ticipation interests in the Receivables, as de-scribed below and (iii) a certificate that evi-dences the Transferor's Interest, which is cur-rently held by the Transferor and certificates (each, a "Supplemental Certifi-cate") to be held by transferees of a portion of the certificate evidencing the Transferor's Inter-est in the Trust. The certificate evidencing the Transferor's Interest in the Trust is referred to as the "Transferor Certificate." Neither the Trans-feror's Certificate nor any Purchased Interest will be offered pursuant to this Prospectus. The Pooling Agreement provides that, pursuant to any one or more Series Supplements, the Transferor may cause the Trustee, without the consent of the holders of any existing Series of Certificates (but subject to satisfaction of certain conditions, including the Rating Agency Condition), to issue one or more new Series of Certificates, consisting of one or more Classes. There can be no assurance that the terms of any Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by the Holders of any other Series. Under the Pooling Agreement, the Transferor may define, with respect to any Series, the Principal Terms of any Series to be issued. The Transferor may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securi-ties Act of 1933 (the "Securities Act") or exempt from registration thereunder, directly or through one or more underwriters named in the related Pro-spectus Supplement or one or more other underwrit-ers or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                           The Pooling Agreement also provides that, pursuant to any one or more supplements to the Pooling Agreement (each, a "Participation Supplement"), the Transferor may direct the Trustee to issue on be-half of the Trust one or more participations (each, a "Purchased Interest"), to be delivered to or upon the order of the Transferor upon the satisfaction of certain conditions described herein under "De-scription of the Certificates--New Issuances." Any Purchased Interest will represent an interest in the Trust's assets similar to the interest of a Se-ries of Certificates. No Series will be subordi-nated to any Purchased Interest, and no Purchased Interest will have any interest in the Accounts or Enhancement for any Series, except as specified in the Prospectus Supplement relating to that Series. Any such sale will take place pursuant to one or more agreements which will specify terms similar to Principal Terms for the applicable Purchased Inter-ests and may grant the purchasers of such interests notice and consultation rights with respect to rights or actions of the Trustee. Any sale of Pur-chased Interests in the assets of the Trust will be subject to the satisfaction of the same conditions (including the Rating Agency Condition) as for a New Issuance, as appropriately adjusted to apply to the relevant Purchased Interest rather than a New Issuance.

Denominations............. Beneficial interests in the Certificates will be available for purchase in the denominations speci-fied in the related Prospectus Supplement or, if not so specified, in denominations of $1,000 and integral multiples thereof. See "Description of the Certificates--General."

Registration of Certifi-   The Certificates of each Series offered hereby may
cates..................... or may not be represented by Certificates regis-
                           tered in the name of Cede, as the nominee of DTC, as specified in the related Prospectus Supplement.
                           If the Certificates of a Series are so registered, then no Certificate Owner will be entitled to re-ceive a definitive certificate representing such person's interest, except in the event that Defini-tive Certificates (as defined herein) are issued under the limited circumstances described herein.
                           See "Description of the Certificates--Definitive
                           Certificates."

Clearance and Settle-      Certificate Owners of each Series offered hereby
ment...................... may or may not be permitted to make an election to hold their Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe), as specified in the related

                           Prospectus Supplement. If such election is avail-able, then transfers within DTC, Cedel or Euroclear, as the case may be, will be made in ac-cordance with the usual rules and operating proce-dures of the relevant system. Cross-market trans-fers between persons holding directly or indirectly through DTC in the United States, on one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the Cer-tificates--Book-Entry Registration."

Collections............... All collections of Receivables ("Collections") will be allocated by the Servicer between amounts col-lected on Principal Receivables and on Finance Charge Receivables. The Servicer will allocate be-tween the Investor Interest of each Series, the Transferor's Interest and any Purchased Interest
                           (a) all amounts collected with respect to Finance Charge Receivables and Principal Receivables and
                           (b) the Defaulted Amounts on each Distribution Date, as specified in the related Prospectus Sup-plement. Net recoveries on Defaulted Receivables ("Recoveries") will be treated as Collections of Finance Charge Receivables. All such amounts will be allocated in accordance with the respective in-terests of the Holders of each Series or Class, the holder of the Transferor Certificate and the holder of any Purchased Interests.

Interest.................. Interest on each Series of Certificates or Class thereof for each interest accrual period (each, a "Distribution Period") specified in the related Prospectus Supplement will be paid in the amounts and on the dates (each, a "Distribution Date") specified in the related Prospectus Supplement. In-terest payments on each Distribution Date will gen-erally be funded from the Collections of Finance Charge Receivables allocated to the Investor Inter-est during the preceding fiscal month of the Trans-feror (each, a "Monthly Period") or other period of time, as described in the related Prospectus Sup-plement, and may be funded from certain investment earnings on funds in certain accounts of the Trust, from any applicable Enhancement or from other sources specified in the related Prospectus Supple-ment. If the Distribution Dates for payment of in-terest for a Series or Class occur less frequently than monthly, such Collections or other amounts al-locable to such Series or Class may be deposited in one or more trust accounts pending payment to the Holders of such Series or Class, all as described in the related Prospectus Supplement. See "Risk Factors--Effect of Limitations on Enhancement," "Description of the Certificates--Interest" and "Enhancement."

Revolving Period.......... Generally, with respect to each Series and any
                           Class thereof no principal will be payable to Hold-ers until the Principal Commencement Date or the Expected Final Payment Date with respect to such Series or Class. However, if specified in the re-lated Prospectus Supplement for a Series or Class, principal may be payable to Holders of such Series or Class prior to either such date, in connection with a Partial Amortization or otherwise. For the period beginning on the date of issuance of the re-lated Series (the "Closing Date") and ending with the commencement of an Amortization Period (the "Revolving Period"), collections of Principal Re-ceivables otherwise allocable to the Investor In-terest will, subject to certain limitations, be paid from the Trust to the holder of the Transferor Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, may be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by the Trust, as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Early Amortization Events" herein for a discussion of the events which might lead to early termination of the Revolving Period.

Principal Payments........ The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period, a Principal Amortization Period or an Early Amortiza-tion Period, as described below, or on an expected date specified in the related Prospectus Supplement (the "Expected Final Payment Date"), in which case such Series will have a Controlled Accumulation Pe-riod or, in certain circumstances, a Rapid Accumu-lation Period or an Early Amortization Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Expected Final Payment Date may be assigned to each Class. The payment of principal with respect to the Cer-tificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Expected Final Payment Date, and the final princi-pal payment with respect to the Certificates of a Series or Class may be made earlier than the appli-cable expected payment date, Expected Final Payment Date or other expected date, if an "early amortiza-tion event" (as defined in the related Prospectus Supplement, an "Early Amortization Event") occurs and the Early Amortization Period or, if so speci-fied in the related Prospectus Supplement, a Rapid Accumulation Period, commences with respect to such Series or Class or under certain other circum-stances described herein or in the related Prospec-tus Supplement. See "Description of the Certifi-cates--Principal." A portion of the principal with respect to the Certificates of a Series may also be paid early in connection with a Partial Amortiza-tion, if so specified in the related Prospectus Supplement.

Controlled Amortization    If the Prospectus Supplement relating to a Series
Period.................... so specifies, unless an Early Amortization Period with respect to such Series commences, the Certifi-cates of such Series or any Class thereof will have an amortization period (the "Controlled Amortiza-tion Period") during which collections of Principal
                           Receivables allocable to the Investor Interest of such Series (and certain other amounts if so speci-fied in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Holders of such Series or any Class of such Series then scheduled to receive such distributions. The amount of principal to be distributed on any Distribution
                           Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Payment
                           Amount") equal to an amount specified in the re-lated Prospectus Supplement (the "Controlled Amor-tization Amount") plus any existing shortfalls arising from the failure to pay the Controlled Am-ortization Amount on any prior Distribution Dates.
                           If a Series has more than one Class of Certifi-cates, each Class may have a separate Controlled
                           Amortization Amount. In addition, the related Pro-spectus Supplement may describe certain priorities among such Classes with respect to such distribu-tions. The Controlled Amortization Period will com-mence at the close of business on the Principal
                           Commencement Date and continue until the earliest of (a) the commencement of the Early Amortization
                           Period, (b) payment in full of the Invested Amount of the Certificates of such Series or Class and (c) the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed as specified in the related Prospectus Supplement (each such date a "Series Termination Date"). See "Description of the
                           Certificates--Principal."

Principal Amortization     If the Prospectus Supplement relating to a Series
Period.................... so specifies, unless an Early Amortization Period with respect to such Series commences, the Certifi-cates of such Series or any Class thereof will have an amortization period (the "Prin-cipal Amortization Period") during which collec-tions of Principal Receivables allocable to the In-vested Amount of such Series (and certain other amounts if so specified in the related Prospectus
                           Supplement) will be used on each Distribution Date to make principal distributions to the Holders of such Series or any Class of such Series then sched-uled to receive such distributions. The amount of principal to be distributed on any Distribution
                           Date during the Principal Amortization Period will not be limited by a Controlled Payment Amount. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on the Prin-cipal Commencement Date and continue until the ear-lier of (a) the commencement of the Early Amortiza-tion Period, (b) payment in full of the Invested
                           Amount of the Certificates of such Series or Class and (c) the Series Termination Date with respect to such Series. See "Description of the Certificates--
                           Principal."

Controlled Accumulation    If the Prospectus Supplement relating to a Series
Period.................... so specifies, unless an Early Amortization Period or, if so specified in the related Prospectus Sup-plement, a Rapid Accumulation Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumula-tion period (the "Controlled Accumulation Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series
                           (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Distribution Date in a trust account estab-lished for the benefit of the Holders of such Se-ries or Class (a "Principal Funding Account") and used to make distributions of principal to the Holders of such Series or Class on the Expected Fi-nal Payment Date. The amount to be deposited in the Principal Funding Account on any date will be lim-ited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Pro-spectus Supplement (the "Controlled Accumulation
                           Amount") plus the amount of any shortfalls arising from the failure to pay the Controlled Deposit
                           Amount on any prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to de-posits of principal into such Principal Funding Ac-counts. The Controlled Accumulation Period will commence at the close of business on a date speci-fied in the related Prospectus Supplement and con-tinue until the earliest of (a) the commencement of the Early Amortization Period, or, if so specified in the related Prospectus Supplement, a Rapid Accu-mulation Period, (b) payment in full of the In-vested Amount of the Certificates of such Series or Class and (c) the Series Termination Date with re-spect to such Series. If so specified in the re-lated Prospectus Supplement, upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period and extend the length of the Revolving Period, sub-ject to the satisfaction of certain conditions.

                           Funds on deposit in any Principal Funding Account may be invested in Eligible Investments or subject to a guaranteed rate or investment agreement or other arrangement intended to assure a specified return on the investment of such funds. Investment earnings on such funds may be applied to pay inter-est on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of a Controlled Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement. See "Description of the Certificates--Principal."

Rapid Accumulation Peri-   If so specified and under the conditions set forth
od........................ in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which an Early Amortization
                           Event has occurred until the earliest of (a) the commencement of the Early Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collat-eral Interest, if any, with respect to such Series and (c) the related Series Termination Date (the
                           "Rapid Accumulation Period"), collections of Prin-cipal Receivables allocable to the Investor Inter-est of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately preceding each Distribution Date (each, a "Transfer
                           Date") in the Principal Funding Account and used to make distributions of principal to the Holders of such Series or Class on the Expected Final Payment
                           Date. The amount to be deposited in the Principal
                           Funding Account during the Rapid Accumulation Pe-riod will not be limited by a Controlled Deposit
                           Amount.

                           During the Rapid Accumulation Period, funds on de-posit in any Principal Funding Account may be in-vested in permitted investments or subject to a guaranteed rate or investment contract or other ar-rangement intended to assure a minimum return on the investment of such funds. Investment earnings, on such funds may be applied to pay interest on the related Series of Certificates or make other pay-ments as specified in the related Prospectus Sup-plement. In order to enhance the likelihood of pay-ment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificates, such Series or any Class thereof may have the benefit of a principal payment guaranty or other similar arrangement which would provide for the final payment of the Certificates of such Se-ries from a source other than Collections of Prin-cipal Receivables such as a bank guaranty or surety bond.

Early Amortization Peri-   During the period from the day on which an Early
od........................ Amortization Event has occurred with respect to a
                           Series and, if so specified in the related Prospec-tus Supplement, any other specified event has oc-curred, to the earliest of the date on which the Invested Amount of the Certificates of such Series has been paid in full or the related Series Termi-nation Date (the "Early Amortization Period"), col-lections of Principal Receivables allocable to the Investor Interest (and amounts on deposit in any Pre-Funding Account, if so specified in the related
                           Prospectus Supplement) will be distributed as prin-cipal payments to the Holders of such Series on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Series Supplement. During the Early Am-ortization Period with respect to a Series, distri-butions of principal to Holders of such Series will not be limited by any Controlled Payment Amount or Controlled Deposit Amount. In addition, upon the commencement of the Early Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Se-ries or any Class thereof or in the Excess Funding
                           Account and allocated to such Series or Class will be paid to the Holders of such Series or Class on the first Distribution Date in the Early Amortiza-tion Period. See "Description of the Certificates--
                           Early Amortization Events" herein and in the re-lated Prospectus Supplement.

Partial Amortization...... If so specified in the Prospectus Supplement relat-
                           ing to a Series, one or more Classes of Certifi-cates in that Series may be subject to a partial early amortization (a "Partial Amortization") in the circumstances described below. In the event that the Transferor is required to add the Receiv-ables of Additional Accounts pursuant to the Pool-ing Agreement and the Transferor is unable to designate sufficient Eligible Accounts for such purpose, then the Transferor may elect to avoid an Early Amortization Event based on such inability by commencing a Partial Amortization for the applica-ble Series. During a Partial Amortization for any Series or Class, a portion (as specified in the re-lated Prospectus Supplement) of collections of Principal Receivables which otherwise would be treated as Shared Principal Collections will be payable to the Certificateholders of such Series or Class, commencing on a specified Distribution Date following the commencement of such Partial Amorti-zation until the Transferor is no longer required to add Receivables of Additional Accounts to the Trust.

Sharing of Excess Finance
 Charge Collections.......
                           If so specified in the related Prospectus Supple-ment, to the extent that collections of Finance Charge Receivables and certain other amounts that are allocated to the Investor Interest of any Se-ries are not needed to make payments or deposits with respect to such Series, such Collections may be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to another Series or Class of Certificates in the same Group. See "Description of the Certificates--Sharing of Excess Finance Charge Collections" and "--Defaulted Receivables" herein.

Shared Principal Collec-   If so specified in the related Prospectus Supple-
tions..................... ment, to the extent that Collections of Principal
                           Receivables and certain other amounts that are al-located to the Investor Interest of any Series are not needed to make payments or deposits with re-spect to such Series, such Collections may be ap-plied to cover principal payments due to or for the benefit of Holders of another Series. Any such re-allocation will not result in a reduction in the Invested Amount of the Series to which such Collec-tions were initially allocated. See "Description of the Certificates--Shared Principal Collections."

Excess Funding Account.... On each day on which the Transferor Amount would otherwise be less than a specified amount, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in an account established for the benefit of the Holders of each Series (the "Excess Funding Account") on each business day until the Transferor Amount is equal to the specified amount. Funds on deposit in the Excess Funding Account will be with-drawn and paid to the Transferor to the extent that on any day the Transferor Amount exceeds a speci-fied amount (or, to the extent provided in any Pro-spectus Supplement, used to make payments on Cer-tificates of any Series).

Funding Period............ The Prospectus Supplement relating to a Series of
                           Certificates may specify that for a period begin-ning on the Closing Date and ending on a specified date before the commencement of an Amortization Pe-riod with respect to such Series which date will not be later than six months after the applicable Closing Date (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allo-cable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with an Eligible Institution for the benefit of Holders of such Series (the "Pre-Funding Account") pending the transfer of additional Prin-cipal Receivables to the Trust or pending the re-duction of the Invested Amounts or the Adjusted In-vested Amounts of other Series. There is no limit on the percentage of the Trust or of any particular Series or Class of Certificates which may be repre-sented by a Pre-Funding Account. Any Receivables added to the Trust and any Additional Accounts des-ignated to the Trust during the Funding Period will be subject to the same eligibility standards that would apply if such Receivables and Additional Ac-counts were added or designated outside of the

                           Funding Period. The related Prospectus Supplement will specify the Initial Invested Amount on the Closing Date with respect to such Series, the ag-gregate principal amount of the Certificates of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount of such a Series may increase as Principal Receiv-ables are created or as the Invested Amounts of other Series are reduced. The "Adjusted Invested Amount" of a Series equals its Invested Amount, less the amount of funds held in a related Princi-pal Funding Account or other bank account specified in the related Prospectus Supplement.

                           During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor or its assignees to the extent of any increases in the In-vested Amount. In the event that the Invested Amount does not for any reason equal the Full In-vested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any prepayment premium or other additional amounts specified in the related Prospectus Supplement will be payable to the Holders of such Series in a man-ner and at such time as set forth in the related Prospectus Supplement. In such event, the affected Holders will not (except through any related pre-payment premium) receive the benefit of the Certif-icate Rate for the period of time originally ex-pected on the amount of such early repayment.

                           If so specified in the related Prospectus Supple-ment, monies in the Pre-Funding Account with re-spect to any Series will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series. See "Description of the Certificates--Funding Period."

Paired Series............. If so specified in the related Prospectus Supple-
                           ment, during its Controlled Amortization Period or Controlled Accumulation Period, a Series of Certif-icates may be paired with one or more other Series or a portion of one or more other Series (each, a "Paired Series"). As the Invested Amount of the first Series issued is reduced, the Invested Amount of the Paired Series will increase by an equal amount. This will have the effect of increasing the Invested Amount of the Paired Series by an amount that otherwise would have increased the Transferor Amount. The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired Series will each specify the relationship between the Se-ries. See "Description of the Certificates--Paired Series."

Enhancement............... Enhancement with respect to a Series or any Class thereof may be provided in the form of the subordi-nation of one or more Classes of such Series, the establishment of any cash collateral guaranty or account, collateral interest, letter of credit, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, inter-est rate swap or cap, spread account, reserve ac-count, the use of a cross-support feature, or a combination of the foregoing, as specified in the related Prospectus Supplement. The protection against losses provided by such Enhancement will be limited to the extent specified in the related Pro-spectus Supplement. See "Risk Factors--Effects of Limitations on Enhancement" and "Enhancement."

Optional Repurchase....... The Certificates of each Series will be subject to optional repurchase by the Transferor on any day after the Invested Amount of such Series is reduced to an amount less than or equal to 5% of the ini-tial Invested Amount (the "Ini-tial Invested Amount") or such other amount speci-fied in the related Prospectus Supplement, if cer-tain conditions set forth in the Pooling Agreement are met. The purchase price will be equal to the Invested Amount (less any amounts specified in the related Prospectus Supplement) and accrued and un-paid interest on the Certificates through (a) if the day on which such purchase occurs is a Distri-bution Date the day preceding such Distribution Date or (b) if the day on which such repurchase oc-curs is not a Distribution Date, the day preceding the Distribution Date following such day.

Tax Status................ It is anticipated that special tax counsel to the
                           Transferor will render an opinion that the Offered Certificates of each Series will be characterized as indebtedness for Federal income tax purposes and that the issuance of such Offered Certificates will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a cor-poration. The Certificate Owners will agree to treat the Certificates offered hereby as debt for Federal income tax purposes. See "U.S. Federal In-come Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA Considerations...... Under regulations issued by the Department of La-
                           bor, the Trust Assets would not be deemed "plan as-sets" of any employee benefit plan holding inter-ests in the Certificates of a Series if certain conditions are met. If the Trust Assets were deemed to be "plan assets" of an employee benefit plan, there is uncertainty as to whether existing exemp-tions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust Assets. No assur-ance can be given with respect to any offering of the Certificates of any Series that the conditions which would allow the Trust Assets not to be deemed "plan assets" will be met. The intention of the Transferor (but not its assurance), as to whether the Certificates of a particular Series will be "publicly-offered securities" and therefore eligi-ble for an ERISA exemption, or whether retirement plans and accounts will be prohibited from purchas-ing Certificates of a particular Series will be set forth in the related Prospectus Supplement. Accord-ingly, employee benefit plans contemplating pur-chasing interests in Certificates should consult their counsel before making a purchase. See "ERISA Considerations."

Certificate Rating........ It will be a condition to the issuance of each Se-
                           ries of Certificates or Class thereof offered pur-suant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest rating categories by at least one nation-ally recognized statistical rating organization. The rating or ratings applicable to the Certifi-cates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

                           Any rating assigned to the Certificates of a Series or a Class thereof by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that the Holders of such Series or Class will re-ceive the payments of interest and principal re-quired to be made under the Pooling Agreement and will be based primarily on the value of the Receiv-ables in the Trust and the availability of any En-hancement with respect to such Series or Class. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or with-drawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Limitations of Certificate Rating" for a discussion of other limi-tations to credit ratings.

Listing................... If so specified in the Prospectus Supplement relat-
                           ing to a Series, application will be made to list the Certificates of such Series, or all or a por-tion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

Investors should consider, among other things, the following factors in connec-tion with the purchase of Certificates.

Effect of New Issuances and Sales of Purchased Interests on Timing or Amount of Payments to Holders. The Trust, as a master trust, may issue Series and sell Purchased Interests from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Similarly, the terms of any Purchased Interest will not be sub-ject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. The Principal Terms of any Series may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security, provisions subordinating such Series to another Series or other Series (if the Series Supplement relat-ing to such Series so permits) to such Series, and any other amendment or sup-plement to the Pooling Agreement which is made applicable only to such Series. The terms of any Purchased Interest may also cover all of the above mentioned matters. It is a condition precedent to the issuance of any additional Series, or sale of a Purchased Interest, by the Trust that the Rating Agency Condition be satisfied. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, or the terms of any Purchased Interest might not have an impact on the timing and amount of payments received by Holders of any other Series. See "Description of the Certificates--New Issuances."

Effects of Additional Trust Assets. The Transferor intends that (a) each Eligi-ble Account in the Identified Portfolio and any additional Approved Portfolio will, prior to the Automatic Addition Termination Date or any Automatic Addi-tion Suspension Date (or, following an Automatic Addition Suspension Date, af-ter the date on which the Transferor elects to restart the inclusion of new Ac-counts (the "Restart Date")), and subject to additional limits relating to Specified Portfolios, be designated as an Automatic Additional Account and (b) the Receivables arising from all such Automatic Additional Accounts will be conveyed to the Trust. In addition, the Transferor may purchase Participation Interests or enter into receivables purchase agreements with one or more addi-tional Credit Card Originators or permit an additional or substitute Transferor to become a party to the Pooling Agreement, and the Participation Interests purchased from, and the receivables from Accounts originated by, such Credit Card Originators may be added to the Trust. The Transferor will also be permit-ted, and in some cases obligated, to designate additional Eligible Accounts ("Supplemental Accounts" and, together with the Automatic Additional Accounts, the "Additional Accounts"), the Receivables of which will be conveyed to the Trust. The Participation Interests and Additional Accounts may include accounts originated using criteria different from those that were applied to the Ac-counts because they were originated by a Credit Card Originator other than WFN or because such accounts were originated by WFN at a later date, or were part of a portfolio of accounts which were not part of the Trust Portfolio as of the Initial Cut Off Date or Subsequent Cut Off Date (as applicable). Moreover, Ad-ditional Accounts designated at any time might not be accounts of the same type as those previously included in the Trust. Consequently, there can be no assur-ance that such Participation Interests or Additional Accounts will be of the same credit quality as the Accounts which currently generate the Receivables or any Additional Accounts previously included in the Trust. In addition, such Participation Interests and Additional Accounts may consist of open end credit card accounts that have different terms than the Accounts which currently gen-erate the Receivables and any Participation Interests or Additional Accounts previously included in the Trust, including lower minimum payment terms, which may have the effect of reducing the average rate at which payments on Receiv-ables are received, or lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfo-lio of Accounts included in the Trust. The designation of Participation Inter-ests and Supplemental Accounts will be subject to the satisfaction of certain conditions described herein under "The Pooling and Servicing Agreement--Addi-tion of Trust Assets," including that (a) the Rating Agency Condition is satis-fied with respect to such addition and (b) the Transferor has delivered to the Trustee a certificate of an authorized officer to the effect that, in the rea-sonable belief of the Transferor, such addition will not, based on the facts known to such officer at the time of such certification, cause an Early Amorti-zation Event to occur with respect to any previously existing Series. See "The Pooling and Servicing Agreement--Addition of Trust Assets."

Effect of Characterization of Transfers as a Pledge. Under the Pooling Agree-ment, the Transferor has represented and warranted to the Trust that the Re-ceivables have been and will be transferred free and clear of the lien of any third party. The Transferor has also covenanted that, except for the conveyance under the Pooling Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivable or any other Trust Asset.

Further, the Transferor has represented and warranted in the Pooling Agreement that the Pooling Agreement constitutes either a valid transfer and assignment of the Receivables to the Trust by the Transferor or a grant of a "security in-terest" (as defined in the UCC) in such property and the proceeds thereof to the Trustee, for the benefit of the Holders. The Transferor has taken and will take all actions that are required under applicable state law to perfect the Trust's interest in the Receivables. If the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC, a tax or statutory lien on property of the Transferor arising before the Receivables are transferred to the Trust may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed receiver of the Transferor, the receiver's adminis-trative expenses may also have priority over the Trust's interest in such Re-ceivables. If the Transferor were to be put into receivership or conservator-ship and a receiver or conservator of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be characterized as a pledge of such Receivables, then delays in distributions on the Certificates and reductions in such distributions could result.

Risks related to Bank Insolvency Laws. To the extent that WFN has granted a se-curity interest in the Receivables to the Trustee and that security interest was validly perfected before any insolvency of WFN and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud WFN or its creditors, that security interest should not be subject to avoidance in the event of insolvency and conservatorship or receivership, and payment to the Trustee with respect to the Receivables should not be subject to recovery by a conservator or receiver for WFN. If, however, the conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to WFN as provided under FIRREA, de-lays in payments to the Trustee and on the Certificates and possible reductions in the amount of those payments could occur. In the event of a Servicer De-fault, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Holders from effecting a transfer of servicing to a successor Servicer. See "Certain Legal Aspects of the Receivables--Certain Matters Relat-ing to Receivership."

Effect of an Insolvency Event. If certain events relating to the conservator-ship or receivership of the Transferor or any holder of the Transferor Certifi-cate were to occur, then an Early Amortization Event would occur. In addition, if any such event (in each case, an "Insolvency Event") occurs with respect to the Transferor, the Transferor will immediately cease to transfer Receivables to the Trust, and the Trustee will sell all Receivables then in the Trust. The proceeds from the sale of the Receivables will be treated as Collections on the Receivables and allocated accordingly among Holders of each Series, the holders of any Purchased Interests and the Transferor. If the portion of such proceeds allocable to pay principal in respect of the Investor Interest of any Series is insufficient to pay the entire Invested Amount of that Series, the holders of such Certificates will suffer a loss. Notwithstanding the foregoing, in a re-ceivership or conservatorship proceeding, the Transferor may not be permitted to suspend transfers of Receivables to the Trust, and the Trustee's instruc-tions to sell the Receivables pursuant to the Pooling Agreement may not be given effect. See "Certain Legal Aspects of the Receivables."

Effect of Application of Debtor Relief Laws. Application of federal or state bankruptcy or debtor relief laws could affect the interests of the Holders in the Receivables if such laws result in any Receivables being charged off as un-collectible or result in delays in payments due on such Receivables. See "Cer-tain Legal Aspects of the Receivables--Certain Matters Relating to Receiver-ship."

Effect of Dependence Upon WFN. The Trust will be dependent upon WFN's ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and WFN does not add Receivables in Supplemental Ac-counts to the Trust, then an Early Amortization Event could occur with respect to the Certificates. WFN relies substantially upon the asset-backed securities market to finance its operations. If for any reason WFN were unable to access adequate financing from that market, WFN would have to seek other forms of fi-nancing, and there can be no assurances that WFN could successfully obtain al-ternative financing or as to the terms of any financing. In addition, although the agreements under which WFN operates its various private label credit card programs have fixed minimum terms, those agreements generally permit the re-tailer to discontinue the program prior to the specified termination date if WFN materially breaches its obligations under that agreement. If WFN were un-able to adequately perform its obligations under any of these agreements, or a retailer were otherwise to assert that WFN was not adequately performing, then one or more of the programs could be terminated, leading to a reduction in the generation of Receivables.

Effect of Dependence on Retailers. WFN's ability to generate new Receivables is also dependent upon the retailers from which purchases may be financed on its credit cards. The WFN credit cards are presently issued under insignia relating to any of the following retail operations: Brylane (which includes programs re-lated to Lane Bryant, Lerner, Brylane Home, La Redoute, Chadwick's, King Size, Sue Brett and Roamans catalogues); Lane Bryant; Victoria's Secret (which in-cludes the Victoria's Secret Catalogue program and the Victoria's Secret Retail program); Express; Lerner; The Limited; Structure; Abercrombie & Fitch; Henri Bendel; Schottenstein Stores; United Retail Group; Samuel's Jewelers; Kane Fur-niture; Sam

Levin; Micro Center Electronics; The Dress Barn; Today's Man; Carter-Jones; The Buckle; J. Crew Group; Wickes Lumber; Arhaus Furniture; Diamond Pacific; Stein-bach Stores; Columbia Emeralds; West Building Materials; United Consumers Club; Ashley Stewart; Polo Ralph Lauren Retail; Mastercraft Interiors; Woodcraft Sup-ply; Ames; Erb Lumber; and Madison's (the "Current Merchants"). Accordingly, the Trust is currently completely dependent upon sales at or through the Cur-rent Merchants and at retails stores operated by Bath & Body Works and Limited Too (together with the Current Merchants, the "Current Retailers") for the gen-eration of Receivables. The retailing industry is intensely competitive. Gener-ally, the Current Retailers compete not only with other retailers, department stores and catalogue sale businesses in the geographic areas in which they op-erate but also with numerous other types of retail outlets.

A number of the Current Merchants, representing approximately 59% of the re-ceivables in the Identified Portfolio as of May 31, 1999, are presently owned, in whole or in part, by The Limited, Inc. ("The Limited"), which also currently owns approximately 25% of the common stock of Alliance Data Systems Corp., which in turn owns 100% of the common stock of WFN. In addition, approximately 16% of the receivables in the Identified Portfolio as of May 31, 1999 relate to credit card programs for retail operations of Brylane. Neither The Limited, Brylane nor any of the other Current Merchants is a party to the Pooling Agree-ment, and The Limited is not required by the Pooling Agreement to maintain any particular percentage ownership of WFN or of any of the Current Merchants. There can be no assurance that the Current Retailers will continue to generate Receivables at the same rate as in prior years. Currently, the Current Retail-ers accept most major credit cards.

Effect of the Ability of WFN to Change Terms of the Accounts. Pursuant to the Pooling Agreement, WFN, as Transferor, does not transfer to the Trust the Ac-counts but only the Receivables arising in the Accounts. As owner of the Ac-counts, WFN will have the right to determine the periodic finance charges, fees and other charges which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charges or other fees or charges applicable to the Accounts would de-crease the effective yield on the Accounts and could result in the occurrence of an Early Amortization Event and the commencement of the Early Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accu-mulation Period, as well as a decrease in protection afforded to the Holders against charged-off Accounts. Under the Pooling Agreement and the Series Sup-plement, WFN, as Transferor, has agreed that unless required by law or unless, in its sole discretion, WFN deems it appropriate, it will not reduce the annual percentage rate of the monthly periodic finance charge assessed on the Receiv-ables, reduce other fees on the Accounts or change the other terms of the Ac-counts, if, either (a) the reduction or change, if WFN owns a comparable seg-ment of receivables, is not applied to any such comparable segment of revolving credit card accounts owned and serviced by WFN that have characteristics the same as or substantially similar to the Accounts that are the subject of such reduction or change, except as otherwise restricted by an endorsement, sponsor-ship, or other agreement between the Transferor and an unrelated third party or by the terms of, as to any Account, the agreements between the Credit Card Originator that owns the Account (including WFN as an assignee of any Other Originator) and the related Cardholder that governs the Account (a "Credit Card Agreement") or (b) as a result of such reduction, WFN's reasonable expectation of the Portfolio Yield (as defined in the related Prospectus Supplement) as of such date would be less than the then Base Rate (as defined in the related Pro-spectus Supplement). Except as specified above, there are no restrictions on WFN's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including the low-ering by other credit card issuers of annual percentage rates, or prudent busi-ness practice might not result in a determination by WFN to decrease customer finance charges or otherwise take actions which would change any Account terms. In servicing the Accounts, the Servicer is required pursuant to the Pooling Agreement, to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with WFN's written policies and procedures relating to the operation of its consumer open end lending business (the "Credit Card Guidelines").

Limitations Imposed by Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws that impose requirements on the making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain or ad-just the current level of periodic finance charges and other fees and charges with respect to the Accounts. During recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer open end loan provid-ers. From time to time, private consumers as well as state and federal regula-tors question WFN's compliance with these requirements which are often broadly interpreted by enforcement officials. Failure by WFN, other Credit Card Origi-nators or the Servicer to comply with such requirements could adversely affect the Servicer's ability to collect the principal balance of, or otherwise en-force, the Receivables. If it were determined that the annual percentage rates or other charges charged on the Accounts have to be limited to an interest rate cap or other fee substantially lower than the annual percentage rates or fees currently assessed on the Accounts, or that other violations have occurred, it is possible that the Portfolio Yield (as defined in the related Prospectus Supplement) for a Series would be reduced and there-fore an Early Amortization Event could occur with respect to the Certificates. See "Description of the Certificates--Early Amortization Events." In addition, bills relating to retail consumer credit are pending in the federal and various state legislatures. Certain of these bills would, if enacted, affect certain credit practices of WFN, including, for example, limitations on the periodic finance charges or other fees or charges relating to the Accounts, disclosure of credit terms in credit applications or periodic statements, telephone solic-itation practices, use of credit bureau reports and collection practices. There can be no assurance as to whether any federal or state legislation will be promulgated which would adversely impact the effective yield on Accounts and Receivables or impair collection of receivables.

Pursuant to the Pooling Agreement, if a Receivable fails to comply in all mate-rial respects with applicable requirements of law, subject to certain condi-tions described under "The Pooling and Servicing Agreement--Representations and Warranties," all affected Receivables may be reassigned to the Transferor or, in some circumstances, assigned to the Servicer. The sole remedy available to the Holders of any Series affected thereby will be the assignment of a princi-pal balance of zero to all affected Receivables for purposes of determining the aggregate amount of Principal Receivables or assignment to the Servicer of the Receivables affected thereby. In such event, realization of principal with re-spect to such Receivables will depend upon the ability of the Transferor or the Servicer to accept such reassignment or assignment, respectively. See "The Pooling and Servicing Agreement--Representations and Warranties" and "-- Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

Effect of Payments Other Than at Expected Maturity and Dependency on Cardholder Repayments. The Receivables may be paid at any time and there is no assurance
(i) that there will be new Receivables created by the Accounts, (ii) that Re-ceivables will be added to the Trust or (iii) that any particular pattern of Cardholder repayments will occur. The commencement and continuation of an Amor-tization Period for a Series or a Class thereof will depend on, among other factors, the rate of Cardholder repayments, the timing of the receipt of repay-ments and the rate of default by Cardholders. As a result, no assurance can be given as to the timeliness of payments to be made to the Holders. Cardholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of Cardholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of Accounts (which are subject to change by WFN). Increased convenience use, where Cardholders pay their Account balances in full on or prior to the due date and thus avoid all finance charges, would decrease the effective yield on the Accounts and could cause the commencement of the Early Amortization Period, or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, and decrease the protection afforded to Holders against defaults under the Accounts. No assurance can be given to the Card-holder payment rates in any future period.

A decline in the amount of Receivables in the Accounts for any reason (includ-ing the decision by Cardholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of an Early Amortiza-tion Event and the commencement of the Early Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period or a Partial Amortization. The Pooling Agreement provides that the Transferor will be required to make an Addition to the Trust in the event that either (a) during any period of thirty consecutive days, the Transferor Amount averaged over that period is not maintained at a minimum level equal to the Minimum Transferor Amount for that period or (b) the aggregate amount of Principal Re-ceivables plus amounts on deposit in the Excess Funding Account is not main-tained at a minimum level generally equal to (x) the sum of the numerators used to calculate the Investor Percentage with respect to Principal Receivables for all Series then outstanding, minus (y) the amount on deposit in the Excess Funding Account as of the date of determination (the "Required Principal Bal-ance"). If the Transferor fails to make such Addition within ten business days of the day on which it is required to make such Addition pursuant to the Pool-ing Agreement as described under "The Pooling and Servicing Agreement--Addition of Trust Assets," an Early Amortization Event or, if so specified in the re-lated Prospectus Supplement, the Rapid Accumulation Period or a Partial Amorti-zation, could occur. If the Transferor fails to make such Addition in accor-dance with the terms of the Pooling Agreement, the sole remedy available to in-vestors shall be the occurrence of an Early Amortization Event or, if so speci-fied in the related Prospectus Supplement, the Rapid Accumulation Period or a Partial Amortization.

Effect of Discount Option which would Reduce the Amount of Principal Receivables. Although the Transferor currently does not do so, the Transferor may in the future designate a fixed or floating percentage of the amount of Re-ceivables that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables. The Transferor has the right to, from time to time, change such percentage with respect to Receivables arising after the date of such change, except that such percentage may be no greater than 3% at any time, unless the Rating Agency Condition has been satisfied as to the Transferor, the Servicer and the Trustee with respect to such change. Such des-ignation will increase the percentage of collections on the Receivables that are treated as Collections of Finance Charge Receivables, which will increase the

Portfolio Yield over what it would otherwise be. As a result, such designation should decrease the likelihood of the occurrence of the Early Amortization Event based upon a reduction of the average Portfolio Yields for any consecu-tive three monthly periods to a rate below the average Base Rate (as defined in the related Prospectus Supplement) for such period. See "Description of the Certificates--Early Amortization Events." However, such designation will also reduce the aggregate amount of Principal Receivables created thereafter, which may increase the likelihood that the Transferor will be required to add Prin-cipal Receivables to the Trust in accordance with the Pooling Agreement which could, if additional Principal Receivables were not available at such time, cause the occurrence of an Early Amortization Event. See "Description of the Certificates--Discount Option."

Limitations of Certificate Rating. It will be a condition to the issuance of such Series of Certificates or Class thereof offered pursuant to this Prospec-tus and the related Prospectus Supplement that they be rated in one of the four highest rating categories by at least one Rating Agency. The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

Any rating assigned to the Certificates of a Series or a Class thereof by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that the Holders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling Agreement and will be based primarily on the value of the Receivables in the Trust and the avail-ability of any Enhancement with respect to such Series or Class. The ratings of the Certificates are not a recommendation to purchase, hold or sell such Certificates, inasmuch as such ratings do not address market price or suit-ability for a particular investor. In addition, the ratings of the Certifi-cates do not address (i) the possibility of the imposition of United States withholding tax with respect to non-U.S. persons, (ii) the likelihood that the outstanding principal amount of any Series of Certificates or Class thereof will be paid on a scheduled date, (iii) the possibility of the occurrence of an Early Amortization Event which could result in the payment of the outstand-ing principal amount of any Series of Certificates or Class thereof prior to the applicable Series Termination Date, or (iv) the likelihood that the out-standing principal amount of any Series of Certificates or Class thereof will be paid in accordance with the applicable Controlled Amortization Amounts or Controlled Accumulation Amounts. Moreover, there is no assurance that the rat-ings of any Certificates will remain for any given period of time or that such ratings will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant.

Effect of Book-Entry Registration on Holders. If so specified in the related Prospectus Supplement, the Certificates offered hereby of each Series ini-tially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As to any such Series, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as "Holders" (as such term is used in the Pooling Agreement and the Series Supplement). Hence, until such time, Certificate Owners will only be able to exercise the rights of Holders indirectly through DTC, Cedel or Euroclear and their respective participating organizations. Because DTC can only act on behalf of persons or entities who are DTC Participants (or partic-ipate indirectly through a DTC Participant), the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not partici-pate in the DTC system, or otherwise take actions in respect of such Certifi-cates, may be limited due to the lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registra-tion" and "--Definitive Certificates."

Effect of Social, Legal, Economic and Other Factors on Credit Card
Usage. Changes in credit use and payment patterns by Cardholders result from a variety of economic, legal, social and other factors. Economic factors include the rate of inflation, seasonal buying patterns, unemployment levels and rela-tive interest rates. Social factors include unemployment rates as well as changes in consumer confidence levels and attitudes towards incurring debt. Legal factors include the application of usury and consumer protection laws. Other factors include the use of incentive programs (e.g., gift awards for credit usage). The Transferor is unable to determine whether or to what extent changes in applicable laws or economic, social or other factors will affect credit use or repayment patterns. A decrease in credit card usage could lead to a decrease in the aggregate outstanding level of Receivables which could, in turn, cause an Early Amortization Event to occur.

Effect of Control of Holders. In limited circumstances and subject to certain exceptions, the Holders of each Series may take certain actions or direct cer-tain actions to be taken, under the Pooling Agreement or the related Series Supplement such as instituting suits, actions or proceedings under the Pooling Agreement. However, under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct cer-tain actions, including, for example, appointing a successor Servicer follow-ing a Servicer Default (See "The Pooling and Servicing Agreement--Servicer De-fault"), amending the Pooling Agreement under certain circumstances (see "The Pooling and Servicing Agreement--Amendments") and directing a reassignment of the entire portfolio of Receivables (see "The Pooling and Servicing Agree-ment--Representations and Warranties").

Further, in certain cases (including with respect to certain amendments de-scribed under the "The Pooling and Servicing Agreement--Amendments"), when de-termining whether the required percentage of Holders of a Series have given their approval or consent, all the Holders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accord-ingly, one or more Classes of Holders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Holders relating to such action.

Effect of the Assumption of WFN's and the Transferor's Obligations by an Assum-ing Entity. WFN, in its respective capacities as Transferor and Servicer, may, subject to certain conditions, transfer its rights and obligations under the Pooling Agreement to one or more entities (each an "Assuming Entity") each of which may or may not be affiliated with WFN, without obtaining Holder consent to such transfer. After any such transfer and assumption, WFN would have no further liability or obligation under the Pooling Agreement in the applicable capacity, other than those liabilities that arose prior to such transfer.

Effect of Subordination. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, if so specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal pay-ment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if Collections of Finance Charge Receivables or other amounts allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Cer-tificates of such Series, the Invested Amount with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of Col-lections of Finance Charge Receivables allocable to the Subordinated Certifi-cates in future periods and a possible delay or reduction in principal and in-terest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the insolvency of the Transferor or the appointment of a conserva-tor or receiver for the Transferor, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Holders and any remainder will be used to pay amounts due to the Subordinated Holders.

Effect of Limitations on Enhancement. Although Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount avail-able under any Enhancement is reduced to zero, Holders of the Series or Class thereof covered by such Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Enhancement."

Risks due to Commingling of Collections. WFN, as Servicer, is required to de-posit Collections received by it, subject to certain limitations as described in the related Prospectus Supplement, into the Collection Account within two business days following the related Date of Processing. If (i) WFN, as Servicer, provides to the Trustee a letter of credit evidencing collection risk of the Servicer acceptable to each Rating Agency (as evidenced by the satisfac-tion of the Rating Agency Condition) or (ii) WFN obtains and for so long as it maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's or their equivalent by Fitch (which it does not currently maintain) (or such other rating below A-1, P-1 or such equivalent rating, as the case may be, which is satisfactory to each Rating Agency), WFN, as Servicer, will be allowed to, subject to certain conditions, commingle and use for its own benefit all Collections received by it during each Monthly Period until the related Trans-fer Date. In the event of the conservatorship or receivership of WFN or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected ownership or security interest in such Collections, which could cause a loss to Holders of Certificates. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Receivership."

Limitations on Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates will make a market in such Certifi-cates, but in no event will any such underwriters be under an obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if such secondary market does develop, that it will provide Holders with liquidity of investment or that it will continue for the life of such Certificates.

                            MATURITY CONSIDERATIONS

For each Series, following the Revolving Period, Collections of Principal Re-ceivables are expected to be distributed to the Holders of such Series or any specified Class thereof on each specified Distribution Date during the Con-trolled Amortization Period or the Principal Amortization Period, or are ex-pected to be accumulated for payment to Holders of such Series or any specified Class thereof during the Controlled Accumulation Period and distributed on an Expected Final Payment

Date. However, if the Early Amortization Period or the Rapid Accumulation Pe-riod commences, or a Partial Amortization occurs, collections of Principal Re-ceivables will be paid to Holders in the manner described herein and in the re-lated Prospectus Supplement. The related Prospectus Supplement will specify (a) the date on which the Controlled Amortization Period, the Principal Amortiza-tion Period or the Controlled Accumulation Period, as applicable, will com-mence, (b) the principal payments expected or available to be received or accu-mulated during such Controlled Amortization Period, Principal Amortization Pe-riod or Controlled Accumulation Period, or on the Expected Final Payment Date, as applicable, (c) the manner and priority of principal accumulations and pay-ments among the Classes of a Series of Certificates, (d) the Early Amortization Events which, if any were to occur, would lead to the commencement of an Early Amortization Period, or if so specified in the related Prospectus Supplement, a Rapid Accumulation Period and (e) whether such Series may be subject to a Par-tial Amortization.

The related Prospectus Supplement will provide certain historical data relating to payments by Cardholders, total charge-offs and other related information re-lating to the Trust Portfolio. There can be no assurance that future events will be consistent with such historical data.

The amount of Collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individ-ual Cardholders. There can be no assurance that Collections of Principal Re-ceivables with respect to the Trust Portfolio, and thus the rate at which the related Holders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period, or on any Expected Final Pay-ment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If an Early Amortization Event or Partial Amortization occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of Collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Holders or a specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or the Controlled Accu-mulation Period or on the Expected Final Payment Date, as applicable, or an Early Amortization Event may occur which would initiate the Early Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Ac-cumulation Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final payment date with respect to the Certificates will equal the expected number of months, that yield to maturity will be as anticipated or that Holders will be able to reinvest funds in an instrument with a comparable interest rate in the event the Certificates are paid sooner than anticipated.

                          THE WFN CREDIT CARD BUSINESS

Credit Card Business

The Receivables relating to the Identified Portfolio were generated from trans-actions made by consumers (each, a "Cardholder") at or through the Current Re-tailers. The transactions are consummated using WFN credit cards bearing the insignia of the Current Merchants (collectively, the "Credit Cards"). In the future, the Receivables conveyed to the Trust may be generated from transac-tions at stores other than those of the Current Retailers according to credit standards that may be modified from time to time by WFN.

WFN's credit card operations are organized to support the specific retailers being serviced around the core functional components. The organization is man-aged to provide for the consistent application of credit policies and service standards for each portfolio serviced. Accounts are serviced in one of six leased call centers located throughout the United States. Each call center processes new account applications, responds to customer inquiries and collects on delinquent or past due accounts. The service provided within a call center can be customized to support the particular requirements of each retailer. The credit processing functions (statement rendering and mailing, payment process-ing, and card embossing) are centralized in one of two processing centers.

WFN Credit Cards are offered under the insignia of the Current Retailers based on the store in which the account was opened or the applicable catalogue sales business pursuant to a Credit Card Processing Agreement between WFN and the corporation that operates that store or catalogue sales business as well as un-der the insignia of Limited Fashion Group. The WFN Credit Card may be used to purchase merchandise from any of the Current Retailers, to purchase third-party products/services marketed through statement inserts or "bang-tail" remittance envelopes, or to obtain cash advances. WFN also offers premium cards for cer-tain Current Retailers (i.e., Gold Cards). While these cards offer certain an-cillary benefits to customers, they generally carry identical pricing parame-ters.

Marketing Programs and Account Origination

Each of the Current Retailers operates as a separate company. Consequently, WFN has developed programs to promote credit with each of the Current Mer-chants separately and has developed relationships with each separate Current Merchant. WFN's strategy to date has been to build "partnerships" with the Current Merchants that result in a better understanding of each other's needs and issues, and, ultimately, the mutual benefit and advantage in the future for WFN and the Current Merchants. A number of the Current Merchants, repre-senting approximately 59% of the receivables in the Identified Portfolio as of May 31, 1999, are presently owned, in whole or in part, by The Limited, Inc. ("The Limited"), which also currently owns approximately 25% of the common stock of Alliance Data Systems Corp., which in turn owns 100% of the common stock of WFN. In addition, approximately 16% of the receivables in the Identi-fied Portfolio as of May 31, 1999 relate to credit card programs for catalogue operations of Brylane. WFN's goals include the incorporation of leading edge product development and marketing in order to provide credit card and informa-tion services which build lifetime relationships with customers and generate incremental sales and profit for its clients. WFN seeks to differentiate it-self from other providers of store credit (i.e., general purpose credit cards) by delivering superior quality and service at all times to the Current Mer-chants and to their ultimate end customers.

Portfolio Acquisitions. In November 1996, WFN acquired the private label portfolio of National City Bank of Cleveland, which consisted of $382.9 mil-lion in receivables and represented over 25 retailers in a broad range of in-dustries including softgoods, building materials, furniture and electronics. Since 1996, WFN has also acquired or launched private label credit card pro-grams for Ashley Stewart, Brylane Home, Chadwick's, Columbia Emeralds, King Size, La Redoute, Samuel's Jewelers, Service Merchandise, Sue Brett and the United Retail Group. Conversely, over that same period of time WFN has not re-newed its Credit Card Processing Agreements relating to the private label credit card programs of Gardner White, Harlem Furniture, Lamont's Apparel, Grossmans and Stone & Thomas. WFN plans to continue selectively acquiring pri-vate label credit card portfolios.

In-Store Account Solicitation. The major vehicle used by WFN to acquire new accounts is in-store solicitation using "quick credit" and "instant credit". Applicants provide a limited amount of information (such as name, mailing ad-dress, and social security number) which allows the credit underwriting de-partment to access their credit bureau report and to score their credit bureau report using proprietary credit score cards. Applicants must also present a valid driver's license and major credit card to the store associate.

With "instant credit," an account can be opened in under three minutes from the time WFN receives the call. Applicant information is taken at the point-of-sale by a sales associate utilizing an abbreviated/short-form application and then phoned into WFN. All the necessary information is processed by a WFN associate. Applicant data is transmitted to credit bureaus to source a credit report. This report is transmitted to WFN for scoring and the WFN associate relays the decision, account number and credit limit back to the sales associ-ate at the point-of-sale. In 1996, WFN introduced a new process called "quick credit" which has expanded across all of WFN's retail programs. With "quick credit," an account can be opened in less than a minute. Applicant information is taken at the point-of-sale through use of the store cash register and the customer's bank card. The applicant's name is read from the credit card and the customer's social security number, telephone number and home zip code are entered via the register. Data is transmitted electronically to credit bureaus where a sophisticated match routine is used to source a credit report which is then scored by WFN. WFN electronically transmits the decision, account number and credit limit back to the store's register.

Catalogue Accounts. Catalogue accounts are generally opened via pre-approved catalogue mailings or by soliciting customers when calling in an order using instant credit and on-line pre-screen, which involves a single name pre-screen process at the credit bureaus when customers place orders. The on-line pre-screen process requires the customer's name, address and social security num-ber to be sent to a credit bureau where it is matched to the customer's credit report. This credit report is then analyzed against WFN's normal pre-screen criteria. Customers passing the criteria are pre-approved with a pre-deter-mined credit limit. The credit offer is made to the customer at the completion of the order placing process.

Pre-Approved Programs. A number of the Current Merchants working with WFN use or have used pre-approved account solicitations in varying degrees. Of the ac-counts originated by WFN in 1998, approximately 10% were pre-approved. Names for the pre-approved account solicitations are purchased from a number of sources or are derived from the catalogue or in-store customer files. These lists are then compared against the existing Cardholder base to eliminate du-plicates. Each remaining name is risk scored using WFN's proprietary criteria, matched against a credit bureau report. Each individual who meets the minimum risk score established receives a pre-approved account solicitation by mail.

New Accounts. Application information on all new accounts is entered into a new account processing system. Each application is source-coded to allow future tracking of activation rates, sales, delinquencies and charge-offs. Opening a new Credit Card account may entitle the Cardholder to certain discounts on pur-chases from the Current Retailers. Each WFN credit card account is grouped into one of nineteen separate billing cycles. Each billing cycle has a separate monthly billing date. New accounts are assigned to billing cycles at the time of opening based upon geography.

For approved applications, the account is automatically established, a credit card is generated and then mailed along with the terms of the account to the new Cardholders. For "instant" and "quick" credit accounts, a temporary card and terms of the account are issued to the customer at the point-of-sale so the credit card can be used immediately for purchases.

Stimulation of Account Usage. In addition, the accounts may receive discount inserts and sale announcements in the monthly statements. Customers phoning with account inquiries may be given a marketing message regarding products which are currently popular in stores. WFN can support marketing efforts re-lated to premium cards, loyal shopper rebates, gift certificate orders by phone and fulfillment, surveys, outbound telemarketing, deferred billing, sweep-stakes, etc. Reactivation mailings and credit card reissues are regularly used to reactivate dormant accounts.

Underwriting Process

Account Underwriting and Credit Guidelines. WFN's underwriting process involves the purchase of credit bureau information for each applicant. WFN obtains a credit report from one of the major credit bureaus based on the applicant's mailing address and the perceived strength of each credit bureau in that geo-graphic region. In order to provide the millions of WFN annual applicants with efficient and accurate service, WFN utilizes a high degree of automation in scoring technology and verification procedures. The initial credit evaluation process uses one of six proprietary scorecards originally developed in 1990 in conjunction with nationally recognized scoring firms. Since then WFN has re-fined and tailored the scorecards to first include most of the various divi-sions and affiliates of The Limited and since 1996 to include their current portfolio of over 40 different retailer programs. In early 1999, the scorecards were developed to more fully reflect performance of the various retail pro-grams. These scorecards are continuously validated, monitored and maintained by WFN and the resulting data is utilized to ensure optimal risk performance.

The primary factors considered under scoring models used are (i) the number of trades appearing on a credit report, (ii) the number of recent credit inqui-ries, (iii) the level of delinquency, (iv) the length of time the credit file has existed, (v) the types of trades noted on a credit report (e.g., bank, re-tail, finance company), (vi) the number of recently opened trades, (vii) the amount of credit used or available and (viii) the percentage of available credit used.

Ongoing Credit Management. In order to monitor and control the quality of its portfolio of Credit Cards, WFN uses behavioral scoring models to score each ac-tive account on its monthly cycle date. The behavioral scoring models dynami-cally evaluate credit limit assignments to determine whether or not credit lim-its should be increased or decreased. The proprietary scoring models used by WFN include such factors as: how long the account has been on file, credit uti-lization, shopping patterns and trends, payment history, and account delinquen-cy.

Credit Authorization. Point-of-sale terminals in stores operated by the Current Retailers have an on-line connection with WFN's credit authorization system and allow real-time updating of accounts. Every sales transaction is passed through an authorization algorithm. If the proposed charge would place the account over its credit limit, the sale is declined, unless the store associate calls WFN and obtains an override or an increase in the Cardholder's credit limit.

Servicing of Accounts

ADS Alliance Data Systems Inc., on behalf of WFN, processes all application and new account data entry, all billing statement preparation and mailing, the pro-duction and mailing of the Credit Cards, customer payments, customer inquiries and account collection efforts. Credit card production is performed in a se-cured environment, including a separately alarmed secured area and audit proce-dures that are designed to maintain an absolute count of all cards produced, stored, destroyed and mailed.

Monthly billing statements are sent by ADS Alliance Data Systems Inc., on be-half of WFN, to Cardholders. Statement mailing is highly automated, using pre-sorting and bar coding. The billing statements present the total amount due showing the split between principal, current fees, current finance charges and the minimum payment due. Subject to applicable law, late and returned check fees are also added to a Cardholder's outstanding balance. No over credit limit or transaction fees are charged to any Cardholders. The processing of Card-holder remittances is performed by ADS Alliance Data Systems, Inc., on behalf of WFN, using automated payment processing equipment and systems.

Finance charges assessed on the accounts are based on the average daily balance outstanding on an account during the monthly billing period and are calculated by multiplying the average daily balance by the applicable periodic finance charge rate. Finance charges are assessed from the date of purchase although a grace period of approximately 25 days is available to avoid the finance charge if the account is paid in full by the due date. Payments are generally applied in the following order: (i) to fees assessed on the account, (ii) to finance charges, and (iii) to the unpaid principal balance of purchases allocated first to the longest outstanding receivable. In most instances the annual fixed fi-nance charge rate is currently 22.8%. Finance charge rates may be changed by WFN from time to time at its discretion. WFN offers a lower prime-based rate to certain Cardholders currently making up a small percentage of the accounts.

Currently, the minimum monthly payment account is equal to a percentage of the account balance, as well as any past due amounts. Such minimum monthly payments are in most instances subject to a $10 minimum payment. The minimum monthly payment may be changed by WFN from time to time at its discretion.

Delinquency and Collections Procedures

Efforts to collect delinquent receivables are made by the Alliance Data Sys-tems, Inc., on behalf of WFN, collection department and, if necessary, by col-lection agencies and outside attorneys. The collections departments consist of approximately 765 full-time equivalents. New collectors undergo training which includes courses in professional debt collection, the Fair Debt Collection Practices Act and negotiating skills. These courses are also available on a "refresher" basis for experienced collectors.

An account is considered delinquent if the minimum payment due is not received by the billing due date. At that time, the account is given a status of 30 days delinquent. Under current policies, a message requesting payment is printed on a Cardholder's billing statement after a scheduled payment has been missed. Af-ter an account becomes 30 days past due, a proprietary collection scoring algo-rithm system automatically scores the risk of the account rolling to more de-linquent status and the collection system assigns a collection strategy to the account based on the collection score and account balance. The key measures used are (i) age of account, (ii) number of previous delinquencies, (iii) out-standing balance, and (iv) previous payment history. The strategy dictates the contact schedule and collections priority for the account.

Specific collection actions include dunning letters, telephone calls using au-tomated dialing equipment, no action and sending the account to the mid-range collections group. The mid-range collection staff handles the intermediate to seriously delinquent collection efforts. Unlike the auto-dial collections staff, the mid-range collectors are responsible for their own individual ac-counts and are reviewed accordingly. The mid-range collections group can take past due accounts as early as 30 days past due.

Accounts which become 180 days contractually past due are charged off. Accounts may be re-aged during delinquency if the obligor demonstrates a willingness and ability to repay by making at least three consecutive minimum payments and cer-tain other conditions are satisfied.

                                USE OF PROCEEDS

The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes, such as financing its credit card activities (which may include repayment of other Series of Certificates).

                     WORLD FINANCIAL NETWORK NATIONAL BANK

World Financial Network National Bank ("WFN") is a national banking association and a credit card bank established under the Competitive Equality Banking Act of 1987. WFN was formed in 1989 to provide private label credit card services to the various retail establishments owned by The Limited and its subsidiaries and their customers. Until January 31, 1996, WFN was a wholly owned subsidiary of The Limited. On January 31, 1996, The Limited sold a 60% indirect ownership interest in WFN to Welsh, Carson, Anderson & Stowe VII, L.P. and certain other persons affiliated with the investment firm of Welsh, Carson, Anderson & Stowe, initially retaining the remaining ownership interest. Since 1996, The Limited's ownership interest in Alliance Data Systems Corp. (which owns 100% of the com-mon stock of WFN) has been reduced to about 25%.

Under Credit Card Processing Agreements entered into prior to or in connection with the sale of the 60% ownership interest referred to above, WFN is required to continue to provide private label credit card services to the Current Re-tail-ers affiliated with The Limited, Inc. until at least January 2006. WFN contin-ues to leverage its experience with private label product development, market-ing support, and risk management to support the sales of The Limited and other third-party retailers. WFN's goal is to provide world class credit and informa-tion services which build lifetime relationships with customers and generate incremental sales and profit for its affiliated retailers. WFN seeks to differ-entiate itself from other providers of store credit (i.e., general purpose credit cards) by delivering superior quality and service at all times. WFN plans to continue selectively acquiring private label credit card portfolios. WFN completed the first of such portfolio acquisitions in November 1996, when it acquired the private label portfolios of National City Bank of Cleveland. These portfolios, consisting of $383 million in receivables, represent over 25 retailers in a broad range of industries including softgoods, building materi-al, furniture and electronics. Since the acquisition of the National City Bank portfolio WFN has acquired or launched private label credit card programs for Ashley Stewart, Brylane Home, Chadwick's, Columbia Emeralds, King Size, La Redoute, Samuel's Jewelers, Sue Brett, Service Merchandise and the United Re-tail Group. Subject to certain conditions (including satisfaction of the Rating Agency Condition), receivables arising in such additional accounts may be transferred by WFN or an additional or successor Transferor to the Trust.

WFN is a fully integrated provider of private label credit card services. All activities pertaining to credit card operations are performed in-house. WFN's executive offices are located at 800 Techcenter Drive, Gahanna, Ohio 43230, telephone number (614) 729-4000.

ADS Alliance Data Systems Inc.

WFN's sister company ADS Alliance Data Systems Inc. offers numerous transaction processing services, including private label credit card processing, credit card authorization, sales draft capture, network based services, bankcard processing, direct marketing, customer service, statement mailing, remittance, payment processing, credit application and approval processing, credit card ac-count management and credit card collection services to its clients. WFN's cus-tomer service, billing, and collections functions related to the portfolios owned and securitized by WFN are outsourced to ADS Alliance Data Systems Inc.

WFN Year 2000 Preparedness

WFN is focused on the Year 2000 project as a number one priority, and has dedi-cated internal information technology personnel and users at the highest levels throughout the company to assure that objectives are met. Foremost among the original objectives was that all WFN core systems would be fully compliant by year end 1998. Progress exceeded original timetables, including the following key project milestones, which have been completed: corporate awareness and edu-cation; Year 2000 project program office established; established line of busi-ness teams comprised of management, technical and users for clear accountabil-ity and resource commitment; inventory of all of Alliance Data System Corp.'s and vendor supplied software; Inventory of all facilities (phone, security and environmental systems); assessment of all software and systems in the inventory database; established separate dedicated systems for testing and validation; monthly project status updates to the executive team and Board of Directors; formal status and communications with vendors, customers, employees; renovation and replacement of non-compliant systems (ahead of schedule); and contingency plans for all systems and processes.


ADS Alliance Data Systems Inc. Year 2000 Preparedness

By the end of 1998, ADS Alliance Data Systems Inc. had successfully remediated, validated, and tested the mission critical components of its core retail sys-tem, and now believes that 100% of the mission critical components of that core retail system are Year 2000 compliant. The mission critical components are those segments of the core retail system comprised of the financial systems within the retail applications, including billing, posting, statements, and fi-nancial statement. The retail development team has created test plans for the non-mission critical components of the core retail system, and testing has be-gun to validate the compliance of such systems. The non-mission critical sys-tems include, but are not limited to, various customer-specific applications that are adjuncts to the functionality of core retail system. They will require specific processing cycle testing along with field-to-field comparisons to val-idate the baseline data used in the testing process.

Because ADS Alliance Data Systems Inc. is dependent upon the products and serv-ices of its trading partners, inclusive of governmental agencies, over whom it has no control, it will be creating a corporate-wide business continuity plan.

This business continuity plan will provide for means to enable the operation of critical business functions of ADS Alliance Data Systems Inc. to continue if either the ability of ADS Alliance Data Systems Inc. to deal with one or more of its significant trading parties becomes impaired or one of its internal core system fails.

During the third quarter of 1999, ADS Alliance Data Systems Inc. will be inves-tigating the IBM Millennium Runtime Windowing Tool or other alternatives. The objective of that effort is to have ADS Alliance Data Systems Inc. be knowl-edgeable concerning a software tool to enable Year 2000 contingency processes. ADS Alliance Data Systems Inc. may implement such a tool in the unlikely event that it is needed.

At each of its facilities, ADS Alliance Data Systems Inc. has operational di-saster recovery plans in place should any disaster occur. These plans provide the necessary processes and procedures in the event of a disaster. These disas-ter recovery plans are currently being reviewed as a part of the contingency planning for the Year 2000 problem, and they will be updated as appropriate to accommodate foreseeable events occasioned by the Year 2000 problem.

ADS Alliance Data Systems Inc. relies on the uptime performance of several pub-lic utility companies for the operation of its business. Due to ADS Alliance Data Systems Inc.'s reliance on electric power, it already has in place at most ADS Alliance Data Systems Inc. facilities backup generators to supply power for a period of time following any disruption in the availability of electric pow-er. ADS Alliance Data Systems Inc. believes that its existing contingency plans are adequate for any reasonably likely Year 2000-spawned disruption of electric power. However, a significantly lengthy disruption in the availability of elec-tric power that extends beyond rated capacity of such backup generators could materially and adversely affect ADS Alliance Data Systems Inc.'s ability to conduct its business and provide services to its customers.

Certain of the computer software (excluding the retail system), hardware, fa-cilities, and other systems utilized by and within ADS Alliance Data Systems Inc. have been identified as falling within this Year 2000 problem, and remediation efforts to correct this anomaly are in the process of being com-pleted. Testing and implementation of these non-compliant functions within ADS Alliance Data Systems Inc. is currently in progress, and all of them are pres-ently anticipated to be completed by the end of the third quarter of 1999.

There can be no assurance that ADS Alliance Data Systems Inc. will identify all date-related problems in its proprietary systems and those of its customers and trading partners in advance of their occurrence such that ADS Alliance Data Systems Inc. will be able to address and remedy where possible all Year 2000 compliance issues that are discovered. ADS Alliance Data Systems Inc. could be adversely affected if the customers and trading partners of ADS Alliance Data Systems Inc. do not sufficiently address their own Year 2000 issues in advance of their occurrence. ADS Alliance Data Systems Inc. is working, and will con-tinue to work, in good faith and with diligence to resolve its Year 2000 issues with the goal of minimizing where possible any adverse effect on either its op-erations or those of its customers and trading partners.

                                THE RECEIVABLES

The Receivables arise in a portfolio (the "Trust Portfolio") of consumer open end credit card accounts serviced by WFN. Currently, the Trust Portfolio is made up of Eligible Accounts included in the private label credit card programs of: Brylane (which includes programs related to Lane Bryant, Lerner, Chadwick's, King Size, Sue Brett and Roamans catalogues); Lane Bryant; Victo-ria's Secret (which includes the Victoria's Secret Catalogue program and the Victoria's Secret Retail program); Express; Lerner; The Limited; Structure; Ab-ercrombie & Fitch; and Henri Bendel (collectively, the "Current Portfolio"). On the closing date, Eligible Accounts from the following additional private label credit card programs will be added to the Trust Portfolio: Schottenstein Stores; United Retail Group; Samuel's Jewelers; Kane Furniture; Sam Levin; Mi-cro Center Electronics; The Dress Barn; Today's Man; Carter-Jones; The Buckle;
J. Crew Group; Wickes Lumber; Arhaus Furniture; Diamond Pacific; Steinbach Stores; Columbia Emeralds; West Building Materials; United Consumers Club; Ash-ley Stewart; Polo Ralph Lauren Retail; Mastercraft Interiors; Brylane Home (a Brylane catalogue program); Woodcraft Supply; Ames; Erb Lumber; La Redoute (a Brylane catalogue program); and Madison's (collectively, the "Additional Port-folio," and together with the Current Portfolio, the "Identified Portfolio"). The Identified Portfolio makes up a substantial majority of the credit card ac-counts serviced by WFN as of the date of this Prospectus. Subject to certain limitations, as new Eligible Accounts are originated in the Identified Portfo-lio, those accounts will generally be designated as "Automatic Additional Ac-counts," and the Receivables in such Automatic Additional Accounts will be transferred to the Trust.

If WFN acquires or begins to directly originate additional types of private la-bel credit cards, bank cards or other types of open end consumer credit ac-counts, such accounts may, subject to certain conditions (including the Rating Agency Condition), be designated as "Supplemental Accounts," in which case the Receivables in such Supplemental Accounts will be transferred to the Trust. In addition, the Transferor may designate additional portfolios of accounts to be included in the Trust Portfolio (any such desig-nated portfolio, together with the Identified Portfolio, an "Approved Portfo-lio"). In the event the Transferor designates an additional portfolio of ac-counts, new Eligible Accounts originated as part of such of such additional portfolio will be treated as Automatic Additional Accounts. The Rating Agency Condition must be satisfied in order for the Transferor to designate an ac-quired portfolio as an Approved Portfolio, but may not have to be satisfied to so designate a start-up portfolio. However, no new accounts in any additional portfolio that would otherwise be treated as Automatic Additional Accounts will be designated as such if (i) such accounts arise in an Approved Portfolio that became an Approved Portfolio without satisfying the Rating Agency Condition,
(ii) such Approved Portfolio is a Specified Portfolio, and (iii) as a result of such addition, the aggregate amount of Principal Receivables in the Specified Portfolios would exceed 10% of the aggregate number of Principal Receivables in the Trust. "Specified Portfolio" means each of the portfolios of Accounts re-lating to each of the following private label credit card programs: (i) Samuels Jewelers, Inc. or any of its affiliates, (ii) Brylane Home, La Redoute, Colum-bia Emeralds or Ashley Stewart, and (iii) any portfolio which became an Ap-proved Portfolio without satisfying the Rating Agency Condition prior to becom-ing an Approved Portfolio. However, any of the above portfolios will cease to be a Specified Portfolio upon satisfaction of the Rating Agency Condition with respect to that portfolio.

Additional quantitative limits on automatic additions of accounts may be im-posed from time to time to the extent necessary to maintain the credit ratings on any outstanding Certificates.

Automatic additions of receivables arising in Automatic Additional Accounts may be voluntarily terminated by WFN at any time and in certain circumstances will be required to be suspended, but only as to accounts created on or after the date of such suspension or termination.

Each Account must be an Eligible Account as of the date the Transferor desig-nates such Account as an Automatic Additional Account or a Supplemental Ac-count. In addition, each of the Receivables in any Account that is transferred by the Transferor to the Trust on each day must meet the eligibility require-ments specified in the Pooling Agreement. See "The Pooling and Servicing Agree-ment--Representations and Warranties." However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust.

Subject to certain limitations and restrictions, the Transferor may also desig-nate certain Accounts (the "Removed Accounts") the Receivables of which will be removed from the Trust. In such case, the Receivables in the Removed Accounts will be reassigned to the Transferor. Throughout the term of the Trust, the Trust Portfolio will consist of the Accounts which currently generate the Re-ceivables plus any Automatic Additional Accounts and Supplemental Accounts (collectively, "Additional Accounts") and minus any Removed Accounts and plus any Participation Interests.

It is possible that Additional Accounts will not be accounts of the same type previously included in the Trust. There can be no assurance that Additional Ac-counts will be of the same credit quality as the Accounts which currently gen-erate the Receivables. Moreover, Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described herein. Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Transferor intends to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of Supplemental Accounts or Participation Interests or removal of Accounts which would have a material effect on the composition of the Ac-counts. Information with respect to Automatic Additional Accounts will be in-cluded in each Monthly Report that will be filed with a Current Report on Form 8-K.

The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the aggregate amount of Re-ceivables, the aggregate amount of Receivables in the Trust Portfolio (specify-ing the amount of which were Principal Receivables and Finance Charge Receiv-ables), the average Receivable balance of the Accounts, the composition of the Trust Portfolio by account balances, the composition of the Trust Portfolio by credit limits, the composition of the Trust Portfolio by period of delinquency, the composition of the Trust Portfolio by account age, the composition of the Trust Portfolio by geographical distribution of Accounts, and delinquency and loss statistics relating to the Accounts.

                                   THE TRUST

The Trust was formed in accordance with the laws of the State of New York pur-suant to the Pooling Agreement. The Trust, as a master trust, may issue addi-tional Series and sell Purchased Interests from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates, Purchased Interests, and the Transferor Certificate, making payments thereon and engaging in related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust As-sets.

The Transferor will transfer to the Trust, without recourse, its respective in-terests in all Receivables arising under the Accounts. The Trust Assets consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the Holders, any Participation Interests included in the Trust, funds collected or to be collected with respect to such Participation Interests, any Enhancements, and a security interest in the Transferor's rights to receive Merchant Adjustment Payments and certain related rights. The Trust Assets are expected to change over the life of the Trust as other open end credit accounts and related assets become subject to the Trust and as Accounts are closed, charged- off or removed and are no longer subject to the Trust. Pursuant to the Pooling Agreement, the Transferor will have the right (subject to certain limitations and conditions), and in some circum-stances will be obligated, to designate as Trust Assets, Receivables arising in Supplemental Accounts or, in lieu thereof or in addition thereto, Participation Interests. See "The Pooling and Servicing Agreement--Addition of Trust Assets." In addition, the Transferor will have the right to remove from the Trust Re-ceivables arising in designated Accounts as described herein under "The Pooling and Servicing Agreement--Removal of Accounts."

                        DESCRIPTION OF THE CERTIFICATES

The Certificates will be issued in Series. Each Series will represent an inter-est in the Trust. Other interests in the Trust include the interests repre-sented by other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus), any Purchased Interests and the Transferor Certificate. Each Series will be issued pursuant to the Pooling Agreement entered into by WFN, as Servicer and Transferor, and the Trustee and a Series Supplement to the Pooling Agreement. The Prospectus Supplement for each Series will describe any provisions of the Pooling Agreement relating to such Series which may differ materially from the Pooling Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to each Series of Cer-tificates or which may be applicable to any Series of Certificates. The summa-ries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement and relevant Series Supplement.

General

The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable allocation percent-age of all Cardholder payments on the Receivables. For each Series of Certifi-cates offered hereby, the Invested Amount on any date will equal the Initial Invested Amount for such Series minus the amount of principal paid to the re-lated Holders prior to such date minus the amount of unreimbursed Investor Charge-Offs (as defined in the related Prospectus Supplement) with respect to such Series prior to such date minus, to the extent provided in the related Prospectus Supplement, the amount of any reduction in the Invested Amount as a result of the purchase by the Transferor and subsequent cancellation of any Certificates of such Series, except that the Invested Amount of any pre-funded Series may increase upon the transfer of additional Principal Receivables to the Trust or the reduction of the Invested Amount or the Adjusted Invested Amount of another Series. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to Holders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a spec-ified portion of each distribution of principal or interest or both. The In-vested Amount with respect to a Series with more than one Class will be allo-cated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal pay-ments, maturity date, Certificate Rate and the availability of Enhancement.

For each Series of Certificates, payments of interest and principal will be made on the Distribution Dates specified in the related Prospectus Supplement to Holders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Inter-est will be distributed to Holders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

The Transferor currently owns the Transferor Certificate. The Transferor Cer-tificate represents the undivided interest in the Trust not represented by the Certificates or any Purchased Interest issued and outstanding under the Trust or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all Collections on the Receivables in the Trust.

With respect to each Series of Certificates during the Revolving Period, the Invested Amount will remain constant except as described in "--Defaulted Re-ceivables" (which describes circumstances in which the Invested Amount will be reduced during the Revolving Period) and "--Funding Period" (which describes circumstances in which the Invested Amount will be increased during a Funding Period, which would coincide with the Revolving Period for the affected Se-
ries). The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid or charged-off. The amount of the Transferor's Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will generally decline as payments of principal are distributed to the Holders. As a result, the Transferor's Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor's Interest may also be reduced as the result of the issuance of a new Series.

If so specified in the related Prospectus Supplement, Certificates of each Se-ries initially will be represented by global certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. See "--Definitive Certificates." Certificates will be available for purchase in denominations specified in the related Prospectus Supplement or, if not so specified, minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certifi-cates are issued for any Series under the limited circumstances described here-in, all references herein to actions by Holders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to dis-tributions, notices, reports and statements to Holders shall refer to distribu-tions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--De-finitive Certificates."

If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified ex-change.

Book-Entry Registration

With respect to each Series of Certificates, Holders may or may not be permit-ted to make an election to hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), as specified in the related Prospec-tus Supplement, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

Cede, as nominee for DTC, will be the registered holder of the global Certifi-cates. No Holder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Holders shall refer to actions taken by DTC upon instruc-tions from DTC Participants, and all references herein to distributions, no-tices, reports and statements to Holders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Holders in accordance with DTC procedures.

Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Partici-pants and the Euroclear Participants, respectively, through customers' securi-ties accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" reg-istered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include se-curities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and in-come payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a tech-nical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

In addition, DTC is contacting (and will continue to contact) third party ven-dors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a repre-sentation, warranty or contract modification of any kind. The Transferor makes no representation as to the accuracy or completeness of such information.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating pro-cedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing sys-tem by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing sys-tem by the counterparty in such system in accordance with its rules and proce-dures and within its established deadlines (European time). The relevant Euro-pean international clearing system will, if the transaction meets its settle-ment requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securi-ties settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settle-ment in DTC.

Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's rec-ords. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certifi-cate Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certifi-cates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontin-ued.

To facilitate subsequent transfers, all Certificates deposited by DTC Partici-pants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsi-ble for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indi-rect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as pos-sible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribu-tion Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Dis-tribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disburse-ment of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

DTC may discontinue providing its services as a securities depository with re-spect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a suc-cessor securities depository is not obtained, Definitive Certificates are re-quired to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securi-ties depository). In that event, Definitive Certificates will be delivered to the Holders. See "--Definitive Certificates."

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxem-bourg as a professional depository. Cedel holds securities for its participat-ing organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through elec-tronic book-entry changes in accounts of Cedel Participants, thereby eliminat-ing the need for physical movement of certificates. Transactions may be set-tled in Cedel in any of 34 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeep-ing, administration, clearance and settlement of internationally traded secu-rities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirect-ly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Bel-gium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Coop-erative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are ac-counts with the Euroclear Operator, not the Cooperative. The Cooperative estab-lishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities bro-kers and dealers and other professional financial intermediaries and may in-clude the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or main-tain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (col-lectively, the "Terms and Conditions"). The Terms and Conditions govern trans-fers of securities and cash within the Euroclear System, withdrawal of securi-ties and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Partici-pants in accordance with the relevant system's rules and procedures, to the ex-tent received by its Depositary. Such distributions will be subject to tax re-porting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder under the Pooling Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

The Certificates of each Series will be issued in fully registered, certifi-cated form to Certificate Owners or their respective nominees ("Definitive Cer-tificates"), rather than to DTC or its nominee, if the related Prospectus Sup-plement so provides with respect to the initial issuance of any such Certifi-cates thereunder and, if the related Prospectus Supplement does not so provide, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer De-fault, Certificate Owners representing not less than 50% of the aggregate un-paid principal amount of any Series or Class of Certificates advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-en-try system through DTC (or a successor thereto) is no longer in the best inter-est of the Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for registration, the Trustee will issue the Certificates as Definitive Certificates, and there-after the Trustee will recognize the holders of such Definitive Certificates as "Holders" under the Pooling Agreement and the related Series Supplement.

Distributions of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the ad-dress of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Hold-ers. The Trustee will provide such notice to registered Holders not later than the fifth day of the month of such final distribution.

Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent (the "Transfer Agent") and registrar (the "Registrar"), which is currently the Trustee. No service charge will be imposed for any reg-istration of transfer or exchange, but the Transfer Agent and Registrar may re-quire payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

Interest

For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable certificate principal balance (or other amount specified in the related Prospectus Supplement), at the applicable Certificate Rate, which may be a fixed, floating or variable rate as specified in the related Prospectus Supplement. Interest will be distributed to Holders on the Distribution Dates specified in the related Prospectus Supplement. In-terest payments on any Distribution Date will generally be funded from collec-tion of Finance Charge Receivables allocated to the Investor Interest during the preceding fiscal month of the Transferor (each, a "Monthly Period") and may be funded from certain investment earnings on funds held in accounts of the Trust, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than month-ly, such collections or other amounts (or the portion thereof allocable to the Investor Interest of such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Holders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a sep-arate Interest Funding Account. The Prospectus Supplement relating to each Se-ries of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Se-ries or Class thereof bearing interest at a floating or a variable Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal

Generally, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period begins), no principal payments will be made to the Hold-ers of such Series. However, if specified in the related Prospectus Supplement for a Series or Class, principal may be payable to Holders of such Series or Class prior to either such date, in connection with a Partial Amortization or otherwise. During the Controlled Amortization Period, Principal Amortization Period or Controlled Accumulation Period, as applicable, which will be sched-uled to begin on the date specified or determined as described in the related Prospectus Supplement, and during the Early Amortization Period, which will be-gin upon the occurrence of an Early Amortization Event, or, if so specified in the related Prospectus Supplement, following the Rapid Accumulation Period, principal will be paid to the Holders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Holders on the Expected Fi-nal Payment Date in the amounts specified in the related Prospectus Supplement. Principal payment for any Series or Class thereof will be funded from Collec-tions of Principal Receivables received during the related Monthly Period or periods as specified in the related Prospectus Supplement and allocated to the Investor Interest of such Series or Class and from certain other sources speci-fied in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Holders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Hold-ers of each Class.

Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement spec-ified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of a Controlled Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

Discount Option

Pursuant to the Pooling Agreement the Transferor may designate a specified fixed or floating percentage (the "Discount Percentage") (currently 0%) of the amount of Receivables arising in the Accounts on and after the date of such designation that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The circumstances under which the Transferor may exercise its option to discount Principal Receivables may include a time when the Portfolio Yield is declining and Principal Receivables are available in sufficient quantity to allow for such discounting. The Transferor may, without notice to or consent of the Hold-ers, from time to time, increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such in-crease, reduction or elimination will become effective on the date specified therein only if (a) the Transferor has delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, the Transferor reasonably believes that such increase, re-duction or elimination will not at the time of its occurrence cause an Early Amortization Event, or an event which with notice or the lapse of time would constitute an Early Amortization Event, to occur with respect to any Series and
(b) in the case of any increase, the Discount Percentage will not exceed 3% af-ter giving effect to that increase, unless the Rating Agency Condition is sat-isfied. On the Date of Processing of any Collections during the time the Dis-count Option is in effect, Collections in an amount equal to the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and (ii) Collections of Principal Receivables, prior to any reduction for Fi-nance Charge Receivables which are Discount Option Receivables, received on such Date of Processing, will be deemed Collections of Finance Charge Receiv-ables and will be applied accordingly. Any such designation would result in an increase in the amount of Finance Charge Receivables and a corresponding in-crease in the Portfolio Yield (as defined in the related Prospectus Supplement) for each Series and a lower payment rate of Collections in respect of Principal Receivables than would otherwise occur and therefore the effect on Holders will be to decrease the likelihood of an Early Amortization Event based upon a re-duction of the average Portfolio Yield for any designated period to a rate be-low the average Base Rate (as defined in the related Prospectus Supplement) for such period while increasing the likelihood that the Transferor will be re-quired to add Principal Receivables to the Trust and, because of the reduction in the aggregate amount of Principal Receivables which, if additional Principal Receivables were not available at such time, could cause the occurrence of an Early Amortization Event. Unless otherwise specified, all references herein to Principal Receivables or Finance Charge Receivables, or Collections with re-spect thereto, are references to such Receivables, or Collections with respect thereto, as defined above after application of the Discount Percentage.

The Transferor Certificate

The certificate evidencing the Transferor's Interest in the Trust is referred to as the Transferor Certificate. The Pooling Agreement provides that the Transferor may exchange a portion of the Transferor Certificate for one or more certificates representing an interest in the Transferor's Interest (each a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Pool-ing Agreement (which supplement shall be subject to the amendment provisions of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; see "The Pooling and Servicing Agreement--Amendments"); so long as (a) the Rating Agency Condition is satisfied with respect to such transfer, and (b) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange, with respect to the transfer or assignment of such Supplemental Certificate. Any subsequent transfer or assignment of a Supplemental Certificate is subject to the same conditions.

New Issuances

The Pooling Agreement provides that, pursuant to any one or more Series Supple-ments, the Transferor may direct the Trustee to issue from time to time new Se-ries subject to the conditions described below (each such issuance, a "New Is-suance"). Each New Issuance will have the effect of decreasing the Transferor Amount to the extent of the Invested Amount of such new Series. Under the Pool-ing Agreement, the Transferor may designate, with respect to any newly issued
Series: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust, which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series; (c) its interest rate (or formula for the de-termination thereof); (d) the interest payment date or dates (each, a "Distri-bution Date") and the date or dates from which interest shall accrue; (e) the method for allocating collections to Holders of such Series; (f) any bank ac-counts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate monthly servicing fees; (h) the provider and terms of any form of

Enhancement with respect thereto; (i) the Series Termination Date; (j) the num-ber of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (k) the ex-tent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global cer-tificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive cer-tificates, and the manner in which any interest payable on a global certificate will be paid); (l) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (m) the priority of such Se-ries with respect to any other Series; (n) the Group, if any, in which such Se-ries will be included; and (o) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Holder of any outstanding Series to issue any additional Series. The Transferor may offer any Series to the public under a Prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from reg-istration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

The Pooling Agreement provides that the Transferor may designate Principal Terms such that each Series has (i) an accumulation period (a "Controlled Accu-mulation Period") during which time collections of Principal Receivables and certain other amounts allocable to the Investor Interest of such Series will be deposited on each Distribution Date in a trust account which is an Eligible De-posit Account (a "Principal Funding Account") for the benefit of such Holders and used to make principal distributions to such Holders when due or (ii) a Controlled Amortization Period or a Principal Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Controlled Accumula-tion Period, Controlled Amortization Period or Principal Amortization Period while other Series are not. If specified in the related Prospectus Supplement, Collections of Principal Receivables otherwise allocable to a Series that is not amortizing or accumulating principal may be treated as Shared Principal Collections and reallocated to a Series that is amortizing or accumulating principal. Moreover, each Series may have the benefits of Enhancements issued by enhancement providers different from the Enhancement Providers with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Enhancement only on behalf of the Holders of the Series to which such En-hancement relates. With respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. There is no limit to the number of New Issuances the Transferor may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Holder of another Series.

Under the Pooling Agreement and pursuant to a Series Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to authenticate the Certifi-cates of such new Series and to execute and deliver the related Series Supple-ment is subject to the satisfaction of the following conditions: (a) on or be-fore the fifth business day immediately preceding the applicable Closing Date, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider written notice of such New Issuance and the appli-cable Closing Date; (b) the Transferor shall have delivered to the Trustee the related Series Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee; (c) the Transferor shall have delivered to the Trustee the related Enhancement agreement, if any, executed by the parties to such agreement; (d) the Transferor, the Servicer, and the Trustee shall have received evidence that the Rating Agency Condition has been satisfied with respect to the New Issuance; (e) the Transferor shall have delivered to the Trustee and certain Enhancement Providers, if any, a cer-tificate of an authorized officer, dated the applicable Closing Date, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series; (f) the Transferor shall have delivered to the Trustee and each Rating Agency an opin-ion of counsel acceptable to the Trustee that for federal income tax purposes:
(i) following such New Issuance the Trust will not be deemed to be an associa-tion (or publicly traded partnership) taxable as a corporation; (ii) such New Issuance will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were properly characterized as debt at the time of their issuance; and (iii) such New Issuance will not cause or consti-tute an event in which gain or loss would be recognized by holders of Certifi-cates characterized as debt at the time of their issuance (an opinion of coun-sel to the effect referred to in clauses (i), (ii) and (iii) with respect to any action is referred to herein as a "Tax Opinion"); (g) the Transferor Amount shall not be less than a specified amount as of the applicable Closing Date, and (h) any other conditions specified in any Series Supplement. Upon satisfac-tion of the above conditions, the Trustee shall execute the Series Supplement and issue to the Transferor the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

The Pooling Agreement provides that, pursuant to any one or more supplements to the Pooling Agreement (each, a "Participation Supplement"), the Transferor may direct the Trustee to issue on behalf of the Trust one or more participations (each, a "Purchased Interest"), to be delivered to or upon the order of the Transfer-or, as long as (a) the Rating Agency Condition is satisfied with respect to such issuance, (b) the Transferor Amount is not less than a specified amount as of the date of, and after giving effect to, such issuance and (c) the Trans-feror has delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such issuance, with respect to such issuance. Any Purchased Inter-est may be transferred or exchanged only upon satisfaction of the conditions described in clauses (a) and (c) above. Each Purchased Interest will entitle its holder to a specified percentage (the "Participation Percentage") of all Collections of Principal Receivables and Finance Charge Receivables and any other Trust Assets to the extent specified in the Participation Supplement. Any Purchased Interest will represent an interest in the Trust's assets similar to the interest of a Series of Certificates. No Series will be subordinated to any Purchased Interest, and no Purchased Interest will have any interest in the Ac-counts or Enhancement for any Series, except as specified in the Prospectus Supplement relating to that Series. Any such sale will take place pursuant to one or more agreements which will specify terms similar to Principal Terms for the applicable Purchased Interests and may grant the purchasers of such inter-ests notice and consultation rights with respect to rights or actions of the Trustee. Any sale of Purchased Interests in the assets of the Trust will be subject to the satisfaction of the same conditions (including the Rating Agency Condition) as for a New Issuance, as appropriately adjusted to apply to the relevant Purchased Interest rather than a New Issuance.

Collection Account

The Servicer has established and will maintain in the name of the Trustee, on behalf of the Trust, and for the benefit of the Holders of each Series, an Eli-gible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each of Moody's and Standard & Poor's and, if rated by Fitch, Fitch in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means (i) a depository institution (which may be the Trustee or an affiliate) organized under the laws of the United States or any one of the states thereof which at all times (A) has either (1) a long-term unsecured debt rating of "A2" or better by Moody's Investors Service, Inc. ("Moody's") or (2) a certificate of deposit rating of "P-1" by Moody's, (B) has either (1) a long-term unsecured debt rating of "AAA" by Standard & Poor's Ratings Group, a division of McGraw Hill Corporation ("Standard & Poor's"), or (2) a certificate of deposit rating of at least "A-1+" by Standard & Poor's, (C) if rated by Fitch Investors Serv-ice, L.P. ("Fitch"), has either (1) a long-term unsecured debt rating of "AAA" by Fitch, or (2) a certificate of deposit rating of at least "A-1" by Fitch and
(D) is a member of the FDIC or (ii) any other institution that is acceptable to each Rating Agency, the Servicer and the Trustee. The Collection Account is currently maintained with the Trustee. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaran-teed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies, the short-term debt rating, if any, of which has the highest rating from Moody's and Standard and Poor's and, if rated by Fitch, Fitch in its highest investment category, (iii) commercial paper (or other short term obligations) having at the time of the Trust's in-vestment therein, a rating from Moody's and Standard & Poor's and, if rated by Fitch, Fitch in its highest investment category, (iv) demand deposits, time de-posits and certificates of deposit which are fully insured by the FDIC, with an entity the commercial paper, if any, of which has a credit rating from Moody's and Standard and Poor's and, if rated by Fitch, Fitch in its highest investment category, (v) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company de-scribed in (ii) above, (vi) investments in money market funds (including funds of Trustee or its affiliates as well as funds for which Trustee and its affili-ates may receive compensation) rated in the highest investment category by each of Moody's, Standard & Poor's and, if rated by Fitch, Fitch or otherwise ap-proved in writing by each rating agency (so long as such investment will not require the Trust to register as an "investment company" under the Investment Company Act of 1940, as amended), (vii) time deposits, other than as referred to in clause (iv) above, with an entity, the commercial paper of which has a credit rating from Moody's and Standard & Poor's and, if rated by Fitch, Fitch in its highest investment category, and (viii) any other investments approved in writing by each Rating Agency which would not cause the Trust to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (collectively, "Eligible Investments"). Any investment earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carry-ing out its duties under the Pooling Agree-ment and the Series Supplements. Under the Pooling Agreement, a paying agent (the "Paying Agent") will be appointed. The Paying Agent shall have the revoca-ble power to withdraw funds from the Collection Account for the purpose of mak-ing distributions to the Holders. The Paying Agent is currently the Trustee.

Deposits in Collection Account

The Servicer will, subject to the limitations described in the related Prospec-tus Supplement, deposit all Collections received with respect to the Receiv-ables in each Monthly Period into the Collection Account not later than two business days after the related date of processing, and the Servicer will make the deposits and payments to the accounts and parties described in the related Prospectus Supplement on the date of such deposit. If WFN remains the Servicer and (i) WFN provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the Rating Agency Condition is satis-
fied), or (ii) WFN has and maintains a commercial paper rating of at least "A-1" and "P-1" (or their equivalent) by Standard and Poor's, Moody's and Fitch, respectively (or such other rating below A- 1, P-1 or such equivalent rating, as the case may be, which is satisfactory to each Rating Agency), WFN may use for its own benefit all Collections received with respect to the Receivables in each Monthly Period until the related Transfer Date. WFN currently has not pro-vided such a letter of credit and does not currently maintain such rating. The Servicer will only be required to deposit Collections into the Collection Ac-count up to the aggregate amount of Collections required to be deposited into an account established for any Series, or, without duplication, distributed on the related Distribution Date or Payment Date to Holders of any Series or to the issuer of any Enhancement pursuant to the terms of any Series Supplement. If at any time prior to such Distribution Date or Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be so deposited the Servicer will be permitted to withdraw such excess from the Collection Account.

Pursuant to the terms of each Credit Card Processing Agreement, many of the Current Retailers accept payments of the Accounts at their stores ("In-Store Payments"). In the ordinary course, these amounts are netted against payments owed by WFN to the Current Retailers on the third business day after the trans-actions took place.

Shared Principal Collections

If specified in the related Prospectus Supplement, Collections of Principal Re-ceivables for any Monthly Period allocated to the Investor Interest of any Se-ries will first be used to cover certain amounts described in the Series Sup-plement of such Series (including any required distributions to Holders of such Series). The Servicer will determine the amount of Collections of Principal Re-ceivables for any Monthly Period (plus certain other amounts described in the Series Supplement of such Series) allocated to such Series remaining after cov-ering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Holders and deposits to Principal Funding Accounts for any Se-ries that are either scheduled or are otherwise known to be required and that have not been covered out of the investor principal collections and certain other amounts for such Series (collectively, "Principal Shortfalls"). If Prin-cipal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the respective Principal Shortfalls of such Series. To the ex-tent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holder of the Transferor Certificate, provided that
(a) such Shared Principal Collections will be distributed to the holder of the Transferor Certificate only to the extent that the Transferor Amount is greater than a specified amount and (b) in certain circumstances described below under "-- Excess Funding Account," such Shared Principal Collections will be depos-ited in the Excess Funding Account. Any such reallocation of Collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such Collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

Excess Funding Account

The Servicer will establish and maintain in the name of the Trust, for the ben-efit of the Holders of all Series an "Excess Funding Account" which shall be an Eligible Deposit Account. At any time during which the Transferor Amount would otherwise be less than a specified amount, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be de-posited in the Excess Funding Account on each business day until the Transferor Amount is at least equal to the specified amount. Funds on deposit in the Ex-cess Funding Account will be withdrawn and paid to the Transferor to the extent that following such distribution the Transferor Amount would continue to exceed a specified amount. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. To the extent described in the related Prospectus Supplement, funds on deposit in the Excess Funding Account will also be distributed to Holders of any Series in a Controlled Accumulation Period, Controlled Amor-tization Period, Principal Amortization Period, Rapid Amortization Period or Rapid Accumulation Period.

Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Servicer in Eligible Investments selected by the Servicer. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and treated as Collections of Finance Charge Receivables with respect to such Monthly Period.

Sharing of Excess Finance Charge Collections

If so specified in the related Prospectus Supplement, the Holders of a Series or any Class thereof may be entitled to receive all or a portion of Excess Fi-nance Charge Collections with respect to another Series included in the same group of Series (each, a "Group") to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to such Series or Class. With respect to any Series, "Excess Finance Charge Col-lections" for any Monthly Period will equal the excess of Collections of Fi-nance Charge Receivables and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certifi-cates of such Series or Class, (ii) accrued and unpaid Servicing Fees with re-spect to such Series or Class, (iii) the Investor Default Amount (as defined in the related Prospectus Supplement) with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs (as defined in the related Prospectus Supple-ment) with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. Such Excess Finance Charge Collections will be applied to cover shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in the same Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Transferor Certificate. While any Se-ries offered hereby may be included in a Group, there can be no assurance that
(a) any other Series will be included in such Group or (b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period.

Paired Series

If so provided in the Prospectus Supplement relating to a Series, each such Se-ries is subject to being paired with another Series (in such case, a "Paired Series"). The Prospectus Supplement for such Series and the Prospectus Supple-ment for the Paired Series will each specify the relationship between the Se-ries.

Funding Period

For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Controlled Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of the Holders of such Se-ries (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the Initial Invested Amount with respect to such Series, the aggregate principal amount of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. There is no limit on the percentage of the Trust or of any particular Series or Class of Certificates which may be repre-sented by a Pre-Funding Account. Any Receivables added to the Trust and any Ad-ditional Accounts designated to the Trust during the Funding Period will be subject to the same eligibility standards that would apply if such Receivables and Additional Accounts were added or designated outside of the Funding Period. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced.

During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the ex-tent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any prepay-ment premium or other additional amounts specified in the related Prospectus Supplement will be payable to the Holders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. In such event, the affected Holders will not (except through any related prepayment premium) re-ceive the benefit of the Certificate Rate for the period of time originally ex-pected on the amount of such early repayment.

If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be sub-ject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, in-vestment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distri-bution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Defaulted Receivables

"Defaulted Receivables" for any date of determination are Principal Receivables that were charged-off as uncollectible on such day. The "Default Amount", as to any Defaulted Account, is the amount of Principal Receivables (other than Inel-igible Receivables, unless there is an Insolvency Event with respect to the Transferor) in such Defaulted Account on the day it became a Defaulted Account. Receivables in any Account will be charged-off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual policies and procedures for servicing open end credit card and other open end credit ac-count receivables comparable to the Receivables. Such policy is currently to charge off the receivables in an account when that account becomes contractu-ally 180 days past due at billing in accordance with the policies set forth by the Office of the Comptroller of the Currency.

Defeasance

If so specified in the Prospectus Supplement relating to a Series, the Trans-feror may terminate its substantive obligations in respect of such Series or the related Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Eligible Investments suffi-cient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of such Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in an Early Amortization Event for any Series. Prior to its first exercise of its right to substitute money or Eligible Investments for Receivables, the Transferor will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and ter-mination of obligations will not result in the related Trust being required to register as an "investment company" within the meaning of the Investment Com-pany Act of 1940, as amended and (ii) a Tax Opinion.

Dilution

If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, counterclaim, defense, error, fraudulent charge or coun-terfeit charge to a Cardholder or such Principal Receivable was created in re-spect of merchandise which was refused or returned by a Cardholder or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or charging off such amounts as uncol-lectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Principal Receivables would cause the Transferor Amount at such time to be less than a specified amount, the Transferor will be required to pay an amount equal to such deficiency into the Excess Funding Account.

Early Amortization Events

The Revolving Period for a Series will not terminate earlier than the date specified in the related Prospectus Supplement unless an Early Amortization Event occurs prior to such date. An "Early Amortization Event" with respect to each Series would occur automatically upon (a) certain insolvency events, as specified in the Pooling Agreement, relating to the Transferor, (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (c) the Transferor becoming unable for any reason to transfer Receivables to the Trust. In addition an Early Amortization Event may occur with respect to any specific Series upon the occurrence of any event specified in the related Prospectus Supplement. On the date on which an Early Amortization Event is deemed to have occurred, the Early Amortization Period or, if specified in the related Prospectus Supplement, the Rapid Accumulation Period, will commence. If, because of the occurrence of an Early Amortization Event, the Early Amortization Period or, if specified in the related Prospectus Supplement, the Rapid Accumulation Period, begins earlier than the scheduled commencement of an Amortization Period or prior to an Expected Final Payment Date, Holders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

Reports to Holders

No later than the second business day prior to each Distribution Date, the Servicer will forward to the Trustee and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of each Series, including (a) the aggregate amount of Principal Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount of each Series and the Invested Amount allocated to each Class thereof; (c) the Class Floating Allocation Per-centage (as defined in the related Prospectus Supplement) or Floating Alloca-tion Percentage (as defined in the related Prospectus Supplement) and, during the Controlled Amortization Period, Principal Amortization Period, Controlled Accumulation Period, Rapid Accumulation Period or Early Amortization Period of each Series, the Class Fixed Allocation Percentage (as defined in the related Prospectus Supplement) or Fixed Allocation Percentage (as defined in the re-lated Prospectus Supplement) with respect to each Series and each Class there-of; (d) the amount of Collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Investor Interest of each Series; (e) the aggregate outstand-ing balance of Accounts which were 30, 60, 90 and 120 days or more delinquent as of the end of the billing-cycle end dates occurring during such Monthly Pe-riod; (f) the Default Amount with respect to such Monthly Period and the por-tion thereof allocated to the Investor Interest of each Series; (g) the amount, if any, of charge offs with respect to the Investor Interest of each Series and the portion allocable to each Class thereof for such Monthly Period; (h) the Servicing Fee for such Series for such Monthly Period; (i) the Portfolio Yield for such Monthly Period; (j) the Base Rate for such Monthly Period; (k) infor-mation concerning the Automatic Additional Accounts opened during such Monthly Period, including the number, aggregate month-end balance and composition by credit limit of those Automatic Additional Accounts; and (l) such other amounts, calculations, and/or information required by a related Prospectus Sup-plement.

With respect to each Distribution Date or Special Payment Date (each, a "Pay-ment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the other outstanding Series; (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates of each Series; (c) the amount of such distribution allocable to interest on the Certificates of each Series; and (d) the amount, if any, by which the unpaid principal balance of the Certificates of each Series exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date the Trustee will forward to each Holder of record (which is expected to be Cede, the nominee for DTC) a copy of the Monthly Report. See "--Book-Entry Reg-istration" for a description of DTC procedures generally. Neither the Servicer nor the Trustee will be obligated to forward any reports directly to beneficial owners.

On or before January 31 of each calendar year, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding cal-endar year was a Holder of record a statement containing the information re-quired to be provided by an issuer of indebtedness under the Code (defined herein) for such preceding calendar year or the applicable portion thereof dur-ing which such person was a Holder, together with such other customary informa-tion as is necessary to enable the Holders to prepare their tax returns. See "U.S. Federal Income Tax Consequences."

List of Holders

At such time, if any, as Definitive Certificates have been issued, upon written request of any Holder or group of Holders of record holding Certificates evi-dencing not less than 10% of the aggregate unpaid principal amount of the Cer-tificates of a Series or of all outstanding Series, as the case may be, the Trustee will afford such Holders access during normal business hours to the current list of Holders of the Series or all outstanding Series, as the case may be, for purposes of communicating with other Holders with respect to their rights under the Pooling Agreement or any Series Supplement or Certificates. See "--Book-Entry Registration" and "--Definitive Certificates" for a descrip-tion of the circumstances under which Definitive Certificates may be issued.

The Pooling Agreement does not provide for any annual or other meetings of Holders.

                                  ENHANCEMENT

For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of any cash col-lateral guaranty or account, collateral interest, letter of credit, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or cap, spread account, reserve account, the use of cross-support features or another method of Enhancement described in the re-lated Prospectus Supplement, or any combination of the foregoing. If so speci-fied in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent de-scribed therein.

The Enhancement for each Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount cov-ered by the Enhancement or which are not covered by the Enhancement, Holders will bear their allocable share of deficiencies.

If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such En-hancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth cer-tain information with respect to the issuer of any third party Enhancement (the "Enhancement Provider"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorpora-tion and the jurisdiction under which it is chartered or licensed to do busi-ness, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total as-sets, and its stockholders or policyholders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Early Amortization Events with respect to such Series. In such event, the Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

Subordination

If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supple-ment to the extent necessary to fund payments with respect to the Senior Cer-tificates. The rights of the holders of any such Subordinated Certificates to receive distribution of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not cov-ered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such sub-ordination will be applicable, the manner, if any, in which the amount of sub-ordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subor-dinated Certificates will be distributed to holders of Senior Certificates. If Collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for apply-ing such a cross-support feature.

Cash Collateral Guaranty or Account

If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collat-eral Guaranty") secured by the deposit of cash or certain eligible investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Ac-count will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Pro-spectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Collateral Interest

If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a per-centage of the Certificates of such Series as specified in the Prospectus Sup-plement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the ex-tent the Transferor elects, subject to certain conditions specified in the re-lated Prospectus Supplement, to apply Collections of Principal Receivables al-locable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent Collections of Principal Receivables allocable to the Collateral In-terest are required to be deposited into the Cash Collateral Account, as speci-fied in the related Prospectus Supplement, and (iii) to the extent excess Col-lections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Ac-count and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

Letter of Credit

If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in ad-dition to or in lieu of other Enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, and to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

The maximum liability of the issuer of the letter of credit under such letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the Initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Surety Bond or Insurance Policy

If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insur-ance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Pro-spectus Supplement.

Spread Account

If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flows from the Trust Assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and prin-cipal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Reserve Account

If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supple-ment, by an initial cash deposit, the retention of certain periodic distribu-tions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

                      THE POOLING AND SERVICING AGREEMENT

Conveyance of Receivables

Pursuant to the Pooling Agreement, the Transferor either has transferred or will transfer to the Trust, as applicable, its respective interests in (i) all Receivables arising from (x) the Current Portfolio and existing as of January 12, 1996 (the "Initial Cut Off Date"), and (y) the Additional Portfolio and ex-isting on or about September 17, 1999 (the "Subsequent Cut Off Date") and, in either case, all Receivables thereafter created from time to time and arising in the Accounts which currently generate the Receivables and all Receivables existing on each applicable Addition Cut Off Date and thereafter created from time to time and arising in any Automatic Additional Accounts, all Recoveries allocable to the Trust, and the proceeds of all of the foregoing, and (ii) all of Transferor's rights to receive payments made by any Merchant under any Credit Card Processing Agreement on account of amounts received by such Mer-chant in payment of Receivables ("In-Store Payments") and all proceeds of such rights.

In connection with the transfer of any Receivables to the Trust prior to the Automatic Addition Termination Date or after any Automatic Addition Suspension Date (and in the latter case, after a Restart Date), the Transferor is required to indicate in its computer records that the Receivables have been conveyed to the Trust and to provide the Trustee with a computer file, microfiche list or printed list containing a true and complete list showing for each Account which currently generates the Receivables and Additional Account, as of the Automatic Addition Termination Date or Automatic Addition Suspension Date, or subsequent to a Restart Date, and for each Supplemental Account, as of the applicable Ad-dition Cut Off Date for such Supplemental Account, (a) its account number and
(b) the aggregate amount outstanding and the aggregate amount of Principal Re-ceivables in such Account. WFN, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements re-lating to the Accounts and the Receivables will not be segregated from those relating to other open end credit card accounts and receivables, and the physi-cal documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Transferor is required to file UCC financing statements with respect to the sale of the Receivables to the Trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

Addition of Trust Assets

If (a) during any period of thirty consecutive days, the Transferor Amount av-eraged over that period is less than the Minimum Transferor Amount for that pe-riod or (b) on any Record Date (as specified in the related Prospectus Supple-ment) the aggregate amount of Principal Receivables plus amounts on deposit in the Excess Funding Account is less than the Required Principal Balance, the Transferor will, on or prior to the close of business on the tenth business day following such thirty-day period or Record Date be obligated under the Pooling Agreement to make an Addition to the Trust of Supplemental Accounts such that, after giving effect to such Addition of Supplemental Accounts, the average of the Transferor Amount as a percentage of the average amount of Principal Re-ceivables for such 30-day period is at least equal to the Minimum Transferor Amount and the amount of Principal Receivables plus amounts on deposit in the Excess Funding Account is at least equal to the Required Principal Balance. An "Addition" will consist of (i) receivables arising in Accounts owned by WFN or a Credit Card Originator and (ii) in lieu of or in addition to Accounts, par-ticipations or trust certificates representing undivided legal or beneficial interests in a pool of assets primarily consisting of open end credit card re-ceivables originated by WFN or a Credit Card Originator and collections thereon (each, a "Participation Interest"). Participation Interests may, for example, include rights in transferors' interests in, or certain credit card backed se-curities issued by, other trusts which have as their primary assets open end credit card receivables issued by WFN or another Credit Card Originator. To the extent required pursuant to the Securities Act, any Participation Interests transferred to the Trust will have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and (b) will be ac-quired in secondary market transactions not from the issuer or an affiliate. There are currently no such Participation Interests held by the Trust, and Par-ticipation Interests can be added to the Trust only upon satisfaction of cer-tain conditions specified in the Pooling Agreement. In the event that the Transferor fails to make such Addition in accordance with the terms of the Pooling Agreement, the sole remedy available to investors shall be the occur-rence of an Early Amortization Event.

Subject to certain limitations, Accounts in any Approved Portfolio will be added automatically as they are originated or as of the date on which any Sup-plemental Accounts or Participation Interests are designated for inclusion in the Trust (an "Addition Cut Off Date"), and the Receivables in such Accounts will be immediately transferred by the Transferor to the Trust. For a discus-sion of the limitations on Automatic Additional Accounts, see "The Receiv-ables." Each Automatic Additional Account shall be included as an Account from and after the date upon which such Automatic Additional Account is created, and all Receivables in such Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, will be transferred automatically to the Trust by the Transferor. The Transferor may elect at any time to terminate the inclusion as Accounts of accounts that would otherwise be Automatic Addi-tional Accounts as of any business day (the "Automatic Addition Termination Date"), or suspend any such inclusion as of any business day (an "Automatic Ad-dition Suspension Date"), by delivering to the Trustee, the Rating Agencies and the Servicer, 10 days' prior written notice of such election. Any limit on the Transferor's ability to add Automatic Additional Accounts will be set forth in the related Prospectus Supplement.

In connection with an Addition of a Supplemental Account or Participation In-terest, the Transferor will transfer to the Trust the Receivables arising in Supplemental Accounts and Participation Interests subject to the following con-ditions, among others: (a) on or before the tenth business day immediately pre-ceding any such Addition, the Transferor shall have given the Trustee, the Servicer, and each of the Rating Agencies written notice that such Supplemental Accounts or Participation Interests will be included as Trust Assets; (b) in the case of Supplemental Accounts, on or before the date on which any such Receivables are added to the Trust, the Transferor shall have delivered to the Trustee a written assignment and a computer file or microfiche list (an "Account Schedule") containing a true and complete list of the related Supple-mental Accounts; (c) in the case of an Addition other than a required Addi-tion, the Transferor shall have received evidence that the Rating Agency Con-dition is satisfied with respect to such Addition and (d) the Transferor shall have delivered to the Trustee a certificate of an authorized officer stating that, (i) in the case of Supplemental Accounts, as of the Addition Cut Off Date, any related Supplemental Accounts are Eligible Accounts and each Receiv-able in such Supplemental Account is an Eligible Receivable, (ii) no selection procedure was used by the Transferor that would result in a selection of Sup-plemental Accounts from the available Eligible Accounts in the then current Approved Portfolio that would be materially adverse to the interests of the Holders of any Series, and (iii) as of the applicable Addition Cut Off Date, Transferor is not insolvent.

WFN or its affiliates may originate or acquire portfolios of open end credit card accounts the receivables in which (or Participation Interests therein) may be transferred to the Trust. Such a sale of receivables to the Trust will be subject to the conditions described above and in any Prospectus Supplement relating to Additions.

Additional Accounts or Participation Interests may include accounts originated using criteria different from those that were applied to the Accounts which currently generate the Receivables because such accounts were originated at a later date or were part of a portfolio of open end credit card accounts which were not part of the Identified Portfolio as of the Initial Cut Off Date or Subsequent Cut Off Date (as applicable) or which were acquired from another institution. Moreover, Additional Accounts and accounts included in Participa-tion Interests may not be accounts of the same type as previously included in the Trust. Consequently, there can be no assurance that such Additional Ac-counts or Participation Interests will be of the same credit quality or have the same payment characteristics as the Accounts which currently generate the Receivables or the Additional Accounts previously included in the Trust.

Additional Accounts of a type different than the Accounts which currently gen-erate the Receivables may contain Receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as Finance Charge Receivables and Principal Receivables herein and Participation Interests may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participation Interests to be treated for purposes of the Pooling Agreement as Principal Receivables and Fi-nance Charge Receivables.

Removal of Accounts

On any day of any Monthly Period, the Transferor shall have the right to re-quire reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter creat-ed, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts then owned by the Credit Card Originator and designated by the Transferor (the "Removed Accounts") or Participation Interests, upon satisfaction of the following con-ditions: (a) on or before the tenth business day immediately preceding the Re-moval Date (the "Removal Notice Date"), the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider enti-tled thereto pursuant to the relevant Series Supplement written notice of such removal specifying the date for removal of the Removed Accounts and Participa-tion Interests (the "Removal Date"), (b) with respect to Removed Accounts, on or prior to the date that is ten business days after the Removal Date, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such account and the aggregate amount of Prin-cipal Receivables outstanding in such Account; (c) with respect to Removed Ac-counts, the Transferor shall have represented and warranted as of such Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above is true and complete in all material respects; (d) the Rating Agency Condition shall have been satisfied with respect to such removal; (e) the Transferor shall have delivered to the Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Series Supplement a certificate of an autho-rized officer, dated the Removal Date, to the effect that the Transferor rea-sonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series and (ii) no selection procedure be-lieved by the Transferor to be materially adverse to the interests of the Holders has been used in removing Removed Accounts from among any pool of Ac-counts or Participation Interests of a similar type; (f) the Transferor shall not have used a selection procedure intended to include a disproportionately higher level of Defaulted Receivables in the Removed Accounts than exist in the Accounts and shall not remove such Accounts for the intended purpose of mitigating losses to the trust; (g) the aggregate Principal Receivables in the Removed Accounts shall not exceed the excess of the Transferor Amount over a specified amount, all measured as of the end of the most recently ended Monthly Period; and (h) such removal shall not cause a decrease in the sum of the Invested Amounts for all outstanding Se-ries. Such removal could occur for a number of reasons including, among others, a determination by the Transferor that the Trust contains more Receivables than the Transferor is obligated to retain in the Trust under the Pooling Agreement and any applicable Series Supplements and a determination that the Transferor does not desire to obtain additional financing through the Trust at such time.

In addition, the Transferor may from time to time, upon satisfaction of the conditions in clauses (a) through (c) in the immediately preceding paragraph, designate as Removed Accounts any Accounts designated for repurchase by a Mer-chant pursuant to the terms of the related Credit Card Processing Agreement. The repurchase price of the Receivables in Removed Accounts designated for re-purchase by a Merchant shall be equal to the Reassignment Price, determined as if such Receivables being repurchased were Ineligible Receivables. Any amounts received by the Trust in connection with such Removed Accounts shall be treated as Collections of Principal Receivables. No such removal of Accounts in the Current Portfolio may, however, occur until after the Trust's Series 1996-A and Series 1996-B Certificates have been retired.

Upon satisfaction of the above conditions, the Trustee shall execute and de-liver to the Transferor or its designee a written reassignment and shall be deemed to transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, ti-tle and interest of the Trust in and to the Receivables arising in the Removed Accounts or Participation Interests, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

Representations and Warranties

As of each Closing Date, the Transferor will make representations and warran-ties to the Trust relating to the Accounts and the Receivables to the effect, among other things, that (a) as of the Initial Cut Off Date or Subsequent Cut Off Date (as applicable), with respect to each Account which currently gener-ates Receivables, on the date of its creation, with respect to each Automatic Additional Account and on the applicable Addition Cut Off Date, with respect to each Supplemental Account, each such Account is an "Eligible Account," (b) as of the Initial Cut Off Date or Subsequent Cut Off Date (as applicable), each Receivable then existing is an Eligible Receivable, on the date of creation of each Automatic Additional Account, each Receivable contained in such Account is an Eligible Receivable and, on the applicable Addition Cut Off Date, each Re-ceivable contained in any related Supplemental Account is an Eligible Receiv-able and (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If any representation or warranty of the Transferor described in this paragraph is not true and correct in any material respect as of the date to which it refers with respect to any Receivables transferred to the Trust by the Transferor or any Account owned by WFN and, as a result, any Receivables become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are im-paired or such proceeds are not available to the Trust free and clear of any lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Transferor or the receipt by the Transferor or a des-ignee of the Transferor of a written notice thereof given by the Trustee, then such Receivable shall be designated an "Ineligible Receivable" and shall be as-signed a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; except that such Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receiv-ables and such Principal Receivables shall be included in determining the ag-gregate Principal Receivables in the Trust if, on any day before the end of such period, the relevant representation and warranty is true and correct in all material respects as if made on such day and the Transferor has delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

On and after the date of its designation as an Ineligible Receivable, each In-eligible Receivable shall not be given credit in determining the aggregate amount of Principal Receivables used to calculate the Transferor Amount, or the Investor Percentages applicable to any Series. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would otherwise be less than a specified amount, prior to the next succeeding business day, the Transferor will make a deposit into the Ex-cess Funding Account in immediately available funds in an amount equal to the amount of such shortfalls (up to the amount of such Principal Receivables) (the "Reassignment Price"). The payment of such deposit amount in immediately avail-able funds shall be considered payment in full of all of the Ineligible Receiv-ables. The obligation of the Transferor to make such deposits is the sole rem-edy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivables available to the Hold-ers of any Series (or the Trustee on behalf of such Holders) or any Enhancement Provider.

The Transferor will also make representations and warranties to the Trust as of each Closing Date to the effect, among other things, that as of the Closing Date (a) it is a national banking association validly existing and in good standing under the laws of the United States, it has the authority to consum-mate the transactions contemplated by the Pooling Agreement and the related Se-ries Supplement and each of the Pooling Agreement and the related Series Sup-plement constitutes a valid, binding and enforceable agreement of the Trans-feror and (b) the transfer of Receivables by it to the Trust under the Pooling Agreement or, in the case of Supplemental Accounts, under the related Assign-ment, constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables, whether then existing or thereafter created and the proceeds thereof or the grant of a secu-rity interest under the UCC in such Receivables and the proceeds thereof which is effective as to each Receivable then existing on the date of its transfer to the Trust or, as to each Receivable arising thereafter, upon the creation thereof, in each case except as such enforceability may be limited by applica-ble insolvency, reorganization, moratorium or other similar laws generally af-fecting the enforcement of creditors' rights and by general principles of equi-ty, whether considered in a suit at law or in equity. If the breach of either of the representations and warranties described in this paragraph has a mate-rial adverse effect on the Investor Interest in the Receivables, either the Trustee or the holders of Certificates evidencing not less than 50% of the ag-gregate unpaid principal amount of the Certificates of all Series, by written notice to the Transferor and the Servicer (and to the Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct the Transferor to accept the reassignment of the Receivables transferred to the Trust by the Transferor within 60 days of such notice, or within such longer period specified in such notice; except that such Receivables will not be reas-signed to the Transferor if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty is true and correct in all material respects as if made on such day and (ii) the Transferor has de-livered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

The Transferor will be obligated to accept the reassignment of such Receivables on the first Distribution Date following the Monthly Period in which such reas-signment obligation arises. The price for such reassignment (the "Portfolio Re-assignment Price") for each Series, will generally be equal to the aggregate Invested Amounts and amounts invested by Enhancement Providers, if any, of all Series on the Distribution Date on which the purchase is scheduled to be made (minus any amounts specified in the related Prospectus Supplement), plus inter-est payable to Holders on such Distribution Date, plus any interest amounts that were due but not paid on a prior Distribution Date and interest on such overdue interest amounts (if the applicable Series Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of the Receivables and such funds will be deposited into the Collection Account. If the Trustee or the requisite percent-age of holders of Certificates of all Series give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Holders of all Series (or the Trustee on behalf of such Holders).

An "Eligible Account" is an open end credit card account, which is owned by the Credit Card Originator and which as of the Initial Cut Off Date or Subsequent Cut Off Date (as applicable) with respect to the Accounts which currently gen-erate Receivables, on the date of creation thereof, with respect to an Auto-matic Additional Account or as of the Addition Cut Off Date with respect to a Supplemental Account or an Account arising in connection with any portfolio not currently in the Approved Portfolio designated to the Trust (a) was or is, re-spectively, in existence and serviced at certain facilities of the Credit Card Originator or any of its affiliates; (b) was or is, respectively, payable in United States dollars; (c) had not or has not, respectively, been identified as an account, the credit cards with respect to which have been reported to the Credit Card Originator or the related Other Originator (if any) as having been lost or stolen or the Cardholder of which is the subject of a bankruptcy pro-ceeding; (d) had not or has not, respectively, been, and does not have any re-ceivables that have been sold, pledged, assigned or otherwise conveyed to any person (except by an Other Originator to the Transferor or otherwise pursuant to the Pooling Agreement) unless such pledge or assignment is released on or before the applicable Closing Date or the Addition Cut Off Date, as applicable,
(e) did not or does not, respectively, have any receivables that are Defaulted Receivables; (f) did not or does not, respectively, have any receivables that have been identified as having been incurred as a result of fraudulent use of any related credit card; and (g) had or has, respectively, a Cardholder who has provided as his or her billing address an address located in the United States or a United States military address, except that, as of the Initial Cut Off Date or Subsequent Cut Off Date (as applicable), in the case of Accounts which currently generate Receivables, the end of the most recently ended Monthly Pe-riod, in the case of an Automatic Additional Account, or the related Addition Cut Off Date, in the case of a Supplemental Account or an Account arising in connection with any portfolio not currently in the Approved Portfolio desig-nated to the Trust, up to 2% (or such greater percentage if prior written no-tice thereof has been given by the Transferor to each Rating Agency and the Rating Agency Condition is satisfied) of the aggregate Principal Receivables in Accounts in the Trust Portfolio may have Cardholders who have provided ad-dresses outside of such jurisdictions. Eligible Accounts may include accounts, the receivables in which have been written off, or as to which the Credit Card Originator or the related Other Originator (if any) believes the related Cardholder is bankrupt and certain re-ceivables that have been identified by the Cardholder as having been incurred as a result of fraudulent use of credit cards or any credit cards that have been reported to the Credit Card Originator or the related Other Originator (if any) as lost or stolen, so long as (i) the balance of all receivables included in such accounts is reflected on the books and records of the Credit Card Orig-inator as "zero" and (ii) charging privileges with respect to all such accounts have been canceled and are not reinstated.

An "Eligible Receivable" is each Receivable (a) which has arisen under an Eli-gible Account; (b) which was created in compliance with the Credit Card Guide-lines and all requirements of law applicable to the Credit Card Originator (or, in the case of an Acquired Portfolio Receivable, the related Other Originator), the failure to comply with which would have a material adverse effect on Hold-ers, and pursuant to a Credit Card Agreement which complies with all require-ments of law applicable to the Credit Card Originator (and, in the case of an Acquired Portfolio Receivable, the related Other Originator during the time prior to the transfer of such Acquired Portfolio Receivable to the Transferor), the failure to comply with which would have a material adverse effect on Hold-ers; (c) with respect to which all consents, licenses, approvals or authoriza-tions of, or registrations with, any governmental authority required to be ob-tained or given by the Credit Card Originator (and, in the case of an Acquired Portfolio Receivable, the related Other Originator during the time prior to the transfer of such Acquired Portfolio Receivable to the Transferor) in connection with the creation of such Receivable or the execution, delivery and performance by the Credit Card Originator (and, in the case of an Acquired Portfolio Re-ceivable, the related Other Originator during the time prior to the transfer of such Acquired Portfolio Receivable to the Transferor) of the related Credit Card Agreement have been duly obtained or given and are in full force and ef-fect as of the date of the creation of such Receivable, except that the Receiv-able may still be an Eligible Receivable if the failure to so obtain or make any such consent, license, approval, authorization or registration will not have a material adverse effect on the Holders; (d) as to which, at the time of its transfer to the Trust, the Transferor or the Trust will have good title free and clear of all liens and security interests (other than any lien for taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein or the grant of a "security interest" (as defined in the UCC) therein; (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the Cardholder thereof, legally enforceable against such Cardholder in accordance with its terms (with certain bankruptcy and equity-re-lated exceptions); (g) which constitutes an "account," a "general intangible" or "chattel paper" under and as defined in Article 9 of the UCC; (h) as to which, at the time of its transfer to the Trust, Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the Trust, impair the rights therein of the Trust or the Holders; (i) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling Agreement; (j) which, at the time of its transfer to the Trust, is not subject to any right of rescis-sion, setoff, counterclaim or other defense of the Cardholder (including the defense of usury), other than certain bankruptcy or other debtor-relief and eq-uity-related defenses and adjustments permitted by the Pooling Agreement to be made by the Servicer; and (k) as to which the Transferor has satisfied all ob-ligations to be fulfilled at the time it is transferred to the Trust.

"Acquired Portfolio Receivable" means any receivable acquired by the Transferor from an Other Originator in connection with the Transferor's acquisition of a portfolio of revolving credit card accounts from such Other Originator prior to the transfer of such receivable to the Trust pursuant to any Pooling Agreement.

It is not required or anticipated that the Trustee will make any initial or pe-riodic general examination of any documents or records related to the Receiv-ables of the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its repre-sentations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

Indemnification

The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained, arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

Under the Pooling Agreement, the Transferor and any holder of a Transferor Cer-tificate have agreed to be liable directly to an indemnitee for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Holder in the capacity of an investor in the Certificates of any Series as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of Certificates) arising out of or based on the arrangement created by the Pooling Agreement, or the ac-tions of the Servicer taken pursuant thereto, as though such agreement created a partnership under the Delaware Revised Uniform Partnership Act in which the Transferor and any such holder were general partners (to the extent that the Trust Assets that would remain after the Holders and Enhancement Providers, if any, were paid in full would be insufficient to pay such amounts).

Except as provided in the preceding two paragraphs, the Pooling Agreement pro-vides that none of the Transferor, any holder of the Transferor Certificate, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the holders of Certifi-cates of any Series, any Enhancement Provider or any other person for any ac-tion taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Transferor, any holder of the Transferor Certificate, the Servicer or any of their directors, officers, em-ployees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not inci-dental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Certificates of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such Holders thereunder.

Collection and Other Servicing Procedures

Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual procedures for servicing receivables comparable to the Re-ceivables and the Credit Card Guidelines.

Servicing activities to be performed by the Servicer include collecting and re-cording payments, communicating with Cardholders, collection activities relat-ing to delinquent Accounts, evaluating the increase of credit limits and the issuance of Credit Cards, providing billing and tax records, if any, to Card-holders and maintaining internal records with respect to each Account. Manage-rial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Ac-counts and Receivables in accordance with credit guidelines as custodian for the Trust and providing related data processing and reporting services for Holders of any Series and on behalf of the Trustee.

Pursuant to the Pooling Agreement WFN, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affili-ates and to certain third-party service providers that agree to conduct such duties in accordance with the Pooling Agreement and the Credit Card Guidelines.

Servicing Compensation and Payment of Expenses

As compensation for its servicing activities and as reimbursement for its ex-penses for any Monthly Period the Servicer will receive a servicing fee (the "Servicing Fee") payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the Series Servic-ing Fee percentages with respect to each outstanding Series and (b) the amount of Principal Receivables in the Trust on the last day of the prior Monthly Pe-riod. The share of the Servicing Fee allocable to the Investor Interest of a particular Series for any Monthly Period will be determined according to the provision of the applicable Series Supplement. The portion of the Servicing Fee for any Monthly Period not allocated to the Investor Interest of a particular Series, or otherwise allocated in any Series Supplement, will be paid from amounts allocated to the holder of the Transferor Certificate on the related Distribution Date. In no event will the Trust, the Trustee, the Holders of any Series or any Enhancement Provider be directly liable to pay the share of the Servicing Fee for any Monthly Period to be paid by the Transferor.

The Servicer will, each month, pay from its servicing compensation certain ex-penses incurred in connection with servicing the Receivables including expenses related to the enforcement of the Receivables, payment of the fees and dis-bursements of the Trustee and independent accountants and other fees that are not ex-pressly stated in the Pooling Agreement to be payable by the Trust, the Holders of a Series or the Transferor (other than federal, state, local and foreign in-come, franchise or other taxes based on income, if any, or any interest or pen-alties with respect thereto, imposed upon the Trust). If WFN is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Holders be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other pur-poses of the Pooling Agreement.

Servicer Covenants

In the Pooling Agreement, the Servicer has covenanted as to the Receivables and related Accounts that among other things: (a) it will duly fulfill all obliga-tions on its part to be fulfilled under or in connection with the Receivables and the related Accounts, and will maintain in effect all qualifications re-quired by law in order to service the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the inter-ests of the Holders; (b) subject to the Pooling Agreement, it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Credit Card Guidelines; (c) it will neither do, nor omit to do, anything that would materially impair the rights of the Holders in any Receivable or Account; and (d) except in connec-tion with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instrument (as defined in the UCC), other than an instrument that, together with one or more other writings, constitutes chattel paper (as defined in the UCC), and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided be-low.

Under the terms of the Pooling Agreement, in the event that any of the above-described representations, warranties or covenants of the Servicer with respect to any Receivable or the related Account are breached and such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are materially impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables in the Ac-count or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below, except that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representa-tion and warranty is true and correct, or the relevant covenant has been com-plied with, in all material respects and (ii) the Servicer has delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured.

Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account prior to the next succeeding business day. The amount of such deposit shall be treated as a portion of Collections as described under "Description of the Certificates-- Shared Principal Collections." This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Holders of any Series if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

Certain Matters Regarding the Servicer

The Servicer may not resign from its obligations and duties under the Pooling Agreement, except (i) upon the determination that such duties are no longer permissible under applicable law or (ii) as may be required in connection with the merger or consolidation of the Servicer or the conveyance or transfer of all or substantially all of the Servicer's assets, in each case, as permitted by the Pooling Agreement. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibili-ties and obligations under the Pooling Agreement. Notwithstanding the forego-ing, subject to compliance with certain conditions, WFN may transfer its ser-vicing obligations to an affiliate and be relieved of its obligations and du-ties under the Pooling Agreement.

Any person into which, in accordance with the Pooling Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or con-solidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pool-ing Agreement.

Servicer Default

In the event of any unremedied Servicer Default, either the Trustee or Holders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and certain Enhancement Providers, if any, if given by the Holders) (a "Termination Notice"), may terminate all but not less than all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to ob-tain any bids from eligible successor Servicers and the Servicer delivers a certificate of an authorized officer to the effect that the Servicer cannot in good faith cure the Servicer Default that gave rise to the Termination Notice, then the Trustee shall offer the Transferor the right at its option to purchase the Investor Interest for all Series. The purchase price for such a purchase shall be paid on the Distribution Date occurring in the month following receipt of such Termination Notice and will equal the sum of the amounts specified therefor with respect to each outstanding series in the related Prospectus Sup-plement.

The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor servicer (such appointment, a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, au-thority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eli-gibility requirements set forth in the Pooling Agreement to serve as a succes-sor Servicer for servicing compensation not in excess of the Servicing Fee.

A "Servicer Default" refers to any of the following events:

  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the terms of the Pooling Agreement or any Series Supplement on or before the date occurring five business days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given;

  (b) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling Agreement or any Series Supplement which has a mate-rial adverse effect on the interests of the Holders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Certificates (or, with respect to any such failure that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Series to which such failure relates); or the delegation by the Servicer of its duties under the Pooling Agreement in a manner not permitted by the Pooling Agreement, of which delegation a responsible officer of the Trustee has ac-tual knowledge and which delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be reme-died, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders evidencing not less than 25% of the ag-gregate unpaid principal amount of all Certificates;

  (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Series Supplement or in any certificate deliv-ered pursuant to the Pooling Agreement or any Series Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Holders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders evidencing not less than 25% of the aggregate unpaid principal amount of all Certificates (or, with respect to any such representation, warranty or certificate that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

  (d) the occurrence of certain events of insolvency or receivership with re-spect to the Servicer (as more fully described in the Pooling Agreement).

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expira-tion of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Se-ries Supplement and the Servicer shall provide the Trustee, each Rating Agency, certain

Enhancement Providers, if any, the Transferor and the Holders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations in the form of a certificate made by an authorized officer.

Evidence as to Compliance

The Pooling Agreement provides that, on or before the ninetieth day following the end of each fiscal year, beginning with 1997, the Servicer will cause a firm of nationally recognized independent public accountants (who may also ren-der other services to the Servicer or the Transferor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts during the Servicer's preceding fiscal year and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling Agreement and the applicable provisions of each Series Supplement except for such exceptions or errors as such firm shall believe to be immate-rial and such other exceptions as shall be set forth in such statement.

The Pooling Agreement provides for delivery to the Trustee, each Rating Agency and certain Enhancement Providers, if any, on or before the 90th day following the end of each fiscal year, beginning with 1997, of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling Agreement throughout the preceding fiscal year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee at Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois, 60606,
Attention: Indenture Trust Department.

Amendments

The Pooling Agreement and each Series Supplement may be amended from time to time without the consent of the Holders of any Series (including in connection with (a) adding covenants, restrictions or conditions of the Transferor as its Board of Directors and the Trustee shall consider to be for the benefit or pro-tection of the Holders, and to make the occurrence, or the occurrence and con-tinuance, of a default in any of such additional covenants, restrictions or conditions a default or Early Amortization Event permitting the enforcement of all or any of the several remedies provided for in the Pooling Agreement as therein set forth, and in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default, (b) curing any ambiguity or correcting or supplementing any provision contained therein or in any Series Supplement which may be defective or inconsistent with any other provision contained therein or in any Series Supplement or to surrender any right or power conferred upon the Transferor, (c) the issuance of a Supplemen-tal Certificate, (d) the addition of a Participation Interest or receivables arising in Visa(R), MasterCard(R) or any other type of open end revolving credit card account to the Trust, (e) the assumption by another entity, in ac-cordance with the Pooling Agreement, of the Transferor's obligations, (f) the provision of additional Enhancement for the benefit of Holders of any Series, as long as (i) the Transferor has delivered to the Trustee a certificate of an authorized officer to the effect that the Transferor reasonably believes, based on the facts known to such officer at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any Holder, (ii) the Rating Agency Condition is satisfied as to any such amend-ment, and (iii) a Tax Opinion is delivered in connection with any such amend-ment.

The Pooling Agreement and each Series Supplement may also be amended from time to time by the Transferor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Series Supplement or of modifying in any manner the rights of such Holders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distribu-tions to be made to Holders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Holder (except an amendment of the terms of an Early Amortization Event shall not be deemed to be within the scope of this clause (a)); (b) change the defi-nition or the manner of calculating the interest on any Holder's Certificate without the consent of each affected Holder; or (c) reduce the aforesaid per-centage required to consent to any such amendment, without the consent of each Holder. Promptly following the execution of any amendment (other than an amend-ment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Holder.

Trustee

Harris Trust and Savings Bank is replacing The Bank of New York as the Trustee under the Pooling Agreement. The Indenture Trust Department of the Trustee is located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its af-filiates. The Trustee shall not in its individual capacity, but may in a fidu-ciary capacity, become the owner or pledgee of Certificates. If the Trustee be-comes the owner or pledgee of Certificates in a fiduciary capacity, it shall have the same rights as it would have if it were not the Trustee. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

The Trustee may resign at any time, in which event the Transferor will be obli-gated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Termination of the Trust

The Trust will terminate on the earlier to occur of (a) the day following the Distribution Date (as specified in the related Series Supplement) on which the Invested Amount for each Series is zero (as long as the Transferor has deliv-ered a written notice to the Trustee electing to terminate the Trust), (b) Jan-uary 1, 2020 or (c) the occurrence of an Insolvency Event with respect to the Transferor or any holder of the Transferor Certificate (excluding any Supple-mental Certificate) (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Holders) will be conveyed and transferred to the holder of the Transferor Certificate, any Supplemental Certificate and any Purchased Interest.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

In the Pooling Agreement, the Transferor has represented and warranted to the Trust that the transfer of the Receivables by it to the Trust under the Pooling Agreement constitutes either a valid transfer and assignment by the Transferor to the Trust of all right, title and interest of the Transferor in the Receiv-ables and other property conveyed by the Transferor to the Trust or the grant by the Transferor to the Trust of a "security interest" (as defined in the Uni-form Commercial Code in effect in Ohio and any other jurisdiction relevant to the perfection of such security interest (the "UCC")) in such Receivables and other property that, in the case of existing Receivables and the proceeds thereof, was enforceable upon the execution and delivery of the Pooling Agree-ment, or, in the case of Receivables that will exist in Additional Accounts as of the Addition Cut Off Date applicable thereto. For a discussion of the Trust's rights arising from a breach of the foregoing representation and war-ranty, see "The Pooling and Servicing Agreement--Representations and Warran-ties."

The Receivables are accounts, general intangibles or chattel paper for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the Trust's interest. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more appropriate financing statements is also required in order to perfect the Trust's security interest. Financing state-ments covering the Receivables of the Trust were filed under the UCC.

The Transferor has given notice of the transfer of Receivables to each of the Cardholders from which or whom any of the Receivables are owed, and such notice identified the Transferor as transferor and the Trust as transferee, and stated that the Receivables have been transferred. Therefore, if the transfer of Re-ceivables constituting general intangibles is deemed to be a sale, then the UCC is not applicable and no further action, other than the notice to Cardholders that has been given, is required to protect the Trust's interest from third parties. Although the priority of general intangibles arising after the Closing Date is not as clear as the priority of interests governed by the UCC, the Transferor believes that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables consisting of general intangibles would be deemed to have occurred as of the Closing Date or, as applicable, the relevant Addition Cut Off Date.

There are certain limited circumstances under the UCC in which a prior or sub-sequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's in-terest. Under the Pooling Agreement, however, the Transferor has represented and warranted that it has transferred the Receivables to the Trust free and clear of all liens and security interests (other than certain tax liens) except for the interest of the Transferor as holder of the Transferor Certificate and other rights of the Transferor under the Pooling Agreement. In addition, the Transferor has covenanted that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any Receivable (or any interest therein) other than to the Trust or in connection with any trans-fer of the Accounts selected for the Trust. A tax or other governmental lien on property of the Transferor arising prior to the time a Receivable comes into existence also may have priority over the interest of the Trust in such Receiv-able. There is a significant possibility that the Trust may not have a per-fected security interest in any of the Receivables created after the appoint-ment of a receiver or conservator with respect to the Transferor. Nevertheless, it is anticipated that the Trust will either own or have a perfected security interest in Receivables existing on or after the date of appointment of a re-ceiver or conservator with respect to the Transferor and will be able to make payments in respect of principal and interest on the investor certificates, al-though there can be no assurance that any of such payments would be timely. Be-cause the Trust's interest in the Receivables is dependent upon the Transfer-or's interest in the Receivables, any adverse change in the priority or perfec-tion of the Transferor's security interest would correspondingly affect the Trust's interest in the affected Receivables. In addition, if a receiver or conservator were appointed for the Transferor, certain administrative expenses of the receiver or conservator also may have priority over the interest of the Trust in such Receivables. While WFN is the Servicer, certain cash collections on the Receivables may be held by WFN and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

Certain Matters Relating to Receivership

The Transferor has represented and warranted to the Trustee in the Pooling Agreement that the transfer of the Receivables to the Trust is a valid transfer and assignment of the Receivables to the Trust. In addition, the Transferor has taken or will take all actions that are required under the UCC to perfect the Trust's interest in the Receivables. Notwithstanding the foregoing, if the Transferor were to be put into receivership or conservatorship and a receiver or conservator were to take the position that the transfer of Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Re-ceivables to secure a borrowing from the Transferor, then delays in payments of collections of Receivables to the Trust (and therefore to the Holders) could occur and reductions in the amount of such payments could result.

Subject to clarification by FDIC regulations or interpretations, it would ap-pear from the positions taken by the FDIC before the passage of FIRREA (which became effective August 9, 1989, and sets forth certain powers that the FDIC could exercise if it were appointed as receiver for the Transferor), that the FDIC in its capacity as receiver for the Transferor would not interfere with the timely transfer to the Trust (and therefore to the Holders) of payments collected on the Receivables or interfere with the timely liquidation of Re-ceivables as described below. To the extent that the Transferor granted a secu-rity interest in the Receivables to the Trust, and that interest was validly perfected before the Transferor's insolvency and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as receiver for the Transferor. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the ad-ministrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur.

The Transferor has taken all actions that are required under the UCC to perfect the Trust's interest in the Receivables and the Transferor has warranted to the Trust that the Trust will have a first priority interest therein and, with cer-tain exceptions, in proceeds thereof. Nevertheless, a tax or government lien on property of the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receiv-able.

If the Transferor or any holder of the Transferor Certificate (excluding any Supplemental Certificate) were to become insolvent such that an Insolvency Event were to occur, it would cause an Early Amortization Event to occur, and then, pursuant to the Pooling Agreement, additional Receivables would not be trans-ferred to the Trust and the Trustee would sell the Receivables. The proceeds from the sale of the Receivables would then be treated by the Trustee as Col-lections on the Receivables.

The occurrence of certain events of insolvency, conservatorship or receivership with respect to the Servicer will result in a Servicer Default. If no other Servicer Default other than the commencement of such insolvency or similar event exists, a conservator or receiver of the Servicer may have the power to prevent the Trustee and the Holders from appointing a successor Servicer.

Consumer Protection Laws

The relationship of the cardholder and credit card issuer is extensively regu-lated by federal and state consumer protection and related laws. With respect to credit cards issued by WFN (including the Credit Cards), the most signifi-cant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and National Banking Act, as well as applicable state laws. Claims may be brought under these statutes by private consumers as well as fed-eral and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit certain discrimina-tory practices in extending credit and impose certain limitations on the type of account-related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under current laws to have pay-ments and credits applied to the credit card account promptly, to receive pre-scribed notices and to require billing errors to be resolved promptly.

Certain laws, including the laws described above, may limit WFN's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of WFN. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of certain transactions in which a credit card is used as a method of payment or extension of credit if the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card and, except in cases where there is a certain relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceed $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address. These statutes further provide that in certain cases cardholders cannot be held lia-ble for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

Additional consumer protection laws may be enacted that would impose require-ments on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, such actions could have an adverse impact on WFN's credit card operations. Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Certificates if the pro-tection provided to debtors under such laws result in any Receivables of the Trust being written off as uncollectible.

Legal Matters and Litigation

The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables transferred to it, either as assignee from the Trans-feror with respect to obligations arising before the transfer or as a party di-rectly responsible for obligations arising after the transfer. In addition, a Cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor will war-rant to the Trust in the Pooling Agreement that all Receivables transferred to the Trust have been and will be created in compliance with the requirements of such laws. For a discussion of the Trust's rights arising from the breach of these warranties, see "The Pooling and Servicing Agreement--Representations and Warranties."

Claims and Defenses of Cardholders Against the Trust

The UCC provides that (a) unless a Cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the cardholder agree-ment between WFN and the Cardholder and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of the Cardholder against WFN that accrues before the Cardholder receives notification of the as-signment and (b) any Cardholder is authorized to continue to pay WFN until (i) the Cardholder receives notification, reasonably identifying the rights as-signed, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the Cardholders, the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no such notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the trans-fer of the Receivables to the Trust.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion, summarizing the material anticipated Federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. To the ex-tent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown & Platt, special federal tax counsel for the Bank, subject to the qualifications set forth herein. Mayer, Brown & Platt have prepared or reviewed the statements in this Prospectus under the heading "U.S. Federal Income Tax Consequences," and are of the opinion that such statements are correct in all material re-spects. The following summary is intended as an explanatory discussion of the possible effects of certain Federal income tax consequences to Certificate Own-ers generally, but does not purport to furnish information in the level of de-tail or with the attention to a Holder's specific tax circumstances that would be provided by a Holder's own tax advisor. For example, it does not discuss the tax treatment of Certificate Owners that are insurance companies, regulated in-vestment companies or dealers in securities. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE SPECIFIC FEDERAL TAX CON-SEQUENCES TO A PARTICULAR INVESTOR OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE SPECIFIC TAX CONSEQUENCES TO A PARTICULAR INVESTOR ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

Characterization of the Certificates as Indebtedness

Mayer, Brown & Platt (or such other law firm as may be specified in the related Prospectus Supplement) will act as special tax counsel to WFN ("Special Tax Counsel"). Special Tax Counsel will, upon issuance of a Series of Certificates, issue its opinion that, based on the assumptions and qualifications set forth in the opinion, the Certificates of such Series that are offered pursuant to a Prospectus Supplement (the "Offered Certificates"; and for purposes of this section "U.S. Federal Income Tax Consequences" the term "Certificate Owner" re-fers to a holder of a beneficial interest in an Offered Certificate) will be treated as indebtedness for Federal income tax purposes, and accordingly, in-terest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with each such Certificate Owner's respective method of tax accounting. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS could not successfully challenge this conclusion. A copy of such opinion will be filed with the Commission with a Report on Form 8-K following the issuance of a Series of Certificates.

The Transferor expresses in the Pooling Agreement its intent that for Federal, state and local income and franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Transferor by entering into the Pooling Agreement agrees and each Holder and Certificate Own-er, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebted-ness for Federal, state and local income and franchise tax purposes. However, because different criteria are used to determine the non-tax accounting charac-terization of the transactions contemplated by the Pooling Agreement, the Transferor expects to treat the Pooling Agreement, for regulatory and financial accounting purposes, as effecting a sale of an ownership interest in the Re-ceivables and not as creating a debt obligation.

In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic sub-stance of the transaction rather than its form or the manner in which it is la-beled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has ob-tained the benefits of ownership thereof.

In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Special Tax Counsel will is-sue its opinion that the rationale of those cases will not apply to the trans-action evidenced by a Series of Certificates or will not make reference to those cases in its opinion. In either case, it is expected that Special Tax Counsel will be of the view that, because the form of the transaction, as re-flected in the operative provisions of the documents, is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases in-applicable to this situation.

Taxation of Interest Income of Holders

As set forth above, it is expected that Special Tax Counsel will render its opinion that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for pur-poses of certain limitations of the Code concerning the deductibility of in-vestment interest expense.

It is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, or with original issue discount ("OID") within the meaning of Section 1273 of the Code. If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been is-sued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a sub-stantial amount of the Offered Certificates are sold to the public) will con-stitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by tak-ing into account both the prepayment assumptions used in pricing the debt in-strument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the ac-tual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Cer-tificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

Holders should be aware that the resale of the Offered Certificates may be af-fected by the market discount provisions of the Code. The market discount rules generally provide that, subject to a de minimis exception, if a holder of Of-fered Certificates acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its "adjusted issue price" if it was is-sued with original issue discount) and thereafter recognizes gain upon a dispo-sition of the Offered Certificates, the lesser of such gain or the portion of the market discount that accrued while the Offered Certificates were held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using ei-ther a ratable accrual method or a yield to maturity method. The market dis-count rules may also cause the deferral of interest deductions on debt incurred to acquire market discount obligations.

A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Cer-tificate in accordance with rules set forth in Section 171 of the Code.

Sale of a Certificate

In general, a Certificate Owner will recognize gain or loss upon the sale, ex-change, redemption, or other taxable disposition of an Offered Certificate mea-sured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (i.e., cost basis increased by any OID or market discount previ-ously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with re-spect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treat-ment, any such gain or loss generally will be long-term capital gain or loss, provided that the Offered Certificate was held as a capital asset. The maximum ordinary income rate for individuals, estates, and trusts (i.e., 39.6%) exceeds the maximum long-term capital gains rate (i.e., 20%) for such taxpayers. In ad-dition, any capital losses realized generally may be used by a corporate tax-payer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Tax Characterization of the Trust

The Pooling Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an inter-est in a partnership. Accordingly, the Trust could be characterized either as
(i) a security device to hold Receivables securing the repayment of the Certif-icates of all Series or (ii) a partnership in which the Transferor and certain classes of Holders are partners, and which has issued debt represented by other classes of Certificates of such Trust (including, if so specified in a Supple-ment, the Offered Certificates). In connection with the issuance of Certifi-cates of any Series, Special Tax Counsel will render an opinion to WFN, based on the assumptions and qualifications set forth therein, that under then cur-rent law, the issuance of the Certificates of such Series will not cause the Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation

The opinion of Special Tax Counsel with respect to Offered Certificates will not be binding on the courts or the IRS. It is possible that the IRS could as-sert that, for purposes of the Code, the transaction contemplated by this Pro-spectus and a related Prospectus Supplement constitutes a sale of the Receiv-ables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between WFN and some or all of the Certificate Owners or Holders of one or more Series resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corpora-tion. The Transferor currently does not intend to comply with the Federal in-come tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation (unless, as is per-mitted by the Pooling Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners or Holders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be charac-terized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Holders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as being engaged in a trade or business, an individual's share of ex-penses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to re-duction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Fi-nally, assuming the transaction were treated as creating a partnership, all or a portion of any taxable income allocated to a Certificate Owner that is a pen-sion, profit-sharing or employee benefit plan or other tax-exempt entity (in-cluding an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

If it were determined that a transaction created an entity classified as an as-sociation or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Cer-tificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity in-terest in an association) generally would be treated as dividends for tax pur-poses to the extent of such deemed corporation's earnings and profits.

Foreign Investors

As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Investor") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. Fed-eral income tax purposes, regardless of its source.

Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively con-nected" with the conduct by such Foreign Investor of a trade or business in the United States as evidenced by IRS Form 4224 or by new IRS Form W-8ECI, signed by the holder of Offered Certificates or its agent, claiming exemption from withholding tax on income effectively connected with the conduct of a trade or business in the United States; (ii) the Foreign Investor delivers IRS Form 1001 or new IRS Form W-8BEN, signed by the holder of Offered Certificates or its agent, claiming exemption from withholding under an applicable tax treaty; or
(iii) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain be-tween the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and the Cer-tificate Owner (a) does not actually or constructively own 10% or more of the voting stock of WFN (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest), (b) is not a controlled foreign corporation with respect to WFN (or the holder of such an interest), or (c) is not a bank for Federal income tax purposes whose receipt of interest on the Offered Certificates is described in Section 881(c)(3)(A) of the Code. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 or new IRS Form W-8BEN signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Cer-tificate Owner's name and address, (ii) IRS Form 1001 or new IRS Form W-8BEN, signed by the Certificate Owner or such Certificate Owner's agent, claiming ex-emption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 or new IRS Form W-8ECI signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable proce-dures and is properly transmitted to the United States entity otherwise re-quired to withhold tax and (y) none of the entities receiving the form has ac-tual knowledge that the Certificate Owner is a U.S. person.

A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not ef-fectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more dur-ing the taxable year in which such sale, exchange, or redemption occurs, and
(iii) in the case of gain representing accrued interest, the conditions de-scribed in the immediately preceding paragraph are satisfied.

If the interests of the Certificate Owners of a Series were reclassified as in-terests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in gen-eral, would be subject to Federal income tax, including branch profits tax in the case of a Holder that is a corporation, on its net income from the partner-ship. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partner-ship multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such for-eign partner's U.S. income tax liability.

If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Withholding

The Treasury Department has issued new regulations which make certain modifica-tions to the withholding, backup withholding and information reporting rules described herein. These new regulations attempt to unify certification require-ments and modify reliance standards, and will generally be effective for pay-ments made after December 31, 2000, subject to certain transition rules. Pro-spective investors are urged to consult their tax advisors regarding these new regulations.

Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid (and original issue discount accrued, if any) on the Offered Certificates if the holder, upon issuance, fails to supply the Trustee or its broker with its taxpayer identification number, fails to report inter-est, dividends, or other "reportable payments" (as defined in the Code) proper-ly, or under certain circumstances fails to provide the Trustee or its broker with a certified statement, under penalty of perjury, that it is not subject to backup withholding. Infor-mation returns will be sent annually to the IRS and to each Certificate Owner setting forth the amount of interest paid (and original issue discount ac-crued, if any) on the Offered Certificates and the amount of tax withheld thereon.

FASIT Legislation

Recent legislation created a new type of entity for Federal income tax pur-poses called a "financial asset securitization investment trust" or "FASIT." Certain arrangements similar to the Trust may elect to be treated as a FASIT, which would enable it to avoid Federal income taxation and to issue securities substantially similar to the Offered Certificates that would be treated as debt for Federal income tax purposes. If so specified in a Series Supplement, the Trust may make an election for newly-authorized Trust interests to be treated as a FASIT. In addition, from and after the Series Termination Date for any Series outstanding on the Closing Date, the Transferor, Servicer and the Trustee may amend the Pooling Agreement or any Series Supplement in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Pooling Agreement and any Series Supplement as may be permitted by rea-son of the making of such an election. However, there can be no assurance that the Transferor will or will not cause any permissible FASIT election to be made with respect to the Trust or any Series thereof, or amend the Pooling Agreement or any Series Supplement in connection with any election. As a con-dition to making a FASIT election, the Transferor will provide the Trustee with (1) an opinion of counsel to the effect that such amendment (a) would permit the Trust or a relevant portion thereof to be treated as a FASIT, (b) would not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes, and (c) would not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates in the Trust, and (2) a cer-tificate that such amendment would not materially and adversely affect any holder of an interest in any Series or Class thereof, the Purchased Interest, the Transferor's Interest or any Enhancement Provider. Additionally, any such election and any related amendments to the Pooling Agreement or any Series Supplement may have other tax and non-tax consequences to Certificate Owners. Accordingly, prospective purchasers of Offered Certificates should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

                           STATE AND LOCAL TAXATION

The discussion above does not address the tax treatment of the Trust, the Cer-tificates of any Series, or the Certificate Owners of any Series under state and local tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust and the Certifi-cates of any Series, and the consequences of purchase, ownership or disposi-tion of the Certificates of any Series under any state or local tax law.

                             ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Code prohibit a pension profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in inter-est with respect to such plans. Under ERISA, any person who exercises any au-thority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain excep-tions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in di-rect or indirect prohibited transactions under ERISA and the Code. The opera-tions of the Trust could result in prohibited transactions if Benefit Plans (as defined below) that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

Pursuant to a final regulation (the "Final Regulation") issued by the Depart-ment of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an indi-vidual retirement account ("IRA") or other "plan" described by Section 4975(e)(1) of the Code, or any entity deemed to hold plan assets by reason of a plan's investment in such entity (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the excep-tions under the Final Regulation is applicable to the Trust.

The Final Regulation only applies to the purchase by a Benefit Plan of an "eq-uity interest" in an entity. Assuming that interests in Certificates of a Se-ries are equity interests, one exception in the Final Regulation provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the se-curity is not deemed to hold plan assets. A publicly-offered security is a se-curity that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offer-ing of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer dur-ing which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if at all times more than 75% of the value of all classes of equity interests in Certificates of a Series are held by in-vestors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and IRAs), the investing plan's assets will not include any of the underlying assets of the Trust.

The related Prospectus Supplement will specify whether there are any restric-tions imposed on the transfer of the Certificates described in such Prospectus Supplement and offered hereby, and such Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act. Based on information provided by any underwriter, agent or dealer involved in the distribution of the Certificates offered hereby, the Transferor will no-tify the Trustee as to whether or not the Certificates of any Series (or if there is more than one Class in a Series each Class) will be expected to be held by at least 100 separately named persons at the conclusion of the offer-ing. The Transferor will not, however, determine whether there will, in fact, be at least 100 separately named persons or whether the 100-investor require-ment of the exception for publicly offered securities is satisfied as to the Certificates of such Series (or Class). Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Indenture Trust Department at Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention: Indenture Trust Department. If the Certificates of any Series (or if there is more than one Class in a Series in any Class) are expected to be held by at least 100 separately named persons at the conclusion of the offering, those Certificates will be timely registered under the Exchange Act.

Another exception to the Final Regulation provides that the assets of the is-suer will not be treated as plan assets of investing Benefit Plans if partici-pation in the issuer by Benefit Plans and other "benefit plan investors" (which is defined by the Final Regulation to include any Benefit Plan and any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not sub-ject to ERISA, including foreign and governmental plans) is not "significant." Participation by benefit plan investors will not be "significant" for purposes of the Final Regulation if less than 25% of each class of equity interests is held by benefit plan investors (excluding interests held by persons (other than benefit plan investors) that have discretionary authority or control with re-spect to the assets of the Trust, or who provide investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person (each, a "Controlling Person")). The Department of Labor has taken the position that for purposes of determining whether equity participation in an entity is "significant" for purposes of the Final Regulation, only the propor-tion of an insurance company general account's investment that represents as-sets of benefit plan investors should be taken into account.

If a Series will not qualify as a "publicly offered security," the related pro-spectus supplement will indicate whether all benefit plan investors are prohib-ited from purchasing the Certificates in such Series, or whether such Certifi-cates may be purchased by an insurance company general account that is not a Controlling Person, that is eligible for and meets the requirements of Depart-ment of Labor Prohibited Transaction Class Exemption 95-60, and of which less than 25% of the assets are (or represent) assets of a benefit plan investor.

If interests in the Certificates of a Series fail to meet the criteria of pub-licly-offered securities and participation in any Class of Certificates is "significant" for purposes of the Final Regulation, resulting in the Trust's assets being deemed to include assets of Benefit Plans that are Holders, trans-actions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and
Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. In addition, aside from the plan asset issue, the Transferor, Servicer, Trustee or any underwriter of such Series may be considered to be a party in interest, disqualified person or fi-duciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Four class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions

Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts). There is no assur-ance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PUR-CHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FI-DUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO AC-COUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should con-sider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited trans-action rules, and, whether all conditions for such exemptive relief would be satisfied.

In particular, insurance companies considering the purchase of Certificates of any Series should consult their own benefits or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("John Hancock") and the applicability of PTE 95-60. In John Hancock, the Su-preme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the re-sult of the acquisition and holding of the Certificates of a Series by an in-surance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

                             PLAN OF DISTRIBUTION

The Transferor may sell Certificates (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Pro-spectus Supplement in respect of a Series offered hereby will set forth the terms of the offering of such Certificates, including the name or names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items consti-tuting underwriters' compensation, any initial offering price and any dis-counts or concessions allowed or reallowed or paid to dealers. Only underwrit-ers so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Certificates offered thereby.

Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to a Series of Cer-tificates offered hereby, the Transferor will agree to sell to each of the un-derwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of Certificates set forth therein and in the related Prospec-tus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the re-lated Prospectus Supplement).

In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certifi-cates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Under-writing Agreement may be terminated.

Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The place and time of delivery for any Series of Certificates in respect of which this Prospectus is deliv-ered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

Certain legal matters relating to the Certificates will be passed upon for WFN and the Trust by Carolyn Melvin, General Counsel to WFN and Mayer, Brown & Platt, and for the Underwriters by Orrick, Herrington & Sutcliffe LLP. Certain federal income tax matters will be passed upon for the Transferor by Mayer, Brown & Platt.

                         Index of Terms for Prospectus

Account Schedule........................................................      46
Accounts................................................................       1
Acquired Portfolio Receivable...........................................      49
Addition................................................................      45
Addition Cut Off Date...................................................      45
Additional Accounts.....................................................  17, 29
Additional Portfolio....................................................   6, 28
Adjusted Invested Amount................................................      15
Amortization Period.....................................................       7
Approved Portfolio......................................................      29
Assuming Entity.........................................................      22
Automatic Addition Suspension Date......................................      45
Automatic Addition Termination Date.....................................      45
Automatic Additional Accounts...........................................      28
Benefit Plans...........................................................      61
Cardholder..............................................................   7, 23
Cash Collateral Account.................................................      43
Cash Collateral Guaranty................................................      43
Cede....................................................................       4
Cedel................................................................... 33, A-1
Cedel Participants......................................................      33
Certificate Owner.......................................................      57
Certificate Owners......................................................       4
Certificate Rate........................................................       7
Certificates............................................................    1, 5
Class...................................................................    1, 5
Closing Date............................................................      10
Code....................................................................      57
Collateral Interest.....................................................      43
Collection Account......................................................      38
Collections.............................................................      10
Commission..............................................................       4
Controlled Accumulation Amount..........................................      12
Controlled Accumulation Period..........................................  12, 37
Controlled Amortization Amount..........................................      11
Controlled Amortization Period..........................................      11
Controlled Deposit Amount...............................................      12
Controlled Payment Amount...............................................      11
Controlling Person......................................................      62
Cooperative.............................................................      34
Credit Card Agreement...................................................      19
Credit Card Guidelines..................................................      19
Credit Card Originator..................................................       7
Credit Card Processing Agreement........................................       5
Credit Cards............................................................      23
Current Merchants.......................................................      19
Current Portfolio.......................................................   6, 28
Current Retailers.......................................................      19
Default Amount..........................................................      41
Defaulted Accounts......................................................       8
Defaulted Receivables...................................................      41
Definitive Certificates.................................................      34
Depositaries............................................................      31
Depository..............................................................      31
Disclosure Document.....................................................       9

Discount Option Receivables...........................................     7, 36
Discount Percentage...................................................        36
Distribution Date.....................................................    10, 36
Distribution Period...................................................        10
DOL...................................................................        61
DTC...................................................................    4, A-1
DTC Participants......................................................        32
Early Amortization Event..............................................    11, 45
Early Amortization Period.............................................        13
Eligible Account......................................................    47, 48
Eligible Deposit Account..............................................        38
Eligible Institution..................................................        38
Eligible Investments..................................................        38
Eligible Receivable...................................................        49
Enhancement...........................................................         6
Enhancement Invested Amount...........................................        43
Enhancement Provider..................................................        43
ERISA.................................................................        16
Euroclear.............................................................   34, A-1
Euroclear Operator....................................................        34
Euroclear Participants................................................        33
Excess Finance Charge Collections.....................................        40
Excess Funding Account................................................    14, 39
Exchange Act..........................................................         4
Expected Final Payment Date...........................................        11
FASIT.................................................................        61
FDIC..................................................................      1, 8
Final Regulation......................................................        61
Finance Charge Receivables............................................         7
FIRREA................................................................        18
Fitch.................................................................        38
Foreign Investor......................................................        60
Full Invested Amount..................................................    15, 40
Funding Period........................................................    14, 40
Global Securities.....................................................       A-1
Group.................................................................        40
Holders...............................................................         4
Identified Portfolio..................................................     6, 28
In-Store Payments..................................................... 5, 39, 44
Indirect Participants.................................................        32
Ineligible Receivable.................................................        47
Initial Cut Off Date..................................................        44
Initial Invested Amount...............................................        15
Insolvency Event......................................................        18
Interest Funding Account..............................................        35
Invested Amount.......................................................         7
Investor Interest.....................................................         7
Investor Percentage...................................................         8
IRA...................................................................        61
IRS...................................................................        57
Merchant..............................................................         5
Merchant Adjustment Payments..........................................         5
Minimum Transferor Amount.............................................         8
Monthly Interest......................................................        40
Monthly Period........................................................    10, 35

Monthly Report...........................................................     42
Moody's..................................................................     38
New Issuance.............................................................     36
Offered Certificates.....................................................     57
OID......................................................................     58
Other Originator.........................................................      5
Paired Series............................................................ 15, 40
Partial Amortization.....................................................     13
Participation Interest...................................................     45
Participation Percentage.................................................     38
Participation Supplement.................................................  9, 37
Paying Agent.............................................................     39
Payment Date.............................................................     42
Pooling Agreement........................................................   1, 5
Portfolio Reassignment Price.............................................     48
PreFunding Account....................................................... 14, 40
PreFunding Amount........................................................ 14, 40
Principal Amortization Period............................................     11
Principal Commencement Date..............................................     11
Principal Funding Account................................................ 12, 36
Principal Receivables....................................................      7
Principal Shortfalls.....................................................     39
Principal Terms..........................................................     37
Prospectus Supplement....................................................      1
PTE......................................................................     62
Purchased Interest.......................................................  9, 38
Rapid Accumulation Period................................................     13
Rating Agency............................................................      7
Rating Agency Condition..................................................      7
Reassignment Price.......................................................     47
Receivables..............................................................   1, 5
Record Date..............................................................     31
Recoveries...............................................................     10
Registrar................................................................     35
Removal Date.............................................................     46
Removal Notice Date......................................................     46
Removed Accounts......................................................... 29, 46
Required Principal Balance...............................................     20
Required Retained Transferor Percentage..................................      8
Reserve Account..........................................................     44
Restart Date.............................................................     17
Revolving Period.........................................................     10
Securities Act...........................................................      9
Senior Certificates......................................................      7
Series...................................................................   1, 5
Series Supplement........................................................      5
Series Termination Date..................................................     11
Service Transfer.........................................................     52
Servicer.................................................................   1, 6
Servicer Default.........................................................     52
Servicing Fee............................................................  6, 50
Shared Principal Collections.............................................     39
Special Tax Counsel......................................................     57
Specified Portfolio......................................................     29
Spread Account...........................................................     44

Standard & Poor's........................................................     38
Subordinated Certificates................................................      7
Subsequent Cut Off Date..................................................     44
Supplemental Accounts.................................................... 17, 28
Supplemental Certificate.................................................  8, 36
Tax Opinion..............................................................     37
Termination Notice.......................................................     52
Terms and Conditions.....................................................     34
The Limited.............................................................. 19, 24
TIN......................................................................    A-3
Transfer Agent...........................................................     35
Transfer Date............................................................     13
Transferor...............................................................   1, 6
Transferor Amount........................................................      8
Transferor Certificate...................................................      9
Transferor Percentage....................................................     31
Transferor's Interest....................................................      7
Trust....................................................................   1, 5
Trust Assets.............................................................      5
Trust Portfolio..........................................................     28
Trust Termination Date...................................................     54
Trustee..................................................................   1, 5
U.S. Person..............................................................    A-3
UCC......................................................................     54
Underwriting Agreement...................................................     63
WFN......................................................................  6, 26

                                                                         ANNEX I

         Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered World Financial Network Credit Card Master Trust Asset-Backed Certificates (the "Global Securi-ties") will be available only in book-entry form. Investors in the Global Secu-rities may hold such Global Securities through any of The Depositary Trust Com-pany ("DTC"), Cedel Bank, societe anonyme ("Cedel") or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Cedel and the Euroclear System ("Euroclear") will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in ac-cordance with conventional eurobond practice (i.e., seven calendar day settle-ment).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Cedel or Euroclear and DTC Participants (as defined in the Prospectus) holding Certificates will be effected on a de-livery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and de-liver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Deposi-taries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC (other than through accounts at Cedel or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody ac-counts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to estab-lish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Partici-pants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants (as defined in the Prospectus) or Euroclear Partici-pants (as defined in the Prospectus) will be settled using the procedures ap-plicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Cedel or Euroclear purchaser. When Global Secu-rities are to be transferred from the account of a DTC Participant to the ac-counts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary (as defined in the Prospec-tus), as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and includ-ing the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settle-ment has been completed, the Global Securities will be credited to the respec-tive clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for set-tlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securi-ties are credited to their accounts one day later.

As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Par-ticipants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the set-tlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will in-struct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest ac-crued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settle-ment occurred in New York). Should the Cedel Participant or Euroclear Partici-pant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual set-tlement date.

Finally, day traders that use Cedel or Euroclear and that purchase Global Secu-rities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a)borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b)borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securi-ties sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

  (c)staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial insti-tution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8 or new Form W-8BEN). Beneficial own-ers of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or new Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 or new Form W-8BEN changes, a new Form W-8 or new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form 4224 or new Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from With-holding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or new Form W-8ECI (Certificate of Foreign Per-son's Claim for Exemption from Withholding of Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001 or new Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or new Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8 or new Form W-8BEN. Form 1001 may be filed by the Certificate Owner or his agent whereas new Form W-8BEN must be filed by the beneficial owner.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete ex-emption from the withholding tax by filing Form W-9 (Payer's Request for Tax-payer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year, but Forms W-8, 1001 and 4224 will not be effective after December 31, 2000.

A new Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A new Form W-8BEN, if furnished without a TIN, and a new Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in the circum-stances makes any information on the form incorrect.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Secu-rities.

In 1997, final Treasury regulations were issued that modified the filing re-quirements with which non-U.S. persons must comply in order to be entitled to an exemption from the U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 or Form 1001 will be required to file new Form W-8BEN, while those persons currently required to file Form 4224 will be required to file new Form W-8ECI. These new withholding regulations generally are effective for payments of in-terest due after December 31, 2000 or the current expiration date of those forms. Prospective investors are urged to consult their tax advisors about the effect of these new withholding regulations.

               World Financial Network Credit Card Master Trust
                                    Issuer

                     World Financial Network National Bank

                            Transferor and Servicer

                                 Series 1999-A

         $473,400,000 Floating Rate Class A Asset-Backed Certificates

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                   Underwriters of the Class A Certificates

                               J.P. Morgan & Co.
                        Banc One Capital Markets, Inc.
                             Chase Securities Inc.
                          Credit Suisse First Boston
                          First Union Capital Markets

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Class A certificates in any state where the offer is not permitted.

   Dealers will deliver a prospectus when acting as underwriters of the Class A certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A certificates will deliver a prospectus until December 6, 1999 (90 days from the commencement of this offering).